PROSPECTUS SUPPLEMENT
(To Prospectus dated November 7, 1996)
                                   $62,098,000
                       NATIONAL AUTO FINANCE 1996-1 TRUST
                6.33% AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES

                      NATIONAL FINANCIAL AUTO FUNDING TRUST
                                    (SELLER)

                       NATIONAL AUTO FINANCE COMPANY L.P.
                                   (SERVICER)

         The 6.33% Automobile Receivables-Backed Certificates, Series 1996-1 (the "Certificates") will evidence in the aggregate an undivided ownership interest of 91% of the National Auto Finance 1996-1 Trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement dated as of October 21, 1996 (the "Pooling and Servicing Agreement") among National Financial Auto Funding Trust, as seller (the "Seller"), National Auto Finance Company L.P., as master servicer (the "Servicer" or "NAFCO"), and Harris Trust and Savings Bank, as trustee (the "Trustee"). The assets of the Trust (the "Trust Property") will include a pool of non-prime motor vehicle retail installment sale contracts (the "Receivables"), all monies paid or payable thereunder on or after the applicable Cut-off Date (as defined herein), security interests in the new and used automobiles, light-duty trucks, vans and minivans financed thereby, the Certificate Policy (as defined below), certain bank accounts described herein, all proceeds of the foregoing, and certain other property. In addition, the Trust Property will include funds on deposit in a revolving account (a "Revolving Account") and a prefunding account (a "Pre-Funding Account") established by and maintained with the Trustee. Approximately $15,524,168.66 will be deposited in the Pre-Funding Account on the date of the issuance of the Certificates. Funds on deposit in the Pre-Funding Account will be paid to the Seller in exchange for the transfer to the Trust of Additional Receivables (as defined herein) from time to time during the period from and including the Closing Date (as defined herein) until the earliest of (i) the date on which an Amortization Event (as defined herein) occurs, (ii) the date on which the balance of funds on deposit in the Pre-Funding Account is reduced to zero and
(iii) the close of business on January 31, 1997 (the "Pre-Funding Period"). Principal collections received on the Receivables during the period from and including the Cut-Off Date until the earlier of (i) the date on which an Amortization Event (as defined herein) occurs and (ii) the close of business on April 30, 1997 (the "Revolving Period") will be deposited in the Revolving Account and will not be distributable to the Certificateholders except as described herein. Funds on deposit in the Revolving Account will be paid to the Seller in exchange for the transfer to the Trust of Additional Receivables from time to time during the Revolving Period. The Seller will own the undivided interest in the Trust not represented by the Certificates (the "Seller Interest"). The Seller Interest will be subordinated to the Certificates as described herein.

         The Certificates will represent the right to receive distributions equal to the original outstanding principal balance of the Certificates and interest on the outstanding principal balance of the Certificates at the rate of 6.33% per annum (the "Certificate Rate") in the manner, in the amounts and at the times described herein. Such distributions will be made on the twenty first day of each month (or, if such day is not a Business Day, the next succeeding Business Day), beginning on November 21, 1996 (each, a "Distribution Date"), and will be applied first to accrued and unpaid interest due on such Certificates and then to unpaid principal. To the extent not previously distributed to the holders of the Certificates (each, a "Certificateholder" or "Holder"), the remaining outstanding principal balance of such Certificates will be distributed to such Holders on the Distribution Date occurring in December, 2002 (the "Final Scheduled Distribution Date"). However, payment in full of the Certificates could occur earlier than such date as described herein. Full and complete payment of the Guaranteed Distributions (as defined herein) with respect to the Certificates on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Certificate Policy") to be issued by:



                                   [FSA LOGO]



         There currently is no secondary market for the Certificates. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or continue.

         FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "RISK FACTORS" ON PAGE S-16 HEREIN AND ON PAGE 20 OF THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF NAFCO THE SELLER OR ANY AFFILIATE OF EITHER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------------------------------------
                                                             PRICE TO                  UNDERWRITING              PROCEEDS TO THE
                                                             PUBLIC (1)                DISCOUNT                  SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------
PER CERTIFICATE...........................................   99,975                    .300                       99.6750
TOTAL.....................................................   62,082,475.50             186,294.00                 61,896,181.50
------------------------------------------------------------------------------------------------------------------------------------

(1)  Before deducting estimated expenses of $585,200 payable by the Seller.
(2) In connection with the offering contemplated by this Prospectus Supplement, First Union Corporation has received a fee from the Seller in respect of certain advisory services relating to the structuring of the transaction. See "Underwriting" herein.

         The Certificates are offered hereby by the Underwriter named below, subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), CEDEL S.A. and the Euroclear System against payment therefor in immediately available funds in New York, New York on or about November 13, 1996.

                        FIRST UNION CAPITAL MARKETS CORP.
           The date of this Prospectus Supplement is November 7, 1996.

         This Prospectus Supplement and the accompanying Prospectus may be used by First Union Capital Markets Corp., affiliates of which have an ownership interest in, or participate in banking transactions with NAFCO, in connection with offers and sales related to market making transactions in the Certificates. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee and Cede & Co., as registered holder of the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities--Book-Entry Registration and "--Reports to Securityholders" in the accompanying Prospectus. Certificate Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners and payment of any expenses associated with the distribution of such reports, from the Trustee at its address at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller, NAFCO nor the Certificate Insurer intends to send any of its financial reports to Certificateholders. The Servicer, on behalf of the Trust, will file with the Commission periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed with the Commission by the Seller on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         In addition to the documents described above and in the accompanying Prospectus under "Incorporation of Certain Documents by Reference", the financial statements of Financial Security Assurance Inc. and Subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus Supplement:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1995,

         (b) Quarterly Report on Form 10-Q for the period ended March 31, 1996, and

         (c)      Quarterly Report on Form 10-Q for the period ended June 30,
                  1996.

         All financial statements of Financial Security Assurance Inc. ("Financial Security") included in documents filed by Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be part hereof from the respective dates of filing of such documents.

         The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the reports and financial statements incorporated herein by reference. Requests for such copies should be directed to National Financial Auto Funding Trust, c/o National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747), Attention: Chief Financial Officer.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF DEFINED TERMS" HEREIN OR, TO THE EXTENT NOT DEFINED HEREIN, IN THE ACCOMPANYING PROSPECTUS ON THE PAGES INDICATED UNDER THE CAPTION "INDEX OF DEFINED TERMS" IN THE PROSPECTUS.

Issuer .........................National Auto Finance 1996-1 Trust (the
                                "Trust"), to be formed on or about November 13, 1996 (the "Closing Date"), by National Financial Auto Funding Trust (the "Seller") pursuant to a Pooling and Servicing Agreement, dated as of October 21, 1996 (the "Agreement"), among the Seller, NAFCO, as Servicer (in such capacity referred to herein as the "Servicer") and the Trustee.

Seller..........................National Financial Auto Funding Trust, a
                                wholly-owned subsidiary of NAFCO. See "The
                                Seller" in the accompanying Prospectus.

Servicer........................National Auto Finance Company L.P. See "National
                                Auto Finance Company L.P." in the accompanying Prospectus.

Originators.....................Each of the Receivables will have been acquired by NAFCO or Auto Credit Clearinghouse L.P., a subsidiary of NAFCO ("ACCH" and, together with NAFCO, the "Originators"). See "National Auto Finance Company L.P." in the accompanying Prospectus.

Trustee.........................Harris Trust and Savings Bank, an Illinois
                                banking corporation, as trustee under the Pooling and Servicing Agreement (the "Trustee").

Backup Servicer and
  Collateral Agent..............In addition to acting as Trustee under the
                                Pooling and Servicing Agreement, Harris Trust and Savings Bank will agree in the Pooling and Servicing Agreement to act as backup servicer (in such capacity, the "Backup Servicer") and to service the Receivables in the event NAFCO resigns or is removed as Servicer. Harris Trust and Savings Bank will also agree in the Spread Account Agreement to act as collateral agent (in such capacity, the "Collateral Agent") on behalf of the Trust and the Certificate Insurer with respect to the Spread Account and the amounts deposited thereto.

Certificate Insurer.............Financial Security Assurance Inc., a financial guaranty insurance company incorporated under the laws of the State of New York

                                (the "Certificate Insurer" or "Financial
                                Security"). See "The Certificate Insurer" herein.


The Certificates................The Certificates will evidence in the aggregate an undivided ownership interest of 91% (the
                                "Certificate Percentage") of the Trust,
                                initially representing approximately
                                $68,239,560.44. The Seller Interest is
                                subordinated to the Certificates to the extent described herein.

                                Each Certificate will represent a fractional undivided interest in the Trust. The Certificates will be issued in an original principal amount of $62,098,000. The assets of the Trust (the "Trust Property") will include
                                (i) non-prime motor vehicle retail installment sale contracts transferred to the Trust on the Closing Date (the "Initial Receivables") and on subsequent transfer dates (the "Additional Receivables" and, together with the Initial Receivables, the "Receivables"), (ii) all monies paid or payable thereunder on or after the applicable Cut-off Date, (iii) security interests in the new and used automobiles, light-duty trucks, vans and minivans financed thereby (the "Financed Vehicles"), (iv) the Receivable Files, (v) such assets as shall from time to time be deposited in the collection account (the "Collection Account"), the certificate account (the "Certificate Account"), the Revolving Account, the Pre-Funding Account and the Pre-Funding Period Reserve Account (as defined herein), each established pursuant to the Pooling and Servicing Agreement, (vi) property that secured a Receivable and that has been acquired by repossession or otherwise,
                                (vii) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables and the Financed Vehicles, (viii) the Certificate Policy issued to the Trustee for the benefit of the Certificateholders by the Certificate Insurer, (ix) certain rights of the Originators under the Dealer Agreements, (x) all right, title and interest of the Seller in and to the Purchase Agreements, and (xi) the income and proceeds of the foregoing and the rights to enforce the foregoing. The Certificates will be available for purchase in fully registered form in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof. See "The Certificates - Book-Entry Registration and Definitive Certificates" herein and "Certain Information Regarding the Securities-- Book-Entry Registration" in the accompanying Prospectus.

The Receivables.................The Initial Receivables had an aggregate outstanding principal balance of $51,180,034.44 as of October 21, 1996 (the "Initial Cut-off Date"). Pursuant to the Pooling and Servicing Agreement, the Seller may, subject to the prior written consent of the Certificate Insurer and satisfaction of certain conditions contained in the Pooling and Servicing Agreement, transfer Additional Receivables to the Trust from time to time during the

                                Pre-Funding Period to the extent that funds are then on deposit in the Pre-Funding Account. Following the expiration of the PreFunding Period, the Seller may continue to transfer Additional Receivables to the Trust to the extent that funds are then on deposit in the Revolving Account and there has not occurred an Amortization Event. With respect to both the Pre-Funding Period and the Revolving Period, the transfer of Additional Receivables will be subject to the satisfaction of certain conditions, including the prior written consent of the Certificate Insurer to the transfer of such Additional Receivables. During the Revolving Period, upon the Seller's written direction to the Trustee and the Servicer from time to time (but not more often than once during each calendar month or as more frequently consented to in writing by the Certificate Insurer), the Trust will release funds in the Revolving Account or the Pre-Funding Account, as applicable, on the date of any such transfer (each, a "Subsequent Transfer Date") to the Seller in an amount equal to the product of (i) the Additional Receivable Transfer Percentage and (ii) the aggregate principal balance of the Additional Receivables so transferred as of the close of business on the third Business Day (as defined below) prior to the applicable Subsequent Transfer Date (each, a "Subsequent Cut-off Date"; the Initial Cut-Off Date and all Subsequent Cut-off Dates are collectively referred to as the "Cutoff Dates").

                                The Seller will acquire (i) the Initial
                                Receivables from National Financial Auto Funding Trust II ("Funding Trust II"), a Delaware business trust wholly-owned by NAFCO and affiliates of NAFCO, pursuant to the Sale Agreement, dated as of October 21, 1996 (the "Sale Agreement"), between the Seller and Funding Trust II, and (ii) the Additional Receivables from NAFCO pursuant to a Purchase Agreement, dated as of October 21, 1996 (the "Purchase Agreement" and, together with the Sale Agreement, the "Purchase Agreements") between the Seller and NAFCO. NAFCO and Funding Trust II, in their capacities as transferors of the Receivables to the Seller, are herein referred to collectively as the "NAFCO Transferors." The Initial Receivables constitute, as of the Initial Cut-off Date, and the Additional Receivables will constitute, as of the applicable Subsequent Cut-off Date, a substantial portion of the non-prime motor vehicle retail installment sale contracts originated by NAFCO and ACCH satisfying the selection criteria described herein. The Additional Receivables to be transferred to the Trust on each Subsequent Transfer Date will be comprised of motor vehicle retail installment sale contracts acquired by the Originators on or prior to the related Subsequent Cut-off Date and after the preceding Cut-off Date. See "The Receivables Pool--General" herein.

                                As of the Initial Cut-off Date, the weighted average annual percentage rate, as such term is used with respect to the Federal Truth-in-Lending Act ("APR") of the Initial Receivables was approximately 18.88% and the weighted average remaining scheduled maturity on the Initial Receivables was approximately 50.27 months and the percentage of the aggregate original balance of the Initial Receivables relating to the financing of used Financed Vehicles was 75.05%. The final scheduled payment date on the Initial Receivable with the latest maturity is November 1, 2001. The maturity dates of the Receivables may be extended under certain circumstances. The actual average life of the Certificates may be less than the weighted average life of the Receivables due to prepayments on the Receivables. See "Risk Factors--Yield and Prepayment Considerations" herein and "The Receivables Pool--Average Life of the Receivables" herein. Following the transfer of any Additional Receivables to the Trust, the weighted average APR of the Receivables may be as low as 18.0%, the weighted average remaining term of the Receivables may be as high as 55 months, the percentage of the aggregate outstanding principal balance of the Receivables represented by Receivables relating to loans for the purchase of used Financed Vehicles may be as high as 80% and the final scheduled payment date on the Receivable with the latest maturity may be as late as April 30, 2002. See "The Receivables Pool" herein and "The Receivables" in the accompanying Prospectus.


Pass-Through Rate...............6.33% per annum (the "Pass-Through Rate"), payable monthly at one-twelfth of the annual rate, calculated on the basis of a 360- day year consisting of twelve 30-day months.

Distribution Date...............The 21st day of each month (or if the 21st day is not a Business Day, the next succeeding
                                Business Day) commencing November 21, 1996
                                (each, a "Distribution Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in New York, Illinois or Florida are authorized or obligated to be closed.

Final Scheduled
Distribution Date...............December 21, 2002 (the "Final Scheduled
                                Distribution Date").

Interest........................On each Distribution Date, interest equal to the sum of (i) thirty (30) days of interest (or, in the case of the initial Distribution Date, the number of days from and including the Closing Date to but not including such initial Distribution Date) at the Certificate Rate on the aggregate outstanding principal balance of the Certificates on such Distribution Date (before reduction by any principal distributions made on such Distribution Date), and (ii) the aggregate shortfalls in interest distributions to the

                                Certificateholders on prior Distribution Dates, together with interest on such shortfalls at the Certificate Rate from the preceding Distribution Date through the current Distribution Date, to the extent permitted by law, will be distributed by the Trustee on a PRO RATA basis to the Certificateholders of record on the last day of the preceding calendar month (the "Record Date"). See "The Certificates -- Distributions on Certificates" herein.

Principal ......................A principal prepayment equal to (i) the amount, if any, remaining on deposit in the Pre-Funding Account upon termination of the Pre-Funding Period or (ii) the Certificate Percentage of the amount remaining in the Revolving Account upon termination of the Revolving Period, in each case LESS any undistributed investment earnings on deposit therein, will be distributed to the Holders of the Certificates, pro rata in accordance with their respective Percentage Interests, on the Distribution Date related to the Reporting Date next succeeding such termination of the Pre-Funding Period or the Revolving Period, as applicable. In addition, a principal prepayment equal to the Certificate Percentage of the amount, if any, on deposit in the Revolving Account in excess of $3,000,000 at the close of business on the last day of any calendar month during the Revolving Period will be distributed to the Holders of the Certificates, pro rata in accordance with their respective Percentage Interests, on the next Distribution Date. See "Risk Factors--Yield and Prepayment Considerations" herein. Other than as described in above, Certificateholders will not be entitled to distributions of principal on any Distribution Date occurring during the Revolving Period.

                                Principal distributions will be made to the Holders of the Certificates on each Distribution Date following the calendar month in which the Revolving Period terminates (other than the Final Scheduled Distribution Date) in an amount equal to the sum of (i) the Certificate Percentage of the Principal Distributable Amount for such Distribution Date and (ii) the aggregate shortfalls in principal distributions due and payable to the Certificateholders for all prior Distribution Dates. The Principal Distributable Amount for any Distribution Date following termination of the Revolving Period generally will equal the sum of the following, without duplication: (i) that portion of all collections on the Receivables (other than Liquidated Receivables, Retransferred
                                Receivables and, to the extent included in clause (iv) below, the outstanding principal balance of Retransfer Default Receivables) allocable to principal, including all full and partial principal prepayments, received during the calendar month preceding the calendar month in which such Distribution Date occurs (the "Due Period"), (ii) the outstanding principal balance of all Receivables that became

                                Liquidated Receivables during the related Due Period, (iii) the portion allocable to principal of the acquisition price paid by the Seller in respect of all Receivables that became Retransferred Receivables on or prior to the related Reporting Date and subsequent to the preceding Reporting Date (such acquisition price, the "Purchase Amount"), (iv) in the sole discretion of the Certificate Insurer, the outstanding principal balance as of the related Reporting Date of all Retransfer Default Receivables, (v) the aggregate amount of Bankruptcy Losses that occurred during the related Due Period, and (vi) with respect to the Distribution Date related to the Reporting Date next succeeding the termination of the Revolving Period, the amount of funds remaining on deposit in the Revolving Account, if any, on the last day of the Revolving Period. To the extent not previously paid, the remaining outstanding principal amount of the Certificates will be paid in full on the Final Scheduled Distribution Date. See "The Certificates -- Distributions and Payments " herein.

Subordination of the
Seller Interest.................The Seller Interest (the "Seller Interest") will evidence an undivided ownership interest of 9% (the "Seller Percentage") of the Trust (initially representing approximately
                                $4,606,203.10) other than the Certificate
                                Policy, the Pre-Funding Account and the
                                Pre-Funding Period Reserve Account. The Seller Interest represents the right of the Seller to receive distributions of funds remaining in the Certificate Account on each Distribution Date after all other payments required to be made on such Distribution Date that are described under "The Certificates - Distributions and Payments" have been made and the amount on deposit in the Spread Account equals the amount required to be on deposit therein pursuant to the Spread Account Agreement. To the extent that the amount on deposit in the Spread Account on any Distribution Date is less than as required under the Spread Account Agreement, amounts otherwise distributable to the Seller will be deposited in the Spread Account. Because the amount required to be on deposit in the Spread Account or the existence thereof may be modified or terminated by the Certificate Insurer prior to the occurrence and continuation of a Certificate Insurer Default with the consent of NAFCO and the Seller but without the consent of the Trustee or the Certificateholders, Certificateholders should not rely on the Spread Account for payments of principal of, or interest on, the Certificates. See "The Certificates - Subordination of the Seller Interest; Spread Account" herein.

Revolving.......................Account The Revolving Account will be established by and maintained with the Trustee for the benefit of the Certificateholders and the Certificate Insurer. During the period (the "Revolving Period") from and including the Closing Date until the earlier of (i) the date on which an Amortization Event occurs and
                                (ii) the close of business on April 30, 1997, all principal collections and other recoveries of principal received on the Receivables, together (without duplication) with an amount equal to the outstanding principal balance of all Receivables that become Liquidated Receivables during the Revolving Period, will be deposited in the Revolving Account and the amounts on deposit in the Revolving Account will be released to the Seller in connection with the transfer of Additional Receivables to the Trust in accordance with the Pooling and Servicing Agreement. A principal prepayment equal to the amount, if any, on deposit in the Revolving Account upon termination of the Revolving Period will be distributed to the Holders of the Certificates and the holder of the Seller Interest, pro rata in accordance with the Certificate Percentage and Seller Percentage, respectively, on the Distribution Date related to the Reporting Date next succeeding such termination of the Revolving Period. In addition, a principal prepayment equal to the amount, if any, on deposit in the Revolving Account in excess of $3,000,000 at the close of business on the last day of any calendar month during the Revolving Period will be distributed to Certificateholders and the holder of the Seller Interest, pro rata in accordance with the Certificate Percentage and the Seller Percentage, respectively, on the next succeeding Distribution Date. Amounts on deposit in the Revolving Account will be applied to the purchase of Additional Receivables not more frequently than monthly during the Revolving Period. See "The Pooling and Servicing Agreement--Sale and Assignment of Receivables" herein.

                                An "Amortization Event" will include (i) the inaccuracy or incompleteness of any representation or warranty of NAFCO or the Seller in the Pooling and Servicing Agreement, the Insurance Agreement or certain other documents, subject to applicable grace periods,
                                (ii) NAFCO or the Seller's failure to perform or to comply with any covenant or agreement in the Pooling and Servicing Agreement, the Insurance Agreement or certain other documents, subject to applicable grace periods, (iii) a finding or a ruling by a governmental authority or agency that the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents are not binding on NAFCO or the Seller or any of the other parties thereto, (iv) failure by NAFCO or the Seller to pay their respective debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to NAFCO or the Seller, (v) a Servicer Default, (vi) a claim for payment under the Certificate Policy,
                                (vii) certain events of default under any other insurance agreement entered into among the Certificate Insurer, NAFCO and/or the Seller,
                                (viii) a denial by NAFCO or the Seller of any liability or obligation under the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (ix) failure by NAFCO or the Seller to pay when due any amount owed under the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents and (x) a draw on the Spread Account. See "The Certificates--- Distributions and Payments". NO ADDITIONAL RECEIVABLES MAY BE TRANSFERRED TO THE TRUST AFTER THE OCCURRENCE OF SUCH AMORTIZATION EVENT.

Pre-Funding Account.............The Pre-Funding Account will be established by and maintained with the Trustee. The Pre-Funding Account will be funded on the Closing Date with a portion of the proceeds of the offering of the Certificates in the amount of $15,524,168.66 (the "Pre-Funded Amount"). During the period (the "Pre-Funding Period") from and including the Closing Date until the earlier of (i) the date on which an Amortization Event occurs, (ii) the date on which the balance of funds on deposit in the Pre-Funding Account is reduced to zero and (iii) the close of business on January 31, 1997, the Pre-Funded Amount will be reduced by amounts released to the Seller in connection with the transfer of Additional Receivables to the Trust in accordance with the Pooling and Servicing Agreement. The amount, if any, remaining on deposit in the Pre-Funding Account at the close of business on the last day of the Pre-Funding Period less any undistributed investment earnings therein will be distributed to the Certificateholders, pro rata in accordance with their respective Percentage Interests, as a prepayment of principal on the Distribution Date related to the Reporting Date next succeeding termination of the Pre-Funding Period. Earnings on reinvestment of amounts on deposit in the Pre-Funding Account will be deposited monthly into the Collection Account. Amounts on deposit in the Pre-Funding Account will be applied to the purchase of Additional Receivables not more frequently than monthly during the Pre-Funding Period. See "The Pooling and Servicing Agreement--Sale and Assignment of Receivables" herein.

Pre-Funding Period
Reserve Account.................On the Closing Date, the Trustee at the
                                direction of the Seller, will deposit
                                approximately $161,856.71 from the proceeds of the sale of the Certificates into the Pre-Funding Period Reserve Account. Amounts deposited therein will be transferred to the Certificate Account by the Trustee on each Distribution Date occurring on or prior to the Distribution Date next succeeding termination of the Pre-Funding Period in an amount equal to the excess of (i) interest accrued at the Certificate Rate on the amount of funds on deposit in the Pre-Funding Account for the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but not including the current Distribution Date over
                                (ii) the actual amount of investment earnings on amounts on deposit in the Pre-

                                Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to the current Distribution Date. If after making any required transfers to the Certificate Account on any Distribution Date the amount on deposit in the Pre-Funding Period Reserve Account exceeds the Required Reserve Amount (as defined herein), the Trustee will distribute such excess to the Seller. On the Distribution Date related to the Reporting Date immediately following termination of the Pre-Funding Period, any amounts remaining in the Pre-Funding Period Reserve Account (after application to interest payable on the Certificates as described above) shall be paid to the Seller pursuant to the Pooling and Servicing Agreement. Thereafter, the Pre-Funding Period Reserve Account shall be closed.

Spread Account..................The Spread Account will be established and maintained by Harris Trust and Savings Bank, as collateral agent (the "Collateral Agent") under the Spread Account Agreement, dated as of October 21, 1996, among the Seller, the Certificate Insurer and the Trustee (the "Spread Account Agreement"). The Spread Account will be funded on the Closing Date with a portion of the proceeds of the sale of the Certificates in the amount of $682,395.60 and, on each Distribution Date, from amounts otherwise distributable to the Seller in respect of the Seller Interest. Amounts on deposit in the Spread Account will be available to make distributions of the Certificate Distributable Amount on any Distribution Date to the Certificateholders, to pay the Servicing Fee, to make payments due to the Certificate Insurer pursuant to the Pooling and Servicing Agreement or the Insurance Agreement pursuant to the Spread Account Agreement. Because the amount required to be on deposit in the Spread Account or the existence thereof may be modified or terminated by the Certificate Insurer prior to the occurrence and continuation of a Certificate Insurer Default with the consent of NAFCO and the Seller but without the consent of the Trustee or the Certificateholders, Certificateholders should not rely on the Spread Account for payments of principal of, or interest on, the Certificates. See "The Certificates-- Subordination of the Seller Interest; Spread Account" herein.

Certificate Policy..............On the Closing Date, the Certificate Insurer
                                will issue the Certificate Policy to the Trustee for the benefit of the Certificateholders pursuant to which the Certificate Insurer will unconditionally and irrevocably guarantee to the Certificateholders the payment of interest due on the Certificates on each Distribution Date and the ultimate payment in full of the principal amount of the Certificates remaining outstanding on the Final Scheduled Distribution Date, in each case in accordance with the terms and conditions of the Certificate Policy . See "The Certificate Policy." The Certificate Insurer will have the right to terminate the Servicer upon the occurrence of a Servicer Default. See "The Certificate Policy" and "The Pooling and Servicing Agreement - Servicer Default" herein.

Mandatory Retransfer of Certain
 Receivables....................The Seller will make certain warranties in the
                                Pooling and Servicing Agreement with respect to the related Receivables. If (i) the Seller breaches any such warranty with respect to a Receivable, (ii) such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Receivable, and (iii) the Seller does not correct or cure such breach by the Reporting Date occurring during the second full calendar month following discovery by the Seller or the date the Trustee received notice of such breach pursuant to the Pooling and Servicing Agreement, the Seller will be required to purchase such Receivable pursuant to the Pooling and Servicing Agreement. NAFCO will generally be obligated to repurchase such Receivable from the Seller pursuant to the Purchase Agreement contemporaneously with the Seller's repurchase from the Trust. In addition, the repurchase obligations of NAFCO under the Purchase Agreements will be assigned to the Trust and may be enforced by the Trustee in the event the Seller defaults in its repurchase obligation. No assurance can be given that the Seller or NAFCO will at any time have sufficient funds to satisfy any such retransfer requirement. Mandatory retransfers to the Seller of the Receivables will reduce the average life of the Certificates and could result in the Holders of the Certificates receiving unexpected principal payments at a time when such Holders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Certificates. See "Risk Factors--Yield and Prepayment Considerations."

Retransfer Right................The Pooling and Servicing Agreement will provide that the Seller will have the right to require the retransfer to the Seller of all of the Receivables on any Distribution Date on which the aggregate of the outstanding principal balances of the Receivables (the "Pool Outstanding Principal Balance") is less than 10% of the Original Pool Outstanding Principal Balance of the Receivables. The "Original Pool Outstanding Principal Balance" will equal the aggregate outstanding principal balance of all of the Receivables, including Additional Receivables, as of their respective Cut-off Dates. Such right may be exercised only with the prior written consent of the Certificate Insurer if such retransfer would result in a claim under the Certificate Policy or would result in any amount owing to the Certificate Insurer or the Certificateholders remaining unpaid. In connection with any such retransfer, the Seller will deliver to the Trustee an amount equal the sum of (i) 100% of the aggregate outstanding principal balance of the Certificates on such Distribution Date and (ii) all accrued and unpaid interest thereon at the Certificate Rate. See "The Pooling and Servicing Agreement--Termination of Pooling and Servicing Agreement" herein.

Early Termination
of the Trust....................The Pooling and Servicing Agreement will provide that within 15 days after the Trustee's receipt of notice of the occurrence of certain bankruptcy or insolvency events with respect to the Seller, the Trustee will publish notice in an authorized newspaper of the occurrence of such event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables. If after 90 days from the day such notice is published the Trustee has not received written instructions of both the holder of a majority of the Percentage Interests in the Certificates and the Certificate Insurer disapproving of such disposition, the Trustee will proceed to liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of Receivables will be deposited in the Collection Account, treated as collections on the Receivables and distributed to the Certificateholders on the Distribution Date following the calendar month in which such sale, disposition or liquidation occurs. If the sum of
                                (a) the proceeds of such sale, disposition or liquidation, (b) any collections on the Receivables then in the Collection Account and
                                (c) the amount then on deposit in the Spread
                                Account is not sufficient to pay the outstanding principal balance of the Certificates plus accrued interest thereon and the Certificate Insurer defaults on its obligation under the Certificate Policy to pay any remaining unpaid principal of the Certificates on the Final Scheduled Distribution Date, the Holders of the Certificates will incur a loss. See "The Pooling and Servicing Agreement--Termination of the Pooling and Servicing Agreement."

Tax Status .....................Subject to the discussion below (See "Certain
                                Federal Income Tax Consequences"), under the
                                Internal Revenue Code of 1986 (the "Code"), as amended, and existing regulations, administrative rules and judicial decisions, counsel to the Seller is of the opinion that the Certificates will be characterized as indebtedness for federal income tax purposes. Pursuant to the Pooling and Servicing Agreement, NAFCO, the Seller and the Certificateholders will agree to treat the Certificates as debt for federal and state and local income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the accompanying Prospectus.

ERISA...........................Considerations The Certificates may not be
                                acquired by a plan, as defined in section 4975 of the Code or an employee benefit plan as defined in section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("Plan") or a person investing "plan assets" of a Plan (including without limitation, for this purpose, any insurance company general account (each, a "Plan Investor"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" herein and in the accompanying Prospectus.

Rating .........................As a condition of issuance, the Certificates will be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies") on the basis of the issuance of the Certificate Policy by the Certificate Insurer. There is no assurance that the ratings initially assigned to the Certificates will not subsequently be lowered or withdrawn by the Rating Agencies. Such ratings will not constitute an assessment of the likelihood that principal prepayments on the Receivables underlying the Certificates will be made by the Obligors thereon or of the degree to which the rate of such prepayments might differ from that originally anticipated. See "Risk Factors-- Ratings on Certificates" herein.

                                  RISK FACTORS


         Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

GEOGRAPHIC CONCENTRATION OF RECEIVABLES

         As of the Initial Cut-off Date, Obligors with respect to approximately 39.17%, 15.04%, and 8.23% of the Receivables (based on Cut-off Date principal balance and mailing addresses) were located in Georgia, North Carolina and South Carolina, respectively. See "The Receivables Pool." Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

         NAFCO commenced operations in October 1994 and ACCH commenced operations in September 1995. Although NAFCO has calculated and presented herein its net loss experience with respect to its servicing portfolio of NAFCO and ACCH Receivables, there can be no assurance that the information presented will reflect actual future experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to NAFCO's servicing portfolio. See "The Receivables Pool -- Delinquency, Repossession and Loss Information" herein.

RATINGS ON CERTIFICATES

         It is a condition to the issuance of the Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's on the basis of the issuance of the Certificate Policy by the Certificate Insurer. A rating is not a recommendation to purchase, hold or sell Certificates. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that the rating initially assigned to the Certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Certificate Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Certificates.

YIELD AND PREPAYMENT CONSIDERATIONS

         The Holders of Certificates could receive a principal prepayment on the Distribution Date following the end of each of the Revolving Period and the Pre-Funding Period if and to the extent that Additional Receivables are not transferred to the Trust in amounts sufficient to fully utilize the amounts on deposit in such accounts. In addition, if the amount on deposit in the Revolving Account at the close of business on the last day of a calendar month during the Revolving Period LESS undistributed investment earnings on deposit therein exceeds $3,000,000, the Certificateholders will receive, on the next Distribution Date, a prepayment of principal in an amount equal to the Certificate Percentage of the amount of such excess.

         On the Closing Date, $51,180,034.44 in aggregate outstanding principal amount of Initial Receivables will be transferred and assigned to the Trust by the Seller. In addition, during the Revolving Period, all principal collections and other recoveries of principal received on the Receivables, together

(without duplication) with an amount equal to the outstanding principal amount of all Receivables that become Liquidated Receivables during the Revolving Period, will be deposited in the Revolving Account, and on the Closing Date, the Pre-Funded Amount will be deposited by the Trustee in the Pre-Funding Account from the proceeds of the sale of the Certificates. If the principal amount of eligible motor vehicle retail installment sale contracts originated or purchased by the Originators during the Revolving Period or the Pre-Funding Period is less than the amount on deposit in the Revolving Account or the Pre-Funded Amount, as the case may be, the Seller will have insufficient Receivables to transfer and assign to the Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to the Certificateholders as described in the next paragraph. In addition, any transfer and assignment of Additional Receivables to the Trust will be subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Additional Receivable must satisfy the eligibility criteria with respect to the Receivables specified in the Pooling and Servicing Agreement; (ii) as of such Subsequent Transfer Date, the Receivables in the Trust, together with the Additional Receivables to be transferred and assigned by the Seller to the Trust on such Subsequent Transfer Date, must meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cut-off Date and any Additional Receivable as of the related Subsequent Cut-off Date):
(a) the weighted average APR of such Receivables must not be less than 18.0%,
(b) the weighted average remaining term of such Receivables must not be greater than 55 months, (c) not more than 80% of the aggregate outstanding principal balance of such Receivables may relate to loans for the purchase of used Financed Vehicles, and (d) the final scheduled payment date on the Receivable with the latest maturity will not be later than April 30, 2002; (iii) the Seller shall have executed and delivered to the Trustee a written assignment (a "Subsequent Transfer Agreement") conveying such Additional Receivables to the Trust (including a schedule identifying such Additional Receivables); and (iv) the Certificate Insurer shall, in its sole and absolute discretion, have consented in writing to the transfer and assignment of such Additional Receivables to the Trust.

         If the amount on deposit in the Revolving Account at the close of business on the last day of a calendar month during the Revolving Period LESS undistributed investment earnings on deposit therein exceeds $3,000,000, the Certificateholders will receive, on the next Distribution Date, a prepayment of principal in an amount equal to the Certificate Percentage of the amount of such excess. In addition, to the extent that amounts on deposit in the Revolving Account or the Pre-Funding Account have not been fully paid to the Seller in connection with the transfer and assignment of Additional Receivables to the Trust during the Revolving Period or the Pre-Funding Period, as applicable, the Certificateholders will receive, on the Distribution Date related to the Reporting Date next succeeding termination of the Revolving Period or the Pre-Funding Period, as applicable, a prepayment of principal in an amount equal to (i) the amount remaining on deposit in the Pre-Funding Account, less investment earnings, and (ii) the Certificate Percentage of the amount remaining on deposit in the Revolving Account less investment earnings. It is anticipated that the principal amount of Additional Receivables transferred and assigned to the Trust will not be exactly equal to the amounts on deposit in the Revolving Account and the Pre-Funding Account and, therefore, that there will be at least a nominal amount of principal prepaid to the Certificateholders on the Distribution Dates immediately following the end of each of the Revolving Period and the Pre-Funding Period.

DEPENDENCE ON THE ORIGINATORS FOR THE TRANSFER OF ADDITIONAL RECEIVABLES

         None of the Seller, NAFCO or any affiliate of either is generally obligated to make any payments in respect of the Certificates or the Receivables. However, the ability of the Seller to transfer and assign Additional Receivables to the Trust on Subsequent Transfer Dates is completely dependent upon the generation or acquisition of additional motor vehicle retail installment sale contracts by the Originators. If, during the Revolving Period or the Pre-Funding Period, the Originators are unable to generate or acquire sufficient additional motor vehicle retail installment sale contracts to the Seller, or if such contracts do not satisfy the eligibility criteria described herein, the ability of the Seller to transfer and assign Additional Receivables to the Trust will be adversely affected. There can be no assurance that the Originators will continue to generate or acquire motor vehicle installment sale contracts that satisfy the criteria set forth in the Pooling and Servicing Agreement at the same rate that they have generated or acquired such contracts in recent months or that the Certificate Insurer will consent to the transfer of such contracts to the Trust.


                                    THE TRUST

         The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

         The Seller will establish the Trust pursuant to the Pooling and Servicing Agreement, by selling and assigning the Receivables and the other Trust Property (other than the Certificate Policy) to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon.

         Each Certificate will represent a fractional undivided interest in the Trust. The Certificates will be issued in an original principal amount of $62,098,000.00. The Trust Property will include (i) the Receivables Pool, (ii) all monies paid or payable thereunder on or after the applicable Cut-off Date,
(iii) an assignment of the security interests of the Originators in the Financed Vehicles, (iv) the Receivable Files, (v) such assets as shall from time to time be deposited in the collection account (the "Collection Account"), the certificate account (the "Certificate Account"), the Revolving Account, the Pre-Funding Account and the Pre-Funding Period Reserve Account (as defined herein), each established pursuant to the Pooling and Servicing Agreement, (vi) property that secured a Receivable and that has been acquired by repossession or otherwise, (vii) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables and the Financed Vehicles, (viii) the Certificate Policy issued to the Trustee for the benefit of the Certificateholders by the Certificate Insurer, (ix) certain rights of the Originators under the Dealer Agreements, (x) all right, title and interest of the Seller in and to the Purchase Agreements, (xi) the income and proceeds of the foregoing and the rights to enforce the foregoing, and (xii) certain other rights under the Pooling and Servicing Agreement in respect of representations and warranties made by the Seller regarding the Receivables. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents - Collections" in the accompanying Prospectus.

         Initially, OFSA, as custodian on behalf of the Trust (the "Custodian"), will hold the original installment sales contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). The Trustee may in the future, with the prior written consent of the Certificate Insurer (prior to a Certificate Insurer Default), appoint NAFCO as custodian. In order to protect the Trust's ownership interest in the Receivables, the NAFCO Transferors and the Seller will each file UCC-1 financing statements in Florida and Delaware to give notice of the Trust's ownership of the Receivables and the related Trust Property.

THE TRUSTEE

         Harris Trust and Savings Bank (the "Trustee" or the "Collateral Agent") is the Trustee under the Pooling and Servicing Agreement. Harris Trust and Savings Bank is a national banking association the principal offices of which are located at 311 West Monroe Street, Chicago, Illinois 60606 (telephone (312) 461-4662).

                                 USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of the Certificates will be applied (i) to the purchase of the Receivables from Funding Trust II, (ii) to make the initial deposit to the Spread Account, (iii) to make the deposit of the Pre-Funded Amount to the Pre-Funding Account and (iv) to make the initial deposit to the Pre-Funding Period Reserve Account. Substantially all of the proceeds of the sale of the Initial Receivables by Funding Trust II to the Seller will be distributed to First Union National Bank of North Carolina as holder of the most senior class of certificates issued by a trust with respect to which Funding Trust II acts as depositor. First Union National Bank of North Carolina is an affiliate of the Underwriter.


                              THE RECEIVABLES POOL

GENERAL

         The Seller will acquire (i) the Initial Receivables from National Financial Auto Funding Trust II ("Funding Trust II"), a Delaware business trust wholly-owned by NAFCO and affiliates of NAFCO, on the Closing Date pursuant to the Sale Agreement and (ii) the Additional Receivables from NAFCO pursuant to a Purchase Agreement, dated as of October 21, 1996 (the "Purchase Agreement" and, together with the Sale Agreement, the "Purchase Agreements") between the Seller and NAFCO. NAFCO and Funding Trust II, in their capacities as transferors of the Receivables to the Seller, are herein referred to collectively as the "NAFCO Transferors." The Initial Receivables represent, as of the Initial Cut-off Date, and the Subsequent Receivables will represent, as of the related Subsequent Cut-off Date, a substantial portion of the Originators' retail motor vehicle installment sale contracts which (a) are secured by a new or used automobile, light-duty truck, van or minivan, (b) have a remaining maturity, original maturity and an APR at origination within the ranges set forth in this paragraph, (c) are dated on or after October 28, 1994, (d) were not more than 30 days delinquent as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be, and (e) satisfy the representations and warranties required to be made with respect thereto under the Pooling and Servicing Agreement. Approximately 98.5% of the Receivables (by outstanding principal balance as of the Initial Cut-off Date) were acquired by either NAFCO or ACCH from Dealers pursuant to Dealer Agreements and the balance of the Receivables were acquired by NAFCO from a motor vehicle finance company. As of the Initial Cut-off Date, approximately 97.14% of the Receivables (by outstanding principal balance) were fully amortizing with level payments over their terms. As of the Initial Cut-off Date, Initial Receivables representing approximately 75.05% of the outstanding principal balance of the Initial Receivables were secured by Financed Vehicles that were used at the time of origination of the Initial Receivables and the remainder were secured by Financed Vehicles that were new at such time. All Initial Receivables have an APR at origination of at least 14.97% and not more than 29.48% and the weighted average APR of the Initial Receivables is approximately 18.88%. The Initial Receivables had remaining scheduled maturities as of the Initial Cut-off Date of at least 12 months but not more than 60 months and original maturities of at least 18 months but not more than 60 months. The final scheduled payment date on the Initial Receivable with the latest maturity is November 1, 2001. The weighted average remaining scheduled maturity of the Initial Receivables as of the Initial Cut-off Date was approximately 50.27 months. The average outstanding principal balance per Initial Receivable as of the Initial Cut-off Date was approximately $11,889. Initial Receivables providing for payment according to the simple interest and the actuarial method represent approximately 99.44% and .56%, respectively, of the aggregate original balance of the Initial Receivables as of the Initial Cut-off Date. Based upon the Servicer's billing records, the Obligors on the Initial Receivables were domiciled in 28 states as of the Initial Cut-off Date.

                         COMPOSITION OF INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


  WEIGHTED AVERAGE
  ANNUAL PERCENTAGE                             NUMBER OF                                WEIGHTED AVERAGE         WEIGHTED AVERAGE
 RATE OF RECEIVABLES       ORIGINAL POOL      RECEIVABLES IN     AVERAGE ORIGINAL        ORIGINAL TERM TO         REMAINING TERM TO
     (RANGE)(1)               BALANCE              POOL               BALANCE           MATURITY (RANGE)(1)      MATURITY (RANGE)(1)
     ----------               -------              ----               -------           -------------------      -------------------

       18.88%               $53,450,013           4,305             $12,415.80               53.68 Mo.                50.27 Mo.

  (14.97 - 29.48%)                                                                         (18 - 60 Mo.)            (12 - 60 Mo.)




--------------------------------------------------------
(1) Based on outstanding principal balance of Initial Receivables as of the Initial Cut-off Date.

The following table sets forth information, as of the Initial Cut-off Date, regarding the number, outstanding principal balances and percentages of the Pool Outstanding Principal Balance of the Initial Receivables in each of the states listed below, determined on the basis of the related Obligors' domicile as reflected in the records of the Servicer.


                                                                                             WEIGHTED AVERAGE
                       NUMBER OF               OUTSTANDING        PERCENTAGE OF POOL         ORIGINAL TERM TO
STATE                    LOANS           PRINCIPAL BALANCE   OUTSTANDING PRINCIPAL BALANCE  MATURITY IN MONTHS
-----                    -----           -----------------   -----------------------------  ------------------

Alabama                    25                   $  306,147                         0.60%                53.70

Arkansas                   4                        48,410                         0.09                 55.70

Arizona                    2                        22,264                         0.04                 52.22

California                162                    1,695,086                         3.31                 49.65

Connecticut                2                        10,278                         0.02                 24.00

Florida                   279                    3,315,069                         6.48                 53.57

Georgia                   1643                  20,045,150                        39.17                 54.10

Illinois                   9                        63,028                         0.12                 37.93

Indiana                    20                      218,224                         0.43                 48.79

Kansas                     6                        58,715                         0.11                 51.87

Kentucky                   42                      529,681                         1.03                 54.97

Louisiana                  28                      298,558                         0.58                 50.53

Massachusetts              69                      457,613                         0.89                 39.11

Maryland                   38                      408,002                         0.80                 49.96

Maine                     121                      869,508                         1.70                 43.05

Mississippi                19                      226,436                         0.44                 55.78

North Carolina            615                    7,697,784                        15.04                 55.02

New Hampshire              31                      167,220                         0.33                 33.99

New Jersey                 3                        29,929                         0.06                 39.21

Ohio                       51                      560,218                         1.09                 52.21

Oklahoma                   36                      380,543                         0.74                 51.53

Pennsylvania               45                      445,402                         0.87                 49.38

South Carolina            347                    4,213,139                         8.23                 54.07

Tennessee                 111                    1,452,060                         2.84                 55.31

Texas                     281                    3,759,565                         7.35                 54.68

Virginia                  314                    3,884,799                         7.59                 55.65

Vermont                    1                        10,833                         0.02                 60.00

Wisconsin                  1                         6,377                         0.01                 30.00
                          ---                   ----------                       ------                 -----

Total                    4,305                 $51,180,034                       100.00%                53.68




                                              AVERAGE                            FINAL SCHEDULED
                  WEIGHTED AVERAGE          OUTSTANDING                          PAYMENT DATE OF
               REMAINING MATURITY OF     PRINCIPAL BALANCE         WEIGHTED      RECEIVABLE WITH
STATE          RECEIVABLES IN MONTHS       OF RECEIVABLES        AVERAGE APR     LATEST MATURITY
-----          ---------------------       --------------        -----------     ---------------

Alabama                     51.39              $ 12,246            19.26%          09/27/2001

Arkansas                    51.04                12,102            17.95           03/21/2001

Arizona                     46.22                11,132            18.00           03/16/2001

California                  46.44                10,463            20.43           08/25/2001

Connecticut                 21.45                 5,139            19.00           07/23/1998

Florida                     51.68                11,882            19.32           10/30/2001

Georgia                     50.80                12,200            18.79           11/01/2001

Illinois                    35.87                 7,003            22.86           02/13/2001

Indiana                     46.68                10,911            20.03           07/21/2001

Kansas                      44.20                 9,786            18.00           01/19/2001

Kentucky                    53.16                12,611            18.40           10/11/2001

Louisiana                   43.95                10,663            21.92           08/28/2001

Massachusetts               34.96                 6,632            20.56           07/25/2001

Maryland                    47.69                10,737            20.38           10/17/2001

Maine                       38.02                 7,186            18.00           06/04/2001

Mississippi                 49.30                11,918            19.33           09/27/2001

North Carolina              50.75                12,517            18.46           10/14/2001

New Hampshire               30.45                 5,394            21.00           04/11/2000

New Jersey                  32.41                 9,976            25.00           07/26/1999

Ohio                        48.65                10,985            20.14           10/15/2001

Oklahoma                    47.34                10,571            18.37           09/02/2001

Pennsylvania                43.60                 9,898            18.94           10/16/2001

South Carolina              50.34                12,142            18.85           10/18/2001

Tennessee                   51.53                13,082            18.35           10/19/2001

Texas                       52.45                13,379            18.68           10/15/2001

Virginia                    52.20                12,372            18.70           10/17/2001

Vermont                     52.00                10,833            18.00           01/18/2001

Wisconsin                   27.00                 6,377            25.00           12/18/1998
                            -----               -------            -----           ----------

Total                       50.27               $11,889            18.88%          11/01/2001



                            DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR AS OF THE INITIAL CUT-OFF DATE

                                                                           WEIGHTED      WEIGHTED
                                                      PERCENTAGE OF        AVERAGE        AVERAGE        AVERAGE
                                                           POOL            ORIGINAL      REMAINING     OUTSTANDING  FINAL SCHEDULED
                      NUMBER         OUTSTANDING       OUTSTANDING         TERM TO      MATURITY OF     PRINCIPAL    PAYMENT DATE OF
                         OF           PRINCIPAL         PRINCIPAL        MATURITY IN    RECEIVABLES    BALANCES OF  RECEIVABLE WITH
       APR          RECEIVABLES        BALANCE           BALANCE            MONTHS       IN MONTHS     RECEIVABLES   LATEST MATURITY
       ---          -----------        -------           -------            ------       ---------     -----------   ---------------
14.001 - 15.000              1       $    17,554              0.03%           60.00        46.00        $17,554     07/25/2000
15.001 - 16.000              1            22,035              0.04            60.00        47.00         22,035     08/17/2000
16.001 - 17.000            784        12,065,010             23.57            59.86        56.48         15,389     10/30/2001
17.001 - 18.000            936        12,023,720             23.49            56.07        52.25         12,846     10/30/2001
18.001 - 19.000          1,278        15,754,978             30.78            54.35        51.14         12,328     11/01/2001
19.001 - 20.000            153         1,565,584              3.06            47.48        43.35         10,233     09/21/2001
20.001 - 21.000            295         2,587,742              5.06            45.45        42.13          8,772     09/19/2001
21.001 - 22.000            410         3,856,183              7.53            45.58        42.70          9,405     10/15/2001
22.001 - 23.000              6            52,217              0.10            42.09        39.39          8,703     10/11/2000
23.001 - 24.000             26           221,375              0.43            47.76        38.22          8,514     11/18/2000
24.001 - 25.000            344         2,613,355              5.11            38.03        35.38          7,597     10/14/2001
25.001 - 26.000              3            23,307              0.05            39.98        39.24          7,769     03/21/2000
26.001 - 27.000              3            25,923              0.05            37.72        35.16          8,641     03/31/2000
27.001 - 28.000             63           338,991              0.66            29.60        26.38          5,381     07/23/2001
28.001 - 29.000              1             6,993              0.01            30.00        24.00          6,993     09/20/1998
29.001 - 30.000              1             5,068              0.01%           30.00        27.00          5,068     02/09/1999
---------------         ------        ----------            -------           -----        -----        -------     ----------
Total                    4,305       $51,180,034            100.00%           53.68        50.27        $11,889     11/01/2001

DEALER CONCENTRATION

         Two groups of affiliated Dealers (each, an "Affiliated Group") originated approximately 3.60% and 3.32%, respectively, of the aggregate original balance of the Initial Receivables as of the Initial Cut-off Date. No other Dealer or its affiliates originated more than 2.93% of the Original Pool Outstanding Principal Balance of the Initial Receivables. The failure of any one or more of the Dealers in the Affiliated Groups to repurchase Receivables under a Dealer Agreement with either of the Originators upon breaches of representations or warranties made with respect thereto could materially and adversely impact NAFCO's ability to honor any corresponding repurchase obligation under the Trust Documents and consequently the Seller's ability to honor any corresponding retransfer obligation under the Trust Documents. Although the Originators historically have not had any material problems with Dealers failing to honor their repurchase obligations under their Dealer Agreements, no representations are made as to the financial condition of any Dealer and no assurance can be given that any Dealer from whom an Originator purchased Receivables will have the financial ability to perform its repurchase obligations, if any, under its Dealer Agreement. In the event that full payment of a Receivable required to be retransferred to the Seller is not received, the Seller defaults in its obligation to accept a retransfer of such Receivable, the obligor under such Receivable defaults thereon and the Certificate Insurer fails to pay any claim under the Certificate Policy, Certificateholders may sustain a loss of principal and interest on their Certificates.

AVERAGE LIFE OF THE RECEIVABLES

         As of the Initial Cut-off Date, the weighted average remaining scheduled maturity of the Initial Receivables was approximately 50.27 months, based on the following assumptions: (i) the Initial Receivables have the characteristics described herein, (ii) all scheduled payments on the Initial Receivables will be made on the last day of each month, and (iii) no principal prepayments in full (including prepayments resulting from defaults, from repurchases of Initial Receivables by the Seller or the Servicer and from the application of insurance proceeds) will be made on the Initial Receivables.

         As described in the related Prospectus under the caption "The Receivables--Types of Receivables--Simple Interest Receivables," additional payments may be scheduled at the maturity dates of certain Receivables as a result of late payments thereon, which could have the effect of extending the weighted average remaining scheduled maturity of the Receivables at any given time. In addition, the maturity dates of the Receivables may be extended under the circumstances described in the accompanying Prospectus under the caption "Description of the Purchase Agreements and the Trust Documents--Collection and -- Servicing Procedures."

         Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The table captioned "Percent of Initial Certificate Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the closing date for the Certificates occurs on November 13, 1996, (ii) distributions on the Certificates are made on the 21st day of each month regardless of the day on which the Distribution Date actually occurs on, commencing on November 21, 1996, (iii) no delinquencies or defaults in the payment of principal and interest on the Receivables are experienced,
(iv) no Receivable is repurchased for breach of representation and warranty or otherwise, (v) the Cut-off Date for the Initial Receivables is October 21, 1996,
(vi) the Due Period related to each Distribution Date is the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, from the Initial Cut-off Date to October 31,
1996), (vii) during the Pre-Funding and Revolving Periods new Receivables are transferred to the trust with a principal balance equal to the minimum of the amounts on deposit in the PreFunding and Revolving Accounts, or the expected origination volume for the given month, with a term of 50 months and an APR of 18.88% per annum, (viii) prepayments on the Receivables are received on the last day of each month at the indicated ABS prepayment speed, (ix) no Amortization Event occurs, (x) the Pass-Through Rate is 6.33% per annum, (xi) the Servicing Fee is 2% per annum, (xii) the Trustee fee is $3,000 per annum, (xiii) the Certificate Insurer receives a monthly fee base on the outstanding insured Certificate balance, (xiv) the contract pool is comprised of 71 pools stratified by the remaining term of the loans, and whether they are fully amortizing or balloon loans (xv) scheduled payments on each of the contracts are timely received (collectively, the "Modeling Assumptions").

         The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of Certificate Balance of the Certificates that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Certificates. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Certificates.


                         PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES



DISTRIBUTION DATE                       0.0%               1.0%              1.5%             1.7%
-----------------                       ----               ----              ----             ----
Closing Date..................          100.00%            100.00%          100.00%           100.00%
2/21/97.......................          100.00             100.00           100.00             99.97
5/21/97.......................          100.00             100.00           100.00             99.97
8/21/97.......................           94.93              91.84            90.11             89.35
11/21/97......................           89.60              83.79            80.52             79.12
2/21/98.......................           84.03              75.85            71.26             69.30
5/21/98.......................           78.20              68.06            62.37             59.95
8/21/98.......................           72.14              60.46            53.90             51.12
11/21/98......................           65.84              53.06            45.89             42.84
2/21/99.......................           59.30              45.89            38.36             35.17
5/21/99.......................           52.61              39.03            31.40             28.17
8/21/99.......................           45.77              32.50            25.04             21.88
11/21/99......................           38.88              26.37            19.33             16.37
2/21/2000.....................           31.95              20.65            14.30             11.62
5/21/2000.....................           25.11              15.43             9.99              7.70
8/21/2000.....................           18.37              10.70             6.39              4.58
11/21/2000....................           12.00               6.59             3.55              2.29
2/21/2001.....................            6.04               3.10             1.45              0.77
5/21/2001.....................            2.50               1.13             0.42              0.14
8/21/2001.....................            0.53               0.21             0.06              0.00
11/21/2001....................            0.00               0.00             0.00              0.00
02/21/2002....................            0.00               0.00             0.00              0.00
05/21/2002....................            0.00               0.00             0.00              0.00
08/21/2002....................            0.00               0.00             0.00              0.00
                                        -------            -------          -------           ------
Average Life                              2.633              2.274            2.073             1.988


(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment on a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Certificate.


         The Seller does not believe that the timing of principal payments on the Receivables will have a material impact on the yield to the initial purchasers of the Certificates, unless the Certificates initially are purchased at a premium or a discount. No assurance can be given, and no prediction can be made, as to the actual prepayment experience on the Receivables.

CHARACTERISTICS OF SUBSEQUENT RECEIVABLES

         After the transfer of Subsequent Receivables to the Trust during the Pre-Funding Period and Revolving Period, the weighted average APR of the Receivables may be as low as 18.0%, the weighted average remaining term of the Receivables may be as high as 55 months, the percentage of the aggregate outstanding principal balance of the Receivables represented by Receivables relating to loans for the purchase of used Financed Vehicles may be as high as 80% and the final scheduled payment date on the Receivable with the latest maturity date may be as late as April 30, 2002.

DELINQUENCY, REPOSSESSION AND LOSS INFORMATION

         The following table sets forth delinquency, repossession and loss information since the month following NAFCO's commencement of operations in October 1994 to September 30, 1996, with respect to NAFCO's serviced portfolio of motor vehicle retail installment sale contracts (including those previously sold by the Originators to or held by the Seller or transferred to Funding Trust
II). The sum of the individual balances and percentage set forth on the following table may not equal the total due to rounding.

                                                 DELINQUENCY AND LOSS EXPERIENCE


                                              12/31/94          03/31/95         06/30/95         09/30/95
                                              --------          --------         --------         --------

Cumulative Principal Amount Outstanding       $3,808,315        $13,112,200      $23,237,182      $35,001,257

Average Principal Amount Outstanding          $1,904,158         $8,460,258      $18,174,691      $29,119,220
  For the Quarter Ended

Cumulative Number of Loans Outstanding               300              1,081            1,957            2,877

Average Number of Loans Outstanding                  150                691            1,519            2,417

Number of Repossessions For the Quarter
  Ended 0                                              5                 23               47

Principal Amount of Repossessions For the
  Quarter Ended                                        0            $65,327         $278,563         $591,056

Number of Repossessions as a Percent of
  Average Number of Loans Outstanding              0.00%              0.72%            1.51%            1.94%

Principal Amount of Repossessions as a
  Percent of Average Principal Amount
  Outstanding                                      0.00%              0.77%            1.53%            2.03%

Net Losses For the Quarter Ended (2)                  $0             $1,989          $29,735         $212,230

Net Losses as a Percent of Principal
  Amount Outstanding (Annualized) (2)              0.00%              0.06%            0.51%            2.43%

Delinquencies (1)
  31 to 60 days                                       $0        $   139,526      $   352,101      $   785,437
  61 to 90 days                                        0                  0           22,039          137,253
  91 days or over                                      0                  0                0           16,581
                                              ----------        -----------      -----------      -----------
Total Delinquencies over 30 days              $        0        $   139,526      $   374,140      $   939,271

Delinquencies as a Percentage of the
  Cumulative Principal Amount
  Outstanding For the Quarter
  Ended (1)
  31 to 60 days                                    0.00%              1.06%            1.52%            2.24%
  61 to 90 days                                    0.00%              0.00%            0.09%            0.39%
  91 days or over                                  0.00%              0.00%            0.00%            0.05%
                                                   -----              -----            -----            -----
Total                                              0.00%              1.06%            1.61%            2.68%

---------------

(1) Delinquent figures reported exclude contracts as to which the cumulative amount of payments over 30 days delinquent is less than or equal to $40.

(2) A "Gross Loss" with respect to a contract charged off during a period equals the outstanding principal balance thereof, together with earned interest thereon to the date of default.



                                                 DELINQUENCY AND LOSS EXPERIENCE

                                              12/31/95         03/31/96         6/30/96          09/30/96
                                              --------         --------         -------          --------

Cumulative Principal Amount Outstanding       $43,144,670      $53,534,405      $66,397,276      $82,792,345

Average Principal Amount Outstanding          $39,072,964      $48,339,538      $59,965,841      $74,594,811
  For the Quarter Ended

Cumulative Number of Loans Outstanding              3,586            4,567            5,774            7,286

Average Number of Loans Outstanding                 3,232            4,077            5,171            6,530

Number of Repossessions For the Quarter
  Ended                                                96              113              117              196

Principal Amount of Repossessions For the
  Quarter Ended                                $1,096,805       $1,297,552       $1,451,492       $2,180,275

Number of Repossessions as a Percent of
  Average Number of Loans Outstanding               2.97%            2.77%            2.26%            3.00%

Principal Amount of Repossessions as a
  Percent of Average Principal Amount
  Outstanding                                       2.81%            2.68%            2.42%            2.92%

Net Losses For the Quarter Ended (2)             $437,639         $664,977         $460,161         $762,973

Net Losses as a Percent of Principal
  Amount Outstanding (Annualized) (2)               4.06%            4.97%            2.77%            3.69%

Delinquencies (1)
  31 to 60 days                                $2,148,024      $ 2,057,086      $ 2,662,662      $ 4,480,632
  61 to 90 days                                   157,169          211,852          587,005        1,150,977
  91 days or over                                  45,999          163,739           64,255          294,582
                                               ----------      -----------      -----------     ------------
Total Delinquencies over 30 days               $2,351,191      $ 2,432,677      $ 3,313,923       $5,926,191

Delinquencies as a Percentage of the
  Cumulative Principal Amount
  Outstanding For the Quarter
  Ended (1)
  31 to 60 days                                     4.98%            3.84%            4.01%            5.41%
  61 to 90 days                                     0.36%            0.40%            0.88%            1.39%
  91 days or over                                   0.11%            0.31%            0.10%            0.36%
                                                    -----            -----            -----            -----
Total                                               5.45%            4.54%            4.99%            7.16%


---------------

(1) Delinquent figures reported exclude contracts as to which the cumulative amount of payments over 30 days delinquent is less than or equal to $40.

(2) A "Gross Loss" with respect to a contract charged off during a period equals the outstanding principal balance thereof, together with earned interest thereon to the date of default.

         NAFCO commenced operations in October of 1994 and ACCH commenced operations in September 1995. Accordingly, their historical delinquency, repossession and loss experience is limited. No assurance can be given that the delinquency, repossession and loss experience on the Receivables will be as favorable as the experience indicated in the foregoing tables, especially in light of such limited historical experience. The delinquency and loan loss experience described above should be considered in light of the average maturity of the Receivables in each of the respective periods, which reflect the addition of new Receivables in such periods. Following the end of the Revolving Period, no new Receivables will be added to the Trust and therefore the average maturity of the Receivables will increasingly differ from NAFCO's portfolio of motor vehicle retail installment sales contracts. As a result, the rate of delinquencies and losses may vary from those set forth in the preceding table. In particular, there can be no assurance that the rate of delinquencies and loan losses may not increase over time.


                                   THE SELLER

         National Financial Auto Funding Trust (the "Seller") is a Delaware business trust 100% of the beneficial ownership of which is owned by NAFCO or affiliates of NAFCO. The Seller is organized for the limited purposes of purchasing motor vehicle retail installment sale contracts, transferring such contracts to third parties, forming trusts and engaging in related activities. The principal office of the Seller is located at One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida, 33487, and its telephone number at such office is
(407) 997-2747.


                       NATIONAL AUTO FINANCE COMPANY L.P.

         NAFCO will act as servicer (in such capacity, the "Servicer") of the Receivables in each Trust pursuant to the Pooling and Servicing Agreement. NAFCO is a limited partnership organized under the laws of the State of Delaware in November 1994. The principal business of NAFCO is to acquire from automobile dealers and service motor vehicle retail installment sale and lease contracts from Dealers. Over 98% of the Dealer Agreements entered into by NAFCO are with manufacturer-franchised Dealers rather than independent Dealers. As of June 30, 1996, NAFCO had gross assets of $15,017,388 and total partners' capital of $5,964,162. Receivables transferred by NAFCO to the Seller and Funding Trust II in connection with securitization of such Receivables are deemed to have been sold by NAFCO under generally accepted accounting principles and accordingly are not included among NAFCO's assets (other than the ratable portion of such Receivables represented by the Seller's and Funding Trust II's respective retained interests in such securitizations). NAFCO's principal office is located at One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, and its telephone number at such office is (407) 997-2747.

                OMNI FINANCIAL SERVICES OF AMERICA, INC. ("OFSA")

         Omni Financial Services of America, Inc., a Delaware corporation ("OFSA"), will act as subservicer of the Receivables pursuant to a subservicing agreement between OFSA and NAFCO. OFSA is a wholly-owned subsidiary of World Omni Financial Corp., a Florida corporation ("World Omni").

         OFSA was incorporated in July 1995 primarily to service subprime retail motor vehicle contracts, including the Receivables. As of October 1, 1996, OFSA has over 250 employees operating at a new service center in Memphis, Tennessee and was servicing approximately 50,000 retail and lease contracts with an aggregate outstanding principal balance of approximately $600 million. The Servicer and OFSA will maintain files relating to the Receivables at the Memphis service center and will coordinate servicing for the Receivables at such office. The address of the Memphis service center is 1769 Paragon Avenue, Memphis, Tennessee 38132, and its telephone number is (901) 344-7200.


                             THE CERTIFICATE INSURER

GENERAL

         Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS OF CLAIMS-PAYING ABILITY

         Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors - Ratings on Certificates" herein.

CAPITALIZATION

         The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1996 (in thousands):

                                                    JUNE 30, 1996
                                                    -------------
                                                     (UNAUDITED)

Deferred Premium Reserve (net of
  prepaid reinsurance premiums)                          $351,180

Shareholder's Equity:
  Common Stock                                             15,000
  Additional Paid-In Capital                              681,470
  Unrealized Loss on Investments
    (net of deferred income taxes)                        (5,685)
  Accumulated Earnings                                     94,287
Total Shareholder's Equity                                785,072

Total Deferred Premium Reserve
  and Shareholder's Equity                             $1,136,252


         For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                THE CERTIFICATES

         The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Purchase Agreements and the Trust Documents."

         The Certificates offered hereby will be issued pursuant to the Pooling and Servicing Agreement, a form of which has been filed as an exhibit in the Registration Statement of which the accompanying Prospectus forms a part. The following summary of the Certificates and the Pooling and Servicing Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates, the Pooling and Servicing Agreement and the Prospectus. Where particular provisions of or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

GENERAL

         Each Certificate will represent a fractional undivided interest (the "Percentage Interest") in the aggregate amounts distributable in respect of the Certificates equal to the percentage obtained by dividing the denomination of the Certificate by the initial aggregate principal amount of all Certificates. The Certificates will evidence in the aggregate an undivided ownership interest of 91% (the "Certificate Percentage") of the Trust initially representing approximately $62,098,000.00. The assets of the Trust (the "Trust Property") will include (i) non-prime motor vehicle retail installment sale contracts transferred to the Trust on the Closing Date (the "Initial Receivables") and on subsequent transfer dates (the "Additional Receivables" and, together with the Initial Receivables, the "Receivables"), (ii) all monies paid or payable thereunder on or after the applicable Cut-off Date, (iii) security interests in the new and used automobiles, light-duty trucks, vans and minivans financed thereby (the "Financed Vehicles"), (iv) the Receivable Files,
(v) such assets as shall from time to time be deposited in the Collection Account, the Certificate Account, the Revolving Account, the Pre-Funding Account and the Pre-Funding Period Reserve Account, each established pursuant to the Pooling and Servicing Agreement, (vi) property that secured a Receivable and that has been acquired by repossession or otherwise, (vii) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables,
(viii) the Certificate Policy issued to the Trustee for the benefit of the Certificateholders by the Certificate Insurer, (ix) certain rights of the Originators against the Dealers under the Dealer Agreements, (x) all right, title and interest of the Seller in and to the Purchase Agreements, and (xi) the income and proceeds of the foregoing and the rights to enforce the foregoing.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined in the Prospectus). The Certificates will be issued in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof.

         The Certificates will be represented by one or more certificates registered in the name of the nominee of DTC (certificates so registered, "Book-Entry Certificates"). The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Certificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth herein. Unless and until Definitive Certificates are issued for the Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

         Beneficial Owners that are not Participants or Indirect Participants (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related Certificates from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Certificates, it is anticipated that the only registered Certificateholder of such Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and

Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants will receive distributions and will be able to transfer their interests in the Certificates.

         None of the Seller, the Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee or CEDEL or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Certain Information Regarding the Securities -Book-Entry Registration" in the accompanying Prospectus.

         Upon the occurrence of an event described in the Prospectus in the fifth paragraph under "Certain Information Regarding the Securities-Book-Entry Registration," the Trustee is required to notify, through DTC, Participants who have ownership of Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         For additional information regarding DTC and the Certificates, see "Certain Information Regarding The Securities - Book-Entry Registration" in the Prospectus.

         BOOK-ENTRY FACILITIES. Beneficial Owners may elect to hold their interests in the Book-Entry Certificates through DTC in the United States or through CEDEL or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates of each class will be issued in one or more certificates which equal the aggregate principal balance of such class and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or CEDEL Participants (each as defined below) on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto, "Global Clearance, Settlement and Tax Documentation Procedures".

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Since transactions in the Book-Entry Certificates will be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge Certificates to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         DTC has advised the Seller and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Indirect Participants whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS AND PAYMENTS

         The Servicer will provide to the Trustee and the Certificate Insurer not later than Reporting Date a certificate (the "Servicer Certificate") setting forth, among other things, the Available Amount and the Certificate Distributable Amount for the related Distribution Date and, based upon such determinations and the distributions to be made on such Distribution Date, as described below, the amount of any withdrawal required to be made from the Spread Account and/or any Policy Claim Amount, in each case with respect to such Distribution Date. On the twenty first day of each month (or, if such day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), beginning on November 21, 1996, the Trustee will, to the extent of the Available Amount together with funds withdrawn from the Spread Account, if any, and the Policy Claim Amount, if any, make the following payments (in the case of withdrawals from the Spread Account, for payments of the Servicing Fee and the Certificate Distributable Amount only, and in the case the Policy Claim Amount, for payment of Guaranteed Distributions only) from the Certificate Account in the following order of priority:

         (i) first, to the Servicer, the amount of the Servicing Fee payable in respect of the related Due Period and any Servicing Fees from prior Due Periods to the extent not previously paid;

         (ii) second, accrued and unpaid fees owing to the Trustee, Collateral Agent or the Custodian, to the extent not paid by the Servicer;

         (iii) to the Certificateholders, to be applied first to the Certificate Interest Distributable Amount and then to the Certificate Principal Distributable Amount, the Certificate Distributable Amount;

         (iv) fourth, to the Certificate Insurer (or any designee thereof), any amounts then due to the Certificate Insurer under the Insurance Agreement or the Pooling and Servicing Agreement;

         (v) fifth, to the Collateral Agent for deposit in the Spread Account, the amount, if any, required to be deposited therein pursuant to the Spread Account Agreement;

         (vi) sixth, to the Pre-Funding Period Reserve Account, the amount by which the Required Reserve Amount exceeds the amount of funds on deposit therein after giving effect to any withdrawals from the Pre-Funding Period Reserve Account on such Distribution Date;

         (vii) seventh, to the Trustee to reimburse the Trustee for any unreimbursed expenses incurred by it under the Pooling and Servicing Agreement and to pay any indemnities owed by the Seller to the Trustee under the Pooling and Servicing Agreement;

         (viii) eighth, to reimburse the Servicer any expense of an Opinion of Counsel incurred in connection with an amendment to the Pooling and Servicing Agreement, and any expenses incurred by the Servicer in connection with a realization upon a Defaulted Receivable;

         (ix) ninth, to reimburse the Backup Servicer for expenses incurred by the Backup Servicer and to reimburse the Servicer for expenses incurred by and reimbursable, or any indemnities payable by the Seller, to the Servicer pursuant to the Pooling and Servicing Agreement;

         (x) tenth, to reimburse the Seller for expenses incurred by and reimbursable to the Seller pursuant to the Pooling and Servicing Agreement; and

         (xi) eleventh, to the holder of the Seller Interest, the balance of any funds remaining in the Certificate Account after application pursuant to the preceding clauses (i) through (x).

         The following sets forth an example of the application of the foregoing to a hypothetical monthly distribution:


February 1 -
February 28................DUE PERIOD. Scheduled payments and any prepayments and other collections on the Receivables are received and deposited into the Collection Account.

February 28 ...............RECORD DATE. Distributions on the Distribution Date
                           will be made to Certificateholders of record at the close of business on this date.

March 15 ..................REPORTING DATE. On or before this date, the Servicer will notify the Trustee of, among other things, the amounts available in the Collection Account and the amounts required to be distributed on the Distribution Date, and NAFCO and the Servicer will make required payments of Purchase Amounts to the Collection Account.


March 15...................DRAW DATE. On this date, the Trustee will make any required claims under the Certificate Policy if the Available Amount in the Collection Account (plus any amounts deposited therein by the Collateral Agent from the Spread Account), after giving effect to all of the other distributions having a higher priority as set forth above, are insufficient to pay in full the Guaranteed Distributions for the related Distribution Date.

March 21...................DISTRIBUTION DATE. The Trustee will distribute the
                           Available Amount together with funds withdrawn from the Spread Account, if any, and the Policy Claim Amount, if any, in the manner and priority set forth above under the caption " Distributions and Payments".



         The "Certificate Distributable Amount" for a Distribution Date will be the sum of the Certificate Interest Distributable Amount and the Certificate Principal Distributable Amount.

         The "Certificate Interest Distributable Amount" for a Distribution Date will be the sum of (i) thirty (30) days of interest (or, in the case of the initial Distribution Date, the number of days from and including the Closing Date to but not including such initial

Distribution Date) at the Certificate Rate on the aggregate outstanding principal balance of the Certificates on such Distribution Date (before reduction by any principal distributions made on such Distribution Date) (the "Monthly Interest"), and (ii) the aggregate shortfalls in interest distributions to the Certificateholders on prior Distribution Dates, together with interest on the such shortfalls at the Certificate Rate from the applicable preceding Distribution Date through the current Distribution Date, to the extent permitted by law.

         The "Certificate Principal Distributable Amount" for any Distribution Date prior to the Final Scheduled Distribution Date will be the sum of (i) the Certificate Percentage of the Principal Distributable Amount for such Distribution Date and (ii) with respect to the Distribution Date relating to the Reporting Date next succeeding the termination of the PreFunding Period, the amount of funds remaining on deposit in the Pre-Funding Account, if any, on the last day of the Pre-Funding Period, and (iii) the aggregate shortfalls in principal distributions to the Certificateholders on prior Distribution Dates. The Certificate Principal Distributable Amount for the Final Scheduled Distribution Date will be the aggregate outstanding principal balance of the Certificates on such date (before giving effect to any distribution on the Certificates on such Final Scheduled Distribution Date).

         The "Principal Distributable Amount" for any Distribution Date following the calendar month in which the Revolving Period terminates (other than the Final Scheduled Distribution Date), will equal the sum of (i) that portion of all collections on the Receivables (other than Liquidated Receivables, Retransferred Receivables and, to the extent included in clause
(iv) below, the outstanding principal balance of Retransfer Default Receivables) allocable to principal, including all full and partial principal prepayments, deposited into the Collection Account during the related Due Period, (ii) the outstanding principal balance of all Receivables that became Liquidated Receivables during the related Due Period (other than Liquidated Receivables that became Retransferred Receivables during such Due Period), (iii) the portion of the Purchase Amount allocable to principal of all Receivables that became Retransferred Receivables on or prior to the related Reporting Date and subsequent to the preceding Reporting Date, (iv) in the sole discretion of the Certificate Insurer, the outstanding principal balance as of the related Reporting Date of all Retransfer Default Receivables, (v) the aggregate amount of Bankruptcy Losses that occurred during the related Due Period, (vi) with respect to the first Distribution Date next succeeding the termination of the Revolving Period, the amount of funds remaining on deposit in the Revolving Account, if any, on the last day of the Revolving Period; PROVIDED, HOWEVER, that principal collections deposited to the Revolving Account during the related Due Period and withdrawn from the Revolving Account and released to the Seller in connection with the transfer of Additional Receivables will not be included in the Principal Distributable Amount for the Distribution Date related to such Due Period. The Principal Distributable Amount for any Distribution Date occurring prior to or during the calendar month in which the Revolving Period terminates will equal the amount by which the amount on deposit in the Revolving Account at the close of business on the last day of the immediately preceding Due Period, less any investment earnings on deposit therein, exceeds $3,000,000.

         A "Liquidated Receivable" is any Receivable with respect to which any of the following has occurred: (i) 90 days have elapsed since repossession of the related Financed Vehicle, (ii) the Servicer (or a subservicer) has in good faith determined that all amounts that it expects to recover under such Receivable have been received, or (iii) 90% of any scheduled payment on such Receivable is 120 days or more (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 180 days or more) delinquent as of the end of such Due Period.

         A "Retransfer Default Receivable" is any Receivable with respect to which the Seller has failed to deposit in the Collection Account the Retransfer Amount for such Receivable following receipt of notice from the Trustee that such Receivable is in breach of a representation or warranty made with respect to such Receivable in the Pooling and Servicing Agreement.

         A "Bankruptcy Loss" with respect to any Receivable is an amount equal to the excess of the principal balance of such Receivable immediately prior to issuance of an order in a bankruptcy or insolvency proceeding reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable over the principal balance of such Receivable as so reduced by such order or the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Bankruptcy Loss" will be deemed to have occurred on the date of issuance of such order.

STATEMENTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the Holders of the Certificates, the Trustee will forward by mail to each registered holder of a Certificate and the Certificate Insurer a statement setting forth: (i) the amount of the distribution to the holders of the Certificates (detailed with respect to each component of the Certificate Distributable Amount), (ii) if the distribution is less than the amount required to be distributed under the Pooling and Servicing Agreement, the amount of the shortfall and an allocation thereof to principal and interest on the Certificates, (iii) the Pool Outstanding Principal Balance and the amount, if any, in the Collection Account, Certificate Account, Revolving Account, Pre-Funding Account and PreFunding Period Reserve Account at the end of the calendar month preceding such Distribution Date, (iv) the number and aggregate outstanding principal balances of Receivables delinquent one or more months as of the end of the preceding calendar month, (v) the amount withdrawn from the Spread Account and included in the amounts distributed to the Certificateholders, (vi) the outstanding principal balance of all Receivables that became Liquidated Receivables during the related Due Period (other than Liquidated Receivables that became Retransferred Receivables during such Due Period), (vii) the amount remaining in the Spread Account after giving effect to any withdrawals therefrom or additions thereto on such Distribution Date and the amount, if any, by which the amount required to be on deposit in the Spread Account pursuant to the Spread Account Agreement exceeds the amount in such Spread Account, (viii) the amount, if any, drawn under the Certificate Policy included in amounts actually distributed to the Certificateholders; (ix) the amount of any Purchase Amounts paid, or required to be paid, during the related Due Period and (x) the Certificate Factor. In the case of information described in clauses (i), (ii) and (viii) above, the amounts shall also be expressed as a dollar amount per $1,000 denomination of Certificates.

         Unless and until Definitive Certificates are issued, such reports will be sent on behalf of the Trust to the Trustee and Cede & Co., as registered holder of the Certificates and the nominee of DTC. Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners and payment of any expenses associated with the distribution of such reports, from the Trustee. See "Certain Information Regarding the Securities - Reports to Securityholders" in the accompanying Prospectus.

         Within the required period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" in the accompanying Prospectus.

CLAIMS UNDER CERTIFICATE POLICY

         If, as of the fourth Business Day prior to a Distribution Date (each, a "Draw Date") the sum of (i) the Available Amount for the related Distribution Date and (ii) the amount, if any, required to be withdrawn by the Trustee from the Spread Account on or prior to such Distribution Date as provided below, is not sufficient to pay the Guaranteed Distributions for such Distribution Date, the Trustee will deliver to the Certificate Insurer, no later than noon, New York City time, on such Draw Date, a completed notice of claim under the Certificate Policy in the amount of the shortfall (the amount of any such shortfall being hereinafter referred to as the "Policy Claim Amount"). Amounts paid by the Certificate Insurer pursuant to a claim submitted by the Trustee as described above will be deposited by the Trustee into the Certificate Account for payment to Certificateholders on the related Distribution Date. Any payment made by the Certificate Insurer under the Certificate Policy will be applied solely to the payment of the Certificates, and for no other purpose.

INSURANCE AGREEMENT

         The Seller, NAFCO and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Seller will agree to reimburse, with interest, Financial Security for amounts paid pursuant to claims under the Certificate Policy. The Seller will further agree (i) to pay Financial Security (or its designee) all reasonable charges and expenses which Financial Security may pay or incur relative to any amounts paid under the Certificate Policy or otherwise in connection with the transaction, (ii) to indemnify Financial Security against certain liabilities, and (iii) to pay Financial Security the amount of any unpaid premium owing in respect of the Certificate Policy.

SUBORDINATION OF THE SELLER INTEREST; SPREAD ACCOUNT

         The rights of the holder of the Seller Interest to receive distributions with respect to the Receivables will be subordinated to the rights of the Certificateholders to the extent provided in the Pooling and Servicing Agreement. This subordination is intended to enhance the likelihood of timely receipt by Certificateholders of the full amount of interest and principal required to be distributed to them, and to afford such Certificateholders limited protection against losses in respect of the Receivables. Neither the Seller nor the Servicer will be required to refund any amounts properly paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full payments to the Certificateholders.

         The Collateral Agent will establish and maintain the Spread Account pursuant to the Spread Account Agreement as an Eligible Account. The Spread Account Agreement will authorize the Collateral Agent, pursuant to written instructions from the Seller, to invest all funds in the Spread Account in Eligible Investments generally maturing not later than the Business Day preceding the Distribution Date next following the date of investment. The Spread Account will be created with an initial deposit by the Seller in the amount of $682,395.60 (the "Spread Account Initial Amount"). The Spread Account will thereafter be funded by the deposit therein of amounts otherwise distributable in respect of the Seller Interest until the monies in the Spread Account reach the amount required to be maintained on deposit therein accordance with the Spread Account Agreement. Thereafter, amounts otherwise distributable in respect of the Seller Interest will be deposited in the Spread Account to the extent necessary to maintain the amount in the Spread Account at such required amount.

         If on any Distribution Date the Available Amount is not sufficient to pay to the Certificateholders the Certificate Distributable Amount and to pay to the Servicer the Servicing Fee, the Trustee will notify the Collateral Agent and the Certificate Insurer of such deficiency and will direct the Collateral Agent to withdraw from the Spread Account (to the extent of funds on deposit therein) and transfer to the Trustee for deposit in the Certificate Account the amount of such deficiency. The Trustee will deposit the amounts so transferred from the Spread Account to the Certificate Account for distribution to the Certificateholders on the immediately succeeding Distribution Date.

         So long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer will be entitled to exercise in its sole discretion all rights under the Spread Account Agreement with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Trustee or the Certificateholders for the exercise of such rights. The Certificate Insurer may (so long as a Certificate Insurer Default shall not have occurred and be continuing) amend or modify any term of the Spread Account Agreement (including terminating such agreement and releasing all funds on deposit in the Spread Account) with the written consent of NAFCO and the Seller and will not be required to obtain the consent of the Trustee or any Certificateholder to such amendment or modification. Accordingly, there can be no assurance that funds deposited to the Spread Account will be available in the event collections on the Receivables and other amounts available under the Pooling and Servicing Agreement are insufficient to make distributions of the Certificate Distributable Amount on any Distribution Date.

                       THE POOLING AND SERVICING AGREEMENT


         The following summary describes certain terms of the Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Pooling and Servicing Agreement. The following summary supplements the description of the general terms and provisions of the Pooling and Servicing Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

         The Seller will acquire (i) the Initial Receivables from Funding Trust II, a Delaware business trust wholly-owned by NAFCO and affiliates of NAFCO, pursuant to the Sale Agreement and (ii) the Additional Receivables from NAFCO pursuant to a Purchase Agreement. NAFCO and Funding Trust II, in their capacities as transferors of the Receivables to the Seller, are herein referred to collectively as the "NAFCO Transferors." The Initial Receivables constitute, as of the Initial Cut-off Date, and the Additional Receivables will constitute, as of the applicable Subsequent Cut-off Date, a substantial portion of the non-prime motor vehicle retail installment sale contracts originated by NAFCO and ACCH satisfying the selection criteria described herein. See "The Receivables Pool--General" herein.

         Pursuant to the Pooling and Servicing Agreement, the Seller may, during the Revolving Period and the Pre-Funding Period, transfer and assign Additional Receivables to the Trust to the extent that (i) funds are available in the Revolving Account or the Pre-Funding Account, as the case may be, and (ii) Additional Receivables are available for purchase from NAFCO. With respect to both the Pre-Funding Period and the Revolving Period, transfer of Additional Receivables will be subject to the satisfaction of certain conditions, including the prior written consent of the Certificate Insurer to the transfer of such Additional Receivables.

         During the Revolving Period, upon the Seller's written direction to the Trustee and the Servicer from time to time (but not more often than once during each such period or as more frequently consented to in writing by the Certificate Insurer), the Trust will release funds in the Revolving Account or the Pre-Funding Account, as applicable, to the Seller in an amount equal to the product of (i) the Additional Receivable Transfer Percentage and (ii) the aggregate outstanding principal balance of the Additional Receivables so transferred as of the related Subsequent Cut-Off Date, and the Seller will transfer and assign to the Trust, without recourse, the Seller's entire right, title and interest in and to such Additional Receivables. The "Additional Receivable Transfer Percentage" will equal (x) 91%, in the case of Additional Receivables with respect to which funds were released therefor from the Pre-Funding Account, and (y) 100%, in the case of Additional Receivables with respect to which funds were released therefor from the Revolving Account. Upon the transfer and assignment of Additional Receivables to the Trust on a Subsequent Transfer Date, the Pool Outstanding Principal Balance will increase in an amount equal to the aggregate Outstanding Principal Balance of the Additional Receivables so transferred as of the applicable Subsequent Cut-off Date.

         Any transfer and assignment of Additional Receivables to the Trust will be subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Additional Receivable must satisfy the eligibility criteria with respect to the Receivables specified in the Pooling and Servicing Agreement; (ii) as of such Subsequent Transfer Date, the Receivables in the Trust, together with the Additional Receivables to be transferred and assigned by the Seller to the Trust on such Subsequent Transfer Date, must meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cut-off Date and any Additional Receivables on the related Subsequent Cut-off Date): (a) the weighted average APR of such Receivables will not be less than 18.0%, (b) the weighted average remaining term of such Receivables will not be greater than 55 months, (c) not more than 80% of the aggregate outstanding principal balance of such Receivables will be attributable to loans for the purchase of used Financed Vehicles and (d) the final scheduled payment date on the Receivable with the latest maturity will not be later than April 30, 2002; (iii) the Seller shall have executed and delivered to the Trustee a Subsequent Transfer Agreement conveying such Additional Receivables to the Trust; and (iv) the Certificate Insurer shall, in its sole and absolute discretion, have consented in writing to the transfer and assignment of such Additional Receivables to the Trust. The representations and warranties with respect to the Initial Receivables made by the Seller in the Pooling and Servicing Agreement, and the representations and warranties with respect to the Initial Receivables made by NAFCO and assigned to the Trust, will be deemed to have been made with respect to the Additional Receivables as of the respective dates of their transfer to the Trust.

RETRANSFER OF RECEIVABLES

         The Pooling and Servicing Agreement will provide that the Seller will have the right to require the retransfer to the Seller of all of the Receivables included in the Trust on or after any Distribution Date on which the aggregate of the outstanding principal balances of the Receivables (the "Pool Outstanding Principal Balance") is less than 10% of the Original Pool Outstanding Principal Balance (as hereinafter defined) of such Receivables. The "Original Pool Outstanding Principal Balance" will equal the aggregate outstanding principal balance of all of the Receivables, including Additional Receivables, as of their respective Cut-off Dates. In connection with any such retransfer, the Seller will deliver to the Trustee an amount equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Certificates on such Distribution Date and (ii) accrued and unpaid interest at the Certificate Rate on the aggregate outstanding principal balance of the Certificates on such Distribution Date. Such right may be exercised only with the consent of the Certificate Insurer, if such retransfer would result in a claim under the Certificate Policy or would result in any amount owing to the Certificateholders or the Certificate Insurer remaining unpaid. See "The Pooling and Servicing Agreement--Termination of Pooling and Servicing Agreement" herein.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Servicer will service and administer the Receivables in the Trust on behalf of the Trustee and will have full power and authority, acting alone and/or through subservicers, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with the Pooling and Servicing Agreement. In the Pooling and Servicing Agreement, the Servicer will acknowledge that it is holding any

Receivable documents in its possession and any other property constituting part of the Trust Property held by it in trust for the benefit of the Certificateholders and the Certificate Insurer.

         Servicing activities required to be performed pursuant to the Pooling and Servicing Agreement will include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Receivable.

         The Servicer will be required to take all actions that are necessary or desirable to maintain continuous perfection and first priority of security interests granted by the Obligors in the Financed Vehicles. These actions include, but are not limited to, using reasonable efforts to obtain the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all title documents, security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the respective Obligors under the Receivables. Neither the Servicer nor any subservicer will be required, however, to expend its own funds to remove any security interest, lien or other encumbrance on a Financed Vehicle.

         If a Receivable becomes and continues to be a Defaulted Receivable, the Servicer will be required to take all reasonable and lawful steps necessary for repossession. However, neither the Servicer nor any subservicer will be obligated to institute any action for repossession through judicial proceedings unless it determines in its good faith judgment that the liquidation proceeds that would be realized in connection therewith would be sufficient for the reimbursement in full of its out-of-pocket expenses in connection therewith. A Receivable will become a "Defaulted Receivable" in the calendar month in which any of the following has occurred with respect to such Receivable: (i) all or part of any scheduled payment is 90 days or more delinquent, (ii) the Servicer (or a subservicer) has in good faith determined that all amounts that it expects to recover under such Receivable have been received or (iii) the Financed Vehicle that secures the Receivable has been repossessed without reinstatement of the Receivable on or before the last day of such calendar month and any applicable redemption period has expired.

SERVICER DEFAULT

         A "Servicer Default" under the Pooling and Servicing Agreement will occur if:

         (a) the Servicer shall fail, or fail to cause any subservicer, to deliver to the Trustee for distribution to Certificateholders any proceeds or payments required to be so delivered by the Servicer or subservicer under the terms of the Certificates or the Pooling and Servicing Agreement and such failure shall continue unremedied for two Business Days after written notice is received by the Servicer from the Trustee or (unless a Certificate Insurer Default (as defined below) shall have occurred and be continuing) the Certificate Insurer or after discovery of such failure by the Servicer; or

         (b) the Servicer shall fail to observe or perform any other of the covenants or agreements on the part of the Servicer in the Pooling and Servicing Agreement, which failure (i) materially and adversely affects the rights of Certificateholders (determined without regard to the availability of funds under the Certificate Policy) or of the Certificate Insurer (unless a

Certificate Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, Certificateholders evidencing in the aggregate not less than 25% of the Percentage Interest); or

         (c) there shall have occurred certain events of bankruptcy or insolvency with respect to the Servicer; or

         (d) the Servicer shall have breached any of the representations and warranties set forth in the Pooling and Servicing Agreement which breach materially and adversely affects the interests of the Certificateholders in any Receivable (determined without regard to the availability of funds under the Certificate Policy) or the Certificate Insurer and the Servicer shall have failed to cure such breach in all material respects within thirty days of its receipt of a notice of such breach; or

         (e) there shall have occurred an Insurance Agreement Event of Default (as defined below) or an event of default under any other insurance agreement to which the Certificate Insurer and NAFCO and/or the Seller are party; or

         (f) a claim is made under the Certificate Policy; or

         (g) the Servicer fails to deliver the Servicer Certificate and such failure remains unremedied for five days.

         An "Insurance Agreement Event of Default" will include (i) the inaccuracy or incompleteness of any representation or warranty of NAFCO or the Seller in the Pooling and Servicing Agreement, the Insurance Agreement or certain other documents, subject to applicable grace periods, (ii) NAFCO or the Seller's failure to perform or to comply with any covenant or agreement in the Pooling and Servicing Agreement, the Insurance Agreement or certain other documents, subject to applicable grace periods, (iii) a finding or a ruling by a governmental authority or agency that the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents are not binding on the NAFCO or the Seller or any of the other parties thereto, (iv) failure by NAFCO or the Seller to pay their respective debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to NAFCO or the Seller, (v) a Servicer Default, (vi) a claim for payment under the Certificate Policy, (vii) certain events of default under any other insurance agreement entered into among the Certificate Insurer, NAFCO and/or the Seller, (viii) a denial by NAFCO or the Seller of any liability or obligation under the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (ix) failure by NAFCO or the Seller to pay when due any amount owed under the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (x) failure of the Receivables to comply, in the aggregate, with certain limitations on the levels of delinquent Receivables, Defaulted Receivables and net losses in respect of Liquidated Receivables set forth in the Insurance Agreement.

         RIGHTS UPON A SERVICER DEFAULT; APPOINTMENT OF SUCCESSOR. If a Servicer Default occurs under the Pooling and Servicing Agreement, then, so long as such Servicer Default has not been remedied, the Trustee may, with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) and will, at the direction of the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, the Holders of Certificates evidencing in the aggregate not less than 51% of the Percentage Interests), by notice in writing to the Servicer, the Backup Servicer and the Seller, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the related Receivables and the proceeds thereof and appoint the Backup Servicer or (so long as no Certificate Insurer Default shall have occurred and be continuing) such other Person or entity as the Certificate Insurer shall direct as the successor Servicer. Any such termination will be subject to compensation, rights of reimbursement, indemnity and limitation on liability to which the Servicer is then entitled. Pursuant to a Back-up Servicing Agreement among the Seller, the Servicer, the Backup Servicer, and the Trustee, the Backup Servicer will agree to act as successor Servicer under the Pooling and Servicing Agreement in the event that the rights and obligations of the Servicer are terminated under the Pooling and Servicing Agreement. On or after the receipt by the Servicer of written notice of its termination and upon the effective date of the transfer specified in such notice, all authority and power of the Servicer under the Pooling and Servicing Agreement, whether with respect to the related Certificates or the related Receivables or otherwise, will pass to and be vested in the Backup Servicer or another successor Servicer. In the Pooling and Servicing Agreement, the Servicer will agree to cooperate with the Backup Servicer or other successor Servicer in effecting a termination of the Servicer's responsibilities and rights thereunder.

         A "Certificate Insurer Default" means the occurrence and continuance of any of the following events: (a) the Certificate Insurer shall fail to make a payment required under the Certificate Policy in accordance with its terms; (b) the Certificate Insurer (i) files a petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

         On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer, as the case may be, will be the successor in all respects to the Servicer in its capacity as Servicer under the Pooling and Servicing Agreement. In the event that the Backup Servicer refuses or is unable to take over and assume the responsibilities of the Servicer, all authority and power of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. The Trustee under the Pooling and Servicing Agreement may, if it is unwilling to act as new Servicer, or will, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any experienced servicer of motor vehicle installment sale contracts and notes having a net worth of not less than $10,000,000 as the successor to the Servicer under the Pooling and Servicing Agreement. The Trustee under the Pooling and Servicing Agreement will consult with the Seller and the Certificate Insurer before appointing a successor Servicer other than the Backup Servicer under the Pooling and Servicing Agreement, and any successor Servicer other than the Backup Servicer must be satisfactory to the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing). Pending appointment of a successor to the Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on related Receivables as it and such successor agree. However, no such compensation to the Trustee will be in excess of that permitted the Servicer under the Pooling and Servicing Agreement unless (i) the Trustee and Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, the Holders of a majority in percentage interests of the Certificates) agree in writing to a larger Servicing Fee and (ii) each of S&P and Moody's delivers a letter to the Trustee to the effect that such larger Servicing Fee will not result in a reduction or withdrawal of the rating assigned by it to the Certificates. The monthly Servicing Fee for any successor Servicer may not, however, exceed one-twelfth of two percent of the Pool Outstanding Principal Balance of the related Receivables as of the last day of such month. The Seller, the Trustee, any subservicer and the successor Servicer will take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession.

THE ACCOUNTS

        The Trustee will establish and maintain, for the benefit of the Certificateholders and the Certificate Insurer, the Collection Account, the Certificate Account, the Pre-Funding Account, the Revolving Account and the Pre-Funding Period Reserve Account. The Collateral Agent will establish and maintain, for the benefit of the Certificate Insurer and the Trustee, on behalf of the Certificateholders, the Spread Account.

        COLLECTION ACCOUNT. The Trustee will establish and maintain the Collection Account which will be an Eligible Account (as hereinafter defined). The Pooling and Servicing Agreement will authorize the Trustee to invest all funds in the Collection Account in Eligible Investments (as hereinafter defined) maturing not later than the Distribution Date next following the date of investment. "Eligible Investments" will include United States government securities and certain other high-quality investments acceptable to the Certificate Insurer. An "Eligible Account" is (i) a segregated trust account maintained with the corporate trust department of a depository institution or trust company (A) during such time as a Certificate Insurer Default has not occurred and is not continuing, acceptable to the Certificate Insurer or (B) at any other time, subject to regulations on fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's and (unless a Certificate Insurer Default has occurred and is continuing) acceptable to the Certificate Insurer.

         On or prior to each Distribution Date, the Trustee, at the direction of the Servicer, will withdraw from the Collection Account and deposit into the Certificate Account any funds on deposit therein constituting part of the Available Amount for such Distribution Date, which funds, together with funds deposited by the Trustee directly to the Certificate Account in connection with such Distribution Date will be available to make distributions to the Certificateholders on such Distribution Date. The "Available Amount" for any Distribution Date will equal the sum of (i) the amount on deposit in the Certificate Account on the preceding Distribution Date after withdrawals therefrom on such preceding Distribution Date, (ii) the amount on deposit in the Collection Account as of the close of business on the last day of the related Due Period (the "Determination Date"), which generally will include collections and other recoveries in respect of the Receivables deposited to the Collection Account during the related Due Period, (iii) Purchase Amounts deposited to the Collection Account on or prior to the related Reporting Date, (iv) the amounts, if any, required to be transferred from the Revolving Account, the Pre-Funding Account and/or the Pre-Funding Period Reserve Account, if any, to the Certificate Account on such Distribution Date as described below, (v) any collections or recoveries in respect of the Receivables received by the Servicer or Seller remitted to the Trustee for deposit to the Certificate Account, and
(vi) any amounts delivered by the Certificate Insurer, at its sole option, to the Trustee for deposit into the Collection Account and not constituting Guaranteed Distributions (the "Certificate Insurer Optional Deposit"), if any, LESS the sum of (a) collections on Receivables previously retransferred to the Seller that are payable to the Seller, (b) income and gain on investments of funds in the Collection Account, and (c) late payment fees, extension fees and certain other fees and charges on the Receivables on deposit in the Collection Account not representing principal or interest collections. The "Reporting Date" with respect to any Distribution Date will be the earlier of (i) the 15th day of the calendar month in which such Distribution Date occurs and (ii) the fourth Business Day preceding such Distribution Date. Income and gain on investments of funds in the Collection Account and late payments and extension fees on deposit in the Collection Account will be paid to the Servicer on each Distribution Date as provided in the Pooling and Servicing Agreement and will not be available to make payments to Certificateholders.

        During the Revolving Period, the Trustee will, at the direction of the Servicer, periodically withdraw amounts on deposit in the Collection Account representing principal collections and other recoveries of principal received on the Receivables, together (without duplication) with an amount equal to the outstanding principal balance of all Receivables that become Liquidated Receivables during the Revolving Period and will deposit such amounts in the Revolving Account.

        THE CERTIFICATE ACCOUNT. The Trustee will establish and maintain a certificate account (the "Certificate Account") which will be an Eligible Account. The Pooling and Servicing Agreement will authorize the Trustee to invest all funds in the Certificate Account in Eligible Investments maturing not later than the Distribution Date next following the date of investment. Income earned from the investment of funds in the Certificate Account will be paid to the Seller on each Distribution Date and will not be available to make payments to Certificateholders.

        In addition to amounts withdrawn from the Collection Account and deposited to the Certificate Account, the Trustee also will deposit into the Certificate Account (i) amounts received by it from the Seller for deposit into the Certificate Account, (ii) amounts withdrawn from the Spread Account as described below, (iii) proceeds from the retransfer of related Receivables to the Seller, (iv) all income and gain from investments of funds in the Certificate Account, (v) all amounts required to be transferred from the Revolving Account, the Pre-Funding Account and the Pre-Funding Period Reserve Account, to the Certificate Account as described below and (vi) amounts received by it from the Certificate Insurer in payment of claims under the Certificate Policy or in respect of any Certificate Insurer Optional Deposit, as described below. Funds on deposit in the Certificate Account on a Distribution Date will be used to make distributions to Certificateholders and certain other payments as more fully described under "The Certificates - Distributions and Payments" herein.

        THE REVOLVING ACCOUNT. The Trustee will establish and maintain a Revolving Account for the benefit of the Certificateholders and the Certificate Insurer which will be an Eligible Account. The Pooling and Servicing Agreement will authorize the Trustee pursuant to written instructions from the Seller to invest all funds in the Revolving Account in Eligible Investments maturing not later than the earlier of the Distribution Date next following the date of investment and the date on which funds on deposit therein are expected to be needed. Income earned from the investment of funds in the Revolving Account will be deposited monthly into the Collection Account.

        Periodically during the revolving period (the "Revolving Period") from and including the Closing Date until the earlier of (i) the date on which an Amortization Event occurs and (ii) the close of business on April 30, 1997, the Trustee will deposit in the Revolving Account the principal collections and other recoveries of principal in respect of the Receivables (including the principal portion of any Retransfer Amounts) and an amount equal to the outstanding principal balance of each Receivable that becomes a Liquidated Receivable during the Revolving Period. Funds on deposit in a Revolving Account will be withdrawn from time to time during the Revolving Period for delivery to the Seller in exchange for the transfer and assignment of Additional Receivables to the Trust. In addition, on the Distribution Date related to the Reporting Date next succeeding the end of the Revolving Period, the Trustee will transfer the amount, if any, on deposit in the Revolving Account upon termination of the Revolving Period, less any investment earnings on deposit therein, to the Certificate Account for distribution to the Certificateholders and the holder of the Seller Interest, pro rata in accordance with the Certificate Percentage and the Seller Percentage, respectively, on such Distribution Date. In addition, on each Distribution Date during the related Revolving Period, the Trustee will transfer to the Certificate Account for distribution to the Certificateholders and the holder of the Seller Interest, pro rata in accordance with the Certificate Percentage and the Seller Percentage, respectively, the amount, if any, by which the amount on deposit in the Revolving Account at the close of business on the last day of the preceding calendar month LESS any investment earnings on deposit therein, exceeds $3,000,000.

        THE PRE-FUNDING ACCOUNT. The Trustee will establish and maintain the Pre-Funding Account which will be an Eligible Account. The Pooling and Servicing Agreement will authorize the Trustee to invest all funds in the Pre-Funding Account in Eligible Investments maturing not later than the earlier of the Distribution Date next following the date of investment and the date on which funds on deposit therein are expected to be needed. Income earned from the investment of funds in the Pre-Funding Account will be deposited monthly into the Collection Account.

        On the date of the initial issuance of the Certificates, the Trustee will deposit approximately $15,524,168.66 in the Pre-Funding Account (the "Initial Pre-Funded Amount"). Funds on deposit in the Pre-Funding Account will be withdrawn from time to time during the Pre-Funding Period for delivery to the Seller in exchange for the transfer and assignment of Additional Receivables to the Trust. In addition, on the Distribution Date related to the Reporting Date next succeeding the end of the Pre-Funding Period, the Trustee will transfer the amount, if any, on deposit in the Pre-Funding Account upon termination of the Pre-Funding Period, less any investment earnings on deposit therein, to the Certificate Account for distribution to the Certificateholders pro rata in accordance with their respective Percentage Interests on such Distribution Date. Amounts on deposit in the Pre-Funding Account will be withdrawn and applied to the purchase of Additional Receivables not more frequently than monthly during the Pre-Funding Period unless the Certificate Insurer consents to more frequent transfers.

        THE PRE-FUNDING PERIOD RESERVE ACCOUNT. The Trustee will establish and maintain the Pre-Funding Period Reserve Account which will be an Eligible Account. The Pooling and Servicing Agreement will authorize the Trustee pursuant to written instructions from the Seller to invest all funds in the Pre-Funding Account in Eligible Investments maturing not later than the earlier of the Distribution Date next following the date of investment and the date on which funds on deposit therein are expected to be needed. Income earned from the investment of funds in the Pre-Funding Account will be deposited monthly into the Collection Account.

        On the Closing Date, the Trustee will deposit in the Pre-Funding Period Reserve Account from the proceeds of the sale of the Certificates an amount equal to $161,856.71. On each Distribution Date occurring on or prior to the Distribution Date next succeeding termination of the Pre-Funding Period, the Trustee will transfer from the Pre-Funding Period Reserve Account to the Certificate Account an amount equal to the excess of (i) interest accrued at the Certificate Rate on the amount of funds on deposit in the Pre-Funding Account for the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but not including the current Distribution Date over (ii) the actual amount of investment earnings on amounts on deposit in the Pre-Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) to the current Distribution Date. On the Distribution Date related to the Reporting Date immediately following the end of the Pre-Funding Period, any amounts remaining in the PreFunding Period Reserve Account (after application to interest payable on the Certificates as described above) shall be paid to the Seller pursuant to the Pooling and Servicing Agreement. Thereafter, the Pre-Funding Period Reserve Account shall be closed.

        The "Required Reserve Amount" as of any Distribution Date during the Pre-Funding Period will equal the product of (i) the Certificate Rate LESS 2.5%,
(ii) the balance of funds on deposit in the Pre-Funding Account as of such Distribution Date and (iii) a fraction, the numerator of which is the number of days remaining until the Distribution Date immediately following the Pre-Funding Period and the denominator of which is 360.

SERVICING FEE

           The Servicer will receive a monthly fee (the "Servicing Fee") as compensation for its activities under the Pooling and Servicing Agreement. As to any calendar month, the Servicing Fee under the Pooling and Servicing Agreement will equal 1/12 of the product of (a) two percent and (b) the Pool Outstanding Principal Balance as of the last day of such month. The Servicer will be required to pay the fees of, and certain expenses of, the Trustee, the Collateral Agent, any subservicer and the Backup Servicer.

TERMINATION OF THE POOLING AND SERVICING AGREEMENT

           The Pooling and Servicing Agreement will terminate (following payment of all amounts due the applicable Certificateholders and the payment of any amounts due to the Certificate Insurer (or its designee) under the Insurance Agreement which are to be paid out of the proceeds of the Receivables) upon (i) the retransfer to the Seller of all related Receivables and all property acquired in respect of any related Receivable remaining in the Trust in the manner described below, (ii) upon the sale, liquidation or disposition of the related Receivables following the occurrence of certain bankruptcy or insolvency events relating to the Seller as described below or (iii) five months after the later of the final payment or other liquidation of the last Receivable remaining in the Trust or the disposition of all property in such Trust acquired upon repossession of any Financed Vehicle. In no event, however, will the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of certain persons specified in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will provide that within 15 days after the Trustee's receipt of notice of the occurrence of certain bankruptcy or insolvency events with respect to the Seller, the Trustee will publish notice in an authorized newspaper of the occurrence of such event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless the terms of the Pooling and Servicing Agreement would require otherwise. If after 90 days from the day such notice is published the Trustee has not received written instructions of both the Holders of a majority of the Percentage Interests in the Certificates and the Certificate Insurer disapproving of such disposition, the Trustee will proceed to liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account, treated as collections on the Receivables and distributed to Certificateholders on the Distribution Date following the calendar month in which such sale, disposition or liquidation occurs. If the sum of (a) the proceeds of such sale, disposition or liquidation, and (b) any collections on the Receivables then in the Collection Account is not sufficient to pay the outstanding principal balance of the Certificates plus accrued interest thereon and the Certificate Insurer fails to pay a claim under the Certificate Policy on the Final Scheduled Distribution Date, the holders of the Certificates will incur a loss.

AMENDMENT

           The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders but with the prior written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

           The Pooling and Servicing Agreement may also be amended from time to time by the Servicer, the Seller and the Trustee, with the prior written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) and the Holders of the Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders. However, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Receivables which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the Percentage Interests required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

                             THE PURCHASE AGREEMENTS

           The Receivables in the Trust will be acquired by the Seller from the NAFCO Transferors pursuant to the Purchase Agreements. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Purchase Agreements. Where particular provisions or terms used in the Purchase Agreements are referenced to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

TRANSFER AND CONVEYANCE OF RECEIVABLE ASSETS

           Pursuant to the Purchase Agreements, the NAFCO Transferors will sell, transfer and convey to the Seller, without recourse except as specifically provided in the Purchase Agreements, all of their respective right, title and interest in and to the following assets: (i) the Receivables and all monies payable thereunder on and after the applicable Cut-Off Date; (ii) the related Receivable Files; (iii) the security interests in the Financed Vehicles securing the Receivables and the property which secured any such Receivable and which has been acquired by repossession or otherwise; (iv) all rights to the insurance proceeds and liquidation proceeds with respect to such Receivables; (v) certain rights under the related Dealer Agreements; and (vi) the proceeds of the foregoing and the rights to enforce the foregoing. Each such sale, transfer and conveyance of Receivables will be consummated on the Closing Date other than Additional Receivables that may be sold, transferred and conveyed by NAFCO or Funding Trust II to the Seller on Subsequent Transfer Dates.

           On or prior to the Closing Date, the NAFCO Transferors will file Uniform Commercial Code financing statements, appropriate under applicable law, to reflect the transfer and conveyance of the Receivables to the Seller.

REPRESENTATIONS AND WARRANTIES

           In the Purchase Agreements, NAFCO will make representations and warranties with respect to each Receivable in the Trust (including Receivables acquired by the Seller from Funding Trust II and ACCH) as of the date of transfer of such Receivable to the Trust as to, among other things, the characteristics of such Receivable, NAFCO's or Funding Trust II's interest in such Receivable and the Financed Vehicle securing such Receivable, the nature of the interest acquired by the Seller in such Receivable and the related Financed Vehicle, compliance of such Receivable with consumer finance and other laws and regulations and certain other matters.

           If there has been a breach of any of the foregoing representations or warranties with respect to a Receivable and such Receivable is retransferred or required to be retransferred to the Seller pursuant to the Pooling and Servicing Agreement, NAFCO will be required under the applicable Purchase Agreement, upon demand, to repurchase such Receivable from the Seller at the retransfer amount required by the Pooling and Servicing Agreement.


                             THE CERTIFICATE POLICY

           The following summary of the terms of the Certificate Policy does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate Policy.

           Simultaneously with the issuance the Certificates, Financial Security will deliver the Certificate Policy to the Trustee for the benefit of each Holder of a Certificate. Under the Certificate Policy, Financial Security unconditionally and irrevocably guarantees to the Trustee for the benefit of each Holder of a Certificate the full and complete payment of (i) Guaranteed Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

           "Guaranteed Distributions" means, with respect to (i) each Distribution Date, the Monthly Interest payable on such Distribution Date, and
(ii) the Final Scheduled Distribution Date, any principal of the Certificates remaining unpaid on such Final Scheduled Distribution Date, in each case in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Pooling and Servicing Agreement which has not been consented to by the Certificate Insurer; payments of principal of the Certificates which become due prior to the Final Scheduled Distribution Date as a result of any cause do not constitute "Guaranteed Distributions" unless the Certificate Insurer elects, in its sole discretion, to make such payments of principal of the Certificates prior to the Final Scheduled Distribution Date. Guaranteed Distributions shall not include, nor shall coverage be provided under the Certificate Policy in respect of any interest on overdue interest on the Certificates payable on any Distribution Date, or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Holder of a Certificate.

           Payment of claims on the Certificate Policy made in respect of Guaranteed Distributions will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day (as defined below) following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Distribution Date such payment was due on the Certificates.

           If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Policy, Financial Security shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Certificate Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Holder of the Certificate that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Holder of the Certificate, in such form as is reasonably required by Financial Security and provided to the Holder of the Certificate by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder of the Certificate relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received (as defined below) written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Holder of a Certificate directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment will be disbursed to the Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security).

           The terms "Receipt" and "Received," with respect to the Certificate Policy, shall mean actual delivery to Financial Security and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Certificate Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent, if any, shall promptly so advise the Trustee and the Trustee may submit an amended notice.

           Under the Certificate Policy, "Business Day" means any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York or Chicago,

Illinois, or any other location of any successor Trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

           Financial Security's obligations under the Certificate Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Certificate Policy whether or not such funds are properly applied by the Trustee.

           Financial Security shall be subrogated to the rights of each Holder of a Certificate to receive payments of principal and interest under the Certificates to the extent of any payment by Financial Security under the Certificate Policy. For a discussion of the rights and powers of Financial Security upon an event of default under the Pooling and Servicing Agreement, see "The Pooling and Servicing Agreement-Servicer Default."

           Claims under the Certificate Policy constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under the Certificate Policy and claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Certificate Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller or the Trust. The Certificate Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Certificates. The Certificate Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Certificate Policy is governed by the laws of the State of New York.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           The following summary is a general discussion of certain federal income tax consequences under the Code of the purchase, ownership and disposition of the Certificates offered hereunder. It is based upon the provisions of the Code, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The discussion below does not purport to deal with federal income tax consequences applicable to all categories of investors, and is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of section 1221 of the Code, and acquire such Certificates for investment and not as a Dealer or for resale. Further, this discussion does not address every aspect of the federal income tax laws that may be relevant to Certificateholders in light of their particular investment circumstances or to certain types of Certificateholders subject to special treatment under the federal income tax laws (for example, banks, insurance companies and foreign investors), and it assumes that the Certificates are being offered only to institutional investors.

           For purposes of this tax discussion, references to a "Certificateholder" or a "Holder" are to the beneficial owner of a Certificate.

           Certificateholders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, Certificateholders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

           The Underwriter, NAFCO and the Seller, make no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences. All investors also should consult their own tax advisors in determining the federal, state, local and foreign and any other tax consequences to them of an investment in the Certificates and the purchase, ownership and disposition thereof.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

           Thacher Proffitt & Wood, counsel to the Seller ("Tax Counsel"), has advised the Seller that in its opinion, although this conclusion is not entirely free from doubt, assuming compliance with the provisions of the Pooling and Servicing Agreement in all material respects, and based on the application of existing law, the provisions of the Pooling and Servicing Agreement, the Purchase Agreement and other relevant documents, the facts set forth above in this Prospectus Supplement, and additional information (including financial calculations relating to the Receivables) provided by NAFCO, the Certificates will be characterized as indebtedness for federal income tax purposes. However, there is no specific authority with respect to the characterization for federal income tax purposes of securities issued under the same circumstances as the Certificates.

           NAFCO, the Seller and the Certificateholders express in the Pooling and Servicing Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Financed Vehicles and the Receivables. NAFCO, the Seller, the Servicer and the Certificateholders, by accepting the Certificates, have agreed to treat the Certificates as indebtedness for federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, NAFCO and the Seller intend to treat this transaction as a sale of an interest in the Receivables for financial accounting purposes.

           In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof.

Tax Counsel is of the opinion that the weight of the benefits and burdens of ownership of the Receivables has been retained by the Seller and has not been transferred to the Certificateholders.

           In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel is of the opinion that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.


POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

           The conclusion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert and that a court might hold that, for purposes of the Code, the transaction contemplated by the Pooling and Servicing Agreement and described in this Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between NAFCO, the Seller and Certificateholders resulting from this transaction is that of a partnership, an association taxable as a corporation, or a "publicly traded partnership" taxable as a corporation. Since, as described above, Tax Counsel is of the opinion that the Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, the Seller, the Servicer and the Trustee will not attempt to comply with the federal income tax reporting requirements applicable to partnerships or corporations.

           If the transaction were treated as creating a partnership between the Certificateholders and the Seller, the partnership itself would not be subject to federal income tax (unless it were treated as a publicly-traded partnership taxable as a corporation); rather, each Certificateholder and the other partners would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. Furthermore, see "Foreign Investors," below, for the effect of such recharacterization on foreign investors. In addition, the amount and timing of items of income and deductions of the Certificateholder could differ if the Certificates were held to constitute partnership interests, rather than indebtedness.

           If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust formed pursuant to the Pooling and Servicing Agreement would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. See "Foreign Investors," below, for the effect of such recharacterization on foreign investors.

           Generally, section 7704(b) of the Code provides that a partnership is a "publicly traded partnership" if interests in the partnership are traded on an established securities market, or are readily tradeable on a secondary market or a substantial equivalent. Securities are readily tradeable on a secondary market or the substantial equivalent of a secondary market if the buyer or seller of such securities may buy, sell, or exchange them in a manner economically comparable to trading on an established securities market (I.E., whenever interests are subject to firmquote trading). Because there will be no restrictions imposed on the free transferability of the Certificates, there is a risk that if a partnership is deemed to be created, it will be classified as a publicly traded partnership. Regulations issued under section 7704 of the Code significantly narrow the circumstances under which a partnership may be excepted from classification as a publicly traded partnership. The Proposed Regulations are subject to change before being adopted in final form. There can be no assurance, therefore, that any Certificate recharacterized as equity by the IRS would qualify as nonpublicly traded or would be otherwise excepted from such classification pursuant to any safe harbors provided by such regulations. Investors are urged to consult their own tax advisors with respect to issues relating to publicly traded partnerships.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

           Assuming that the opinion of Tax Counsel that the Certificates will constitute indebtedness for federal income tax purposes is correct, interest thereon will be includible as ordinary income when received by Certificateholders which use the cash method of accounting and when accrued by Certificateholders which use the accrual method of accounting.

           ORIGINAL ISSUE DISCOUNT. While it is not anticipated that the Certificates will be issued with original issue discount within the meaning of section 1273 of the Code ("OID"), if the Certificates are in fact issued at a discount, the following rules will apply. The excess of the principal amount of the Certificates over their initial issue price (in this case, with respect to the Certificates, the price at which such Certificates initially are sold) will constitute OID. A Certificateholder must include OID (unless the amount of such OID is treated as DE MINIMIS) in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Any DE MINIMIS OID on the Certificates will be required to be allocated among the principal payments to be made on such Certificates, and the portion of such discount allocated to each principal payment will be required to be reported as income as each principal payment is made.

           In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Certificates. It is unclear whether those provisions would be applicable to the Certificates in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Certificates, the amount of OID that will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations the Servicer currently intends that any information reports or returns to the IRS and the Certificateholders regarding OID, if any, will be based on the assumption that there will be no prepayments on the Receivables. However, none of the Seller, the Servicer, the Underwriter, NAFCO nor the Trustee will make any representation regarding the prepayment rate of the Receivables. See "Prepayment and Yield Considerations." Accordingly, Certificateholders are advised to consult their own tax advisors regarding the impact of any prepayments under the Receivables (and the OID rules) if the Certificates are issued with OID.

           The foregoing discussion is based in part on the OID Regulations, which do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Certificates in the event that the OID rules apply to the Certificates. Certificateholders should consult their own tax advisors regarding the proper method of reporting taxable income from the Certificates. Furthermore, if the Certificates are issued with OID the Servicer will calculate the yield of each Certificate based on the initial issue price of such Certificate and will report such amount annually to the IRS and each Certificateholder. The amount of OID, if any, reported to the Certificateholders by the Servicer or the Trustee for a calendar year may not be the proper amount of OID required to be reported by any Certificateholder who did not purchase its Certificate at such initial issue price, or by any Certificateholders who are not original purchasers. Accordingly, Certificateholders should consult their own tax advisors to determine the amount of OID includible in income during a calendar year. See "Information Reporting" below.

           MARKET DISCOUNT. A subsequent holder who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. In particular, under section 1276 of the Code, a holder, who purchases a Certificate at a discount that exceeds DE MINIMIS market discount, generally will be required to allocate a portion of each such partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent. If the provisions of section 1272(a)(6) apply to the Certificates, as described above with respect to the use of a reasonable prepayment assumption (and adjustments resulting from actual prepayments), such provisions also would affect accrual of any market discount. Accordingly, Certificateholders are advised to consult their own tax advisors regarding the impact of such requirement if the Certificates are purchased at a discount.

           A Certificateholder may elect to include such market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market-discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applied. If such election is made, the interest deferral rule described above will not apply. In addition, the OID regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Certificate with market discount, the Certificateholder would be deemed to have made an election to include market discount currently in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a

Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Interest Income of Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable. If a Certificate is purchased at a DE MINIMIS market discount, the actual discount will be required to be allocated among the principal payments to be made on such Certificate, and the portion of such discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding DE MINIMIS OID, unless the above described election is made.

           PREMIUM. In the event that a Certificate is purchased at a premium (i.e., generally, the purchase price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Certificate if the Certificateholder makes (or has in effect) an election under section 171 of the Code. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Interest Income of Certificates--Market Discount" above. The legislative history to the OID rules states that the same rules that apply to the accrual of market discount (which rules will require the use of a prepayment assumption in accruing market discount with respect to debt instruments without regard to whether such debt instruments have OID) will also apply in amortizing bond premium under section 171 of the Code.

SALES OF CERTIFICATES

           Except as described above with respect to the market discount rules and as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of such Certificate, recognized on the sale or exchange of a Certificate by an investor who holds such Certificate as a capital asset will be capital gain or loss. However, a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income to the extent such Certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such conversion transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income will in general not exceed the amount of interest that would have accrued on the taxpayer's net investment in such conversion transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

           The adjusted basis of a Certificate generally will equal its cost, increased by any income previously reported (including any OID and market discount income) by the selling Certificateholder and reduced (but not below zero) by any deduction previously allowed for losses and any amortized premium and by any payments previously received with respect to such Certificate. Principal payments on the Certificate will be treated as amounts received upon a sale or exchange of the Certificate under the foregoing rules.

INFORMATION REPORTING

           The Servicer is required to furnish or cause to be furnished to each Certificateholder with each payment a statement setting forth the amount of such payment allocable to principal on the Certificate and to interest thereon at the Certificate Rate. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each Certificateholder who was such a holder at any time during such year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of Certificates to prepare their tax returns. If the Certificates are issued with OID, the Servicer will provide or cause to be provided to the IRS and Certificateholders information statements with respect to OID as required by the Code or as Certificateholders may reasonably request from time to time. For the reasons described under "Taxation of Interest Income of Certificateholders -- Original Issue Discount," above, if the Certificates are issued with OID, the amount of OID reported for a calendar year may not be the proper amount of OID required to be reported by any Certificateholder who did not purchase its Certificate for the initial issue price at which the Certificates were first sold, or by Certificateholders who are not original purchasers. Accordingly, Certificateholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

           As applicable, the Certificate information reports will include a statement of the adjusted issue price of the Certificates at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Trust may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Interest Income of Certificates--Market Discount" above.

FOREIGN INVESTORS

           A Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate generally will not be subject to United States federal income or withholding tax in respect of interest (including accrued OID) paid on a Certificate, provided that the Certificateholder complies to the extent necessary with certain identification requirements (including delivery of a statement (IRS Form W-8), signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The foregoing exemption does not apply to payments of interest (including payments in respect of accrued OID, if any), received by a Certificateholder that either (i) owns directly or indirectly a 10% or greater interest in the entity treated as issuing the Certificates, (ii) is a bank that purchased its Certificate in the ordinary course of its trade or business, (iii) is a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, or (iv) is a "controlled foreign corporation" (within the meaning of section 957 of the Code) with respect to which such issuer of the Certificates is a "related person" (within the meaning of section 881(c)(3)(C) of the Code). If the Certificateholder does not qualify for the foregoing exemption from withholding, payments of interest, including payments in respect of any accrued OID, to such Certificateholder may be subject to withholding tax at a tax rate of 30%, subject to reduction (including exemption) under any applicable tax treaty, provided the Certificateholder supplies (at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations) a completed IRS Form 1001 to report its eligibility for such reduced rate or exemption.

           Amounts allocable to interest (including OID, if any), received by a Certificateholder that is not a United States person, which constitute income that is effectively connected with a United States trade or business carried on by the Certificateholder will not be subject to withholding tax, but rather will be subject to United States income tax at the graduated rates applicable to United States persons, provided the Certificateholder supplies (at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations) a completed IRS Form 4224 to report its exemption from withholding.

           For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

           If the interests of the Certificateholders were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to the branch profits tax on such income (unless an applicable tax treaty exemption from such tax applied). Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. Any tax withheld from each foreign partner would be credited against such foreign partner's United States federal income tax liability.

           If the Certificates were treated as equity interests in an entity classified as an association taxable as a corporation, including a partnership classified as a publicly traded partnership, distributions to foreign persons, to the extent treated as dividends, generally would be subject to withholding tax at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

           Certificateholders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a Certificate.

Because of the possible characterization of the Certificates as interests in a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation, purchase of the Certificates may not be a suitable investment for a person who is not a United States person.

BACKUP WITHHOLDING

           Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Information returns will be sent annually to the IRS and each Certificateholder setting forth the amount of interest paid on the Certificates and the amount of any tax withheld thereon.

STATE AND LOCAL TAX CONSEQUENCES

           In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. Additionally, investors in the Certificates should consult their own tax advisors regarding whether the purchase of such Certificates, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on the assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

           State tax consequences to each Certificateholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay stake tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the states's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state taxes.

           FLORIDA. Some of the activities to be undertaken by the Servicer in servicing and collecting payments on the Receivables will take place in Florida. Florida imposes a franchise tax on corporations, banks and financial institutions doing business in the State of Florida measured by their net income allocated and apportioned to Florida. This discussion is based upon present provisions of Florida law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Florida Department of Revenue.

           Assuming the Certificates are treated as indebtedness for Federal income tax purposes, this treatment will also apply for Florida tax purposes. The Florida Administrative Code includes a rule (the "Loan Rule"), promulgated under the Florida Income Tax Code, which provides that a financial organization earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax irrespective of the place of receipt of such interest. A "financial organization" is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. To the extent Certificates are secured by tangible personal property located in Florida, a "financial organization" may be subject to the Florida corporate income tax at a maximum rate of 5.5%, on a pro rata portion of the interest on the Certificates and may be required to file an income tax return in Florida, even if it has no other Florida contacts. Consequently, prospective investors are urged to consult their own tax advisors as to the applicability of Florida taxation to their investments in the Certificates and to their ability to offset any such Florida tax against any other state tax liabilities that such investors might have.

           In the alternative, if the Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Florida tax purposes. In such case, Florida could view the partnership as doing business in Florida, and a Certificateholder not otherwise subject to taxation in Florida could become subject to Florida income, franchise or withholding taxes as a result of its mere ownership of Certificates.

           If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Florida franchise or income tax. Such taxes could result in reduced distributions to Certificateholders. A Certificateholder not otherwise subject to tax in Florida would not become subject to Florida taxes as a result of its mere ownership of such an interest.

           Finally, even if the Certificates are properly classified as debt obligations for Federal income tax purposes, they might be treated as debt obligations of an entity characterized as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, which could be subject to Florida franchise or income taxes. Any such taxes could result in reduced distributions to Certificateholders. Certificateholders not otherwise subject to tax in Florida would not become subject to Florida taxes as a result of their mere ownership of such an interest. In addition, if the Certificates were treated as debt obligations of an entity characterized as a partnership for Federal income tax purposes, such treatment would also apply for Florida tax purposes.

           TENNESSEE. Certain servicing and collection activities with respect to the Receivables will take place in Tennessee. Tennessee imposes an excise tax on corporations and business trusts doing business in the state of Tennessee measured by their net income allocated and apportioned to Tennessee. Tennessee also imposes a franchise tax on corporations and business trusts doing business in Tennessee measured by the greater of stockholder equity or real and tangible personal property used or owned ("Tax Base") in Tennessee, such Tax Base being allocated and apportioned to Tennessee in the same manner as their net income is allocated under the excise tax. Under recent legislation, a different apportionment formula applies to financial institutions doing business in Tennessee. This discussion is based upon recent provisions of Tennessee law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which may be retroactive. No ruling on any of the issues discussed below will be sought from the Tennessee Department of Revenue.

           Assuming the Certificates are treated as indebtedness for income tax purposes, this treatment should also apply for Tennessee tax purposes. Pursuant to this treatment, Certificateholders not otherwise subject to Tennessee tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to taxation in Tennessee, however, could be required to pay additional excise tax on the income generated from ownership of the Certificates and additional franchise tax on any increases in capital employed in Tennessee attributable to their ownership of the Certificates.

           In the alternative, if the Certificates are treated as interests in a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Tennessee tax purposes. In such case, Tennessee could view the partnership as doing business in Tennessee, and a Certificateholder not otherwise subject to taxation in Tennessee could become subject to Tennessee excise taxes as a result of its ownership of Certificates.

           If the Certificates are instead treated as ownership interests in an association taxable as a corporation, a "publicly traded partnership" taxable as a corporation or a "business trust" doing business doing business in Tennessee, then that entity itself would be subject to Tennessee excise and franchise tax. Such taxes could result in reduced distributions to Certificateholders. A Certificateholder not otherwise subject to tax in Tennessee would not be subject to Tennessee taxes as a result of its ownership of such an interest.

           Finally, even if the Certificates are properly classified as debt obligations for Federal income tax purposes, they might be treated as debt obligations of an entity characterized as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation or business trust which could be subject to Tennessee excise and franchise taxes. Any such taxes could result in reduced distributions to Certificateholders. Certificateholders not otherwise subject to tax in Tennessee would not become subject to tax in Tennessee as a result of their ownership of such an interest. In addition, if the Certificates were treated as debt obligations of an entity characterized as a partnership for Federal income tax purposes, such treatment would also apply for Tennessee tax purposes.


                              ERISA CONSIDERATIONS

           The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (including without limitation, for this purpose, any insurance company general account) (each, a "Plan Investor"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

           Subject to the terms and conditions set forth in the Underwriting Agreement between the Seller and First Union Capital Markets Corp. (the "Underwriter"), the Certificates will be purchased from the Seller by the Underwriter upon issuance.

           The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Certificates offered hereby, if any of such Certificates are purchased.

           The Seller has been advised by First Union Capital Markets Corp. that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.20% of the principal amount of the Certificates, and that the Underwriter and such dealers may re-allow a discount of not in excess of 0.125% of the principal amount of the Certificates to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Certificates offered hereby. In addition, certain fees and expenses of the Underwriter, including fees and expenses of its counsel, will be paid by the Seller.

           NAFCO and the Seller have agreed to indemnify the Underwriter against certain liabilities, including certain losses, claims, damages or liabilities arising under the Securities Act of 1933, as amended, in connection with certain untrue statements of material fact or material omissions contained in the Preliminary Prospectus Supplement, the Prospectus or the Registration Statement.

           The Seller does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates and any such market may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

           In the ordinary course of their respective businesses, First Union Capital Markets Corp. and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NAFCO and its affiliates. See "Use of Proceeds" herein and "Plan of Distribution" in the accompanying Prospectus. In connection with the offering contemplated by this Prospectus Supplement, First Union Corporation has received a fee from the Seller in respect of certain advisory services relating to the structuring of the transaction.

           This Prospectus Supplement and the accompanying Prospectus may be used by the Underwriter, affiliates of which have an ownership interest in, or participate in banking transactions with, NAFCO, in connection with offers and sales related to market making transactions in the Certificates. The Underwriter may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.


                                  LEGAL MATTERS

           Certain matters with respect to the legality of the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" will be passed upon for the Seller by Thacher Proffitt & Wood, New York, New York. Certain matters with respect to the Certificates will be passed upon for the Underwriter by Dewey Ballantine, New York, New York. Certain Florida tax matters will be passed upon for the Seller by Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. Certain Tennessee tax matters will be passed upon for the Seller by Bass, Berry & Sims. Certain legal matters relating to the Certificate Policy will be passed upon for the Certificate Insurer by Steven D. Thomas, Esq., Associate General Counsel of the Certificate Insurer. The Certificate Insurer is represented by Mayer, Brown & Platt, New York, New York.


                                     RATINGS

           As a condition of issuance, the Certificates will be rated "AAA" by S&P and "Aaa" by Moody's primarily on the basis of the issuance of the Certificate Policy by the Certificate Insurer. There is no assurance that the ratings initially assigned to the Certificates will not subsequently be lowered or withdrawn by the Rating Agencies. Such ratings will not constitute an assessment of the likelihood that principal prepayments on the Receivables underlying the Certificates will be made by the Obligors thereon or of the degree to which the rate of such prepayments might differ from that originally anticipated. See "Risk Factors -- Ratings on Certificates" herein.


                                     EXPERTS

           The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

ABS                 .....................................................S-23
ABS Table           .....................................................S-24
ACCH                ...........................................S-4, S-6, S-19
Additional Receivable Transfer Percentage................................S-42
Additional Receivables..............................................S-5, S-31
Affiliated Group    .....................................................S-23
Aggregate risks     .....................................................S-30
Agreement           ......................................................S-4
Amortization Event  .....................................................S-10
APR                 ......................................................S-7
Available Amount    .....................................................S-48
Backup Servicer     ......................................................S-4
Bankruptcy Loss     .....................................................S-39
Beneficial Owner    .....................................................S-31
Book-Entry Certificates..................................................S-31
Business Day        ................................................S-7, S-54
Cede                .....................................................S-31
CEDEL Participants  .....................................................S-33
Certificate Account ..........................................S-5, S-18, S-48
Certificate Distributable Amount.........................................S-37
Certificate Insurer ......................................................S-5
Certificate Insurer Default..............................................S-46
Certificate Insurer Optional Deposit.....................................S-48
Certificate Interest Distributable Amount................................S-37
Certificate Percentage..............................................S-5, S-30
Certificate Policy  ........................................................1
Certificate Principal Distributable Amount...............................S-38
Certificate Rate    ........................................................1
Certificateholder   ..................................................1, S-55
Certificates        ........................................................1
Closing Date        ......................................................S-4
Code                .....................................................S-14
Collateral Agent    ..........................................S-4, S-12, S-19
Collection Account  ..........................................S-5, S-18, S-47
Cooperative         .....................................................S-34
Custodian           .....................................................S-18
Cut-off Dates       ......................................................S-6
Defaulted Receivable.....................................................S-44
Definitive Certificate...................................................S-31
Determination Date  .....................................................S-48
Distribution Date   .............................................1, S-7, S-36
Draw Date           .....................................................S-40
DTC                 ..................................................1, S-31
Due Period          ......................................................S-8
Eligible Account    .....................................................S-47
Eligible Investments.....................................................S-47
Euroclear Operator  .....................................................S-34
Euroclear Participants...................................................S-34
European Depositaries....................................................S-33
Exchange Act        ......................................................S-2
Final Scheduled Distribution Date......................................1, S-7
Financed Vehicles   ..........................................S-5, S-18, S-31
Financial organization...................................................S-64
Financial Security  .................................................S-3, S-5
Funding Trust II    ................................................S-6, S-19
Guaranteed Distributions.................................................S-53
Holder              ..................................................1, S-55
Holdings            ................................................S-3, S-28
Initial Cut-off Date......................................................S-5
Initial Pre-Funded Amount................................................S-50
Initial Receivables ................................................S-5, S-31
Insurance Agreement .....................................................S-40
Insurance Agreement Event of Default.....................................S-45
IRS                 .....................................................S-56
Liquidated Receivable....................................................S-38
Loan Rule           .....................................................S-64
Modeling Assumptions.....................................................S-24
Monthly Interest    .....................................................S-28
Moody's             .....................................................S-15
NAFCO               ........................................................1
NAFCO Transferors   ..........................................S-6, S-19, S-42
OFSA                .....................................................S-28
OID                 .....................................................S-58
Order               .....................................................S-54
Original Pool Outstanding Principal
                    Balance..............................................S-13
Originators         ......................................................S-4
Pass-Through Rate   ......................................................S-7
Percentage Interest .....................................................S-30
Plan                .....................................................S-14
Plan Investor       ...............................................S-15, S-65
Policy Claim Amount .....................................................S-40
Pool Outstanding Principal Balance.................................S-13, S-43
Pooling and Servicing Agreement.............................................1
Pre-Funded Amount   .....................................................S-11
Pre-Funding Account ........................................................1
Pre-Funding Period  ..................................................1, S-11
Principal Distributable Amount...........................................S-38
Purchase Agreement  ................................................S-6, S-19
Purchase Agreements ................................................S-6, S-19
Purchase Amount     ......................................................S-9
Rating Agencies     .....................................................S-15
Receipt             .....................................................S-54
Receivable Files    .....................................................S-18
Receivables         .............................................1, S-5, S-31
Received            .....................................................S-54
Record Date         ......................................................S-8
Relevant Depositary .....................................................S-33
Reporting Date      .....................................................S-48
Required Reserve Amount..................................................S-50
Retransfer Default Receivable............................................S-39
Revolving Account   ........................................................1
Revolving Period    .............................................1, S-9, S-49
Rules               .....................................................S-32
S&P                 ...............................................S-15, S-67
Sale Agreement      ......................................................S-6

Seller              .............................................1, S-4, S-27
Seller Interest     ...................................................1, S-9
Seller Percentage   ......................................................S-9
Servicer            .............................................1, S-4, S-27
Servicer Certificate.....................................................S-35
Servicer Default    .....................................................S-44
Servicing Fee       .....................................................S-51
Single risks        .....................................................S-30
Spread Account Agreement.................................................S-12
Spread Account Initial Amount............................................S-41
Subsequent Cut-off Date...................................................S-6
Subsequent Transfer Agreement............................................S-17
Subsequent Transfer Date..................................................S-6
Tax Base            .....................................................S-65
Tax Counsel         .....................................................S-56
Terms and Conditions.....................................................S-34
Trust               ...................................................1, S-4
Trust Property      .............................................1, S-5, S-31
Trustee             .............................................1, S-4, S-19
Underwriter         .....................................................S-66
United States person...............................................S-61, S-62
World Omni          .....................................................S-28

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

           Except in certain limited circumstances, the globally offered National Auto Finance 1996-1 Trust Certificates (the "Global Certificates") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets.
Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven-calendar-day settlement).

           Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

           Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

           INITIAL SETTLEMENT

           All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

           Investors electing to hold their Global Certificates through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

           SECONDARY MARKET TRADING

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

           TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

           CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlements. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their account one day later.

           As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Certificates to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

           TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time-zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

           (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

           (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

           (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

           A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Owners of Global Certificates that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

           EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

           The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

PROSPECTUS

                   NATIONAL AUTO AUTOMOBILE RECEIVABLES TRUSTS

                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                       AUTOMOBILE RECEIVABLES-BACKED NOTES

                                -----------------


                      NATIONAL FINANCIAL AUTO FUNDING TRUST
                                    (Seller)


                                -----------------

         The Automobile Receivables-Backed Certificates (the "Certificates") and the Automobile Receivable-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.

         The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by National Financial Auto Funding Trust (the "Seller"), a wholly owned subsidiary of National Auto Finance Company L.P. ("NAFCO"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sale contracts (the "Receivables") purchased by NAFCO or Auto Credit Clearinghouse L.P., a subsidiary of NAFCO (together with NAFCO, the "Originators"), principally from motor vehicle dealers and secured by new and used automobiles, light trucks, vans or minivans, certain monies paid or payable thereunder on or after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of the security interests of the Originators in the vehicles financed thereby, rights to receive proceeds from claims on certain insurance policies covering the vehicles or the obligors on the Receivables, rights to enforce certain remedies against the Originators in the event of a breach of a representation or warranty made by the Originators regarding the Receivables, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with the Trustee or the Indenture Trustee, which may include a Pre-Funding Account and/or a Revolving Account, each of which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period or Revolving Period specified in the related Prospectus Supplement.

         Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, NAFCO, in its individual capacity and as Servicer, and the Trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, NAFCO, in its individual capacity and as Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").
                                                   (CONTINUED ON FOLLOWING PAGE)

         FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED
             BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK
        FACTORS" AT PAGE 20 HEREIN AND AS MAY BE SET FORTH IN THE RELATED
                             PROSPECTUS SUPPLEMENT.
                                  ------------
 THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF
  THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF NAFCO,
                     THE SELLER OR ANY AFFILIATE OF EITHER.
                                  ------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                  ------------
         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 31, 1996.

         Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

         Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

         Unless the related Prospectus Supplement provides for physical delivery of the Securities, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

         Certain capitalized terms used in this Prospectus are defined elsewhere herein. A listing of the pages on which such terms are defined is found in the "Index of Defined Terms" herein on page 89.

         There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                              AVAILABLE INFORMATION

         The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates.


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller or NAFCO intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer, on behalf of each Trust, will discontinue the filing of such periodic reports with the Commission upon completion of the reporting period required by Rule 15d-1 of the Exchange Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

         The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747).

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES OF SECURITIES. CERTAIN CAPITALIZED TERMS IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS."

Issuer.............................   With respect to each series of Securities,
                                      a trust (the "Trust") will be formed by
                                      National Financial Auto Funding Trust (the
                                      "Seller") pursuant to either a Pooling and Servicing Agreement among the Seller,
                                      National Auto Finance Company L.P.
                                      ("NAFCO"), in its individual capacity and as Servicer (in such capacity referred to herein as the "Servicer"), and the Trustee specified in the related Prospectus
                                      Supplement, or a Trust Agreement between the Seller, the Trustee specified in the related Prospectus Supplement and certain other parties as specified in the related
                                      Prospectus Supplement.

Seller.............................   National Financial Auto Funding Trust, a
                                      wholly owned subsidiary of NAFCO. See "The
                                      Seller."

Originators........................   NAFCO and Auto Credit Clearinghouse L.P.,
                                      a subsidiary of NAFCO.

Servicer...........................   National Auto Finance Company L.P. See
                                      "NAFCO."

Trustee............................   The Trustee specified in the related
                                      Prospectus Supplement (the "Trustee"). See
                                      "Description of the Purchase Agreements
                                      and the Trust Documents--The Trustee."

Backup Servicer....................   NAFCO may be terminated as Servicer under
                                      certain circumstances, at which time the Backup Servicer specified in the related
                                      Prospectus Supplement (the "Backup
                                      Servicer") will automatically become the
                                      Servicer. See "Description of the Purchase
                                      Agreements and the Trust Documents--

                                      Servicer Termination Events" and "--The
                                      Backup Servicer."

Indenture Trustee..................   With respect to any series of Securities
                                      including one or more classes of Notes,
                                      the Indenture Trustee specified in the
                                      related Prospectus Supplement (the
                                      "Indenture Trustee").

The Certificates...................   Each series of Securities will include one
                                      or more classes of Certificates which will be issued pursuant to the related Trust
                                      Documents.

                                      Certificates will be available for
                                      purchase in the denominations specified in the related Prospectus Supplement and will be available in book-entry form only unless otherwise provided in the related Prospectus Supplement. Holders of Certificates ("Certificateholders") will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Book-Entry Registration."

                                      Other than as provided below with respect to Strip Certificates, each class of Certificates will have a stated Certificate Balance (as defined in the related Prospectus Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining subsequent changes to the Pass-Through Rate. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

                                      A series may include two or more classes of Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass- Through Rate or amount of distributions in respect of principal or interest, or as to which distributions in respect of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                                      With respect to any series of Securities including one or more classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

                                      If the Seller or Servicer exercises its
                                      option to purchase the Receivables of a
                                      Trust on the terms and conditions
                                      described below under "Description of the Purchase Agreements and the Trust Documents--Termination,"
                                      Certificateholders will receive an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account or Revolving Account, Certificateholders may receive a distribution in respect of principal on or immediately following the end of the Pre-Funding Period or Revolving Period, as applicable, specified in the related Prospectus Supplement in an amount and manner specified in the related Prospectus Supplement.

The Notes..........................   With respect to any series of Securities
                                      including one or more classes of Notes,
                                      such Notes will be issued pursuant to an Indenture.

                                      Notes will be available for purchase in
                                      the denominations specified in the related
                                      Prospectus Supplement and will be
                                      available in book-entry form or, if
                                      specified in the related Prospectus
                                      Supplement, in definitive form. If Notes are issued in book-entry form, holders of Notes ("Noteholders") will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Book-Entry Registration."

                                      Other than as provided below with respect to Strip Notes, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                      A series may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. If the Seller or the Servicer exercises its option to purchase the Receivables of a Trust on the terms and conditions described below under "Description of the Purchase Agreements and the Trust Documents--Termination," the outstanding Notes, if any, of such series will be redeemed as set forth in the related

                                      Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a PreFunding Account or Revolving Account, the outstanding Notes, if any, of such series will be subject to partial redemption on or immediately following the end of the PreFunding Period or Revolving Period, as applicable, in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

Trust Property.....................   Each Certificate will represent a
                                      fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The assets of each Trust (the "Trust Property") will include a pool (the "Receivables Pool") of retail installment sale contracts (the
                                      "Receivables") purchased or to be
                                      purchased primarily from motor vehicle
                                      dealers ("Dealers") by the Originators and secured by new and used automobiles, light trucks, vans or minivans (the "Financed
                                      Vehicles"), certain monies paid or payable thereunder on or after the Cutoff Date (as specified in the related Prospectus
                                      Supplement), an assignment of the security interests of the Originators in the Financed Vehicles and of the right to receive proceeds from claims on certain insurance policies covering the Financed
                                      Vehicles or the Obligors, the assignment of certain rights of the Originators against the Dealers originating such
                                      Receivables, the Collection Account and
                                      certain other trust accounts as may be
                                      established to provide credit support or liquidity with respect to the related
                                      Trust assets or Securities, including in the case of each such account all investments therein, all income from the investment of funds therein and all proceeds thereof, and certain other rights under the Trust Documents. In addition, if so specified in the related

                                      Prospectus Supplement, the Trust Property will include monies on deposit in a Pre-Funding Account and/or Revolving Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Receivables (as defined below) from the Seller from time to time during the Pre-Funding Period and/or Revolving Period specified in the related Prospectus Supplement, as well as any Subsequent Receivables so purchased. See "The Trusts."

                                      The Receivables of each Trust will be
                                      purchased by the Seller from either or
                                      both of the Originators and/or one or more special-purpose finance subsidiaries of NAFCO (each of the Originators and any such subsidiary, in its capacity as transferor of Receivables to the Seller, a "NAFCO Transferor") pursuant to a purchase agreement (the "Purchase Agreement") between the Seller and the applicable NAFCO Transferor on or prior to the date of issuance of the Securities. If and to the extent provided in the related Prospectus Supplement, the Seller will be obligated (subject only to the availability thereof) to purchase from one or more NAFCO Transferors and to sell to the related Trust, and the related Trust will be obligated to purchase from the Seller (subject to the satisfaction of certain conditions described in the applicable Purchase Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date.

                                      The Trust Property of each Trust will also include an assignment of the Seller's rights under the related Purchase Agreement, including rights against the applicable

                                      Originator upon the occurrence of certain breaches of representations and warranties thereunder (a "Repurchase Event"). See "Description of the Purchase Agreements and Trust Documents--Sale and Assignment of the Receivables" and "--Servicing Procedures."

Pre-Funding Account................   If and to the extent specified in the
                                      related Prospectus Supplement, a portion of the net proceeds from the offering of the Securities of a series (such amount, the "Pre-Funded Amount") may be deposited in a segregated account (the "Pre-Funding
                                      Account") with the Trustee or Indenture
                                      Trustee, as the case may be, for the
                                      benefit of the Securityholders. During the period specified in the related Prospectus
                                      Supplement (the "Pre-Funding Period") the
                                      Pre-Funded Amount will be reduced as it is used to purchase Subsequent Receivables subject to the satisfaction of certain conditions specified under the related
                                      Trust Documents. The maximum length of the Pre-Funding Period will be specified in the related Prospectus Supplement and will not exceed one year. The Pre-Funded Amount will be specified in the related
                                      Prospectus Supplement and will not exceed the lesser of (i) 25% of the gross proceeds of the offering of the related series of Securities and (ii) the aggregate principal balance of Subsequent
                                      Receivables that the Seller anticipates it will be able to acquire and convey to the Trust during the Pre- Funding Period.
                                      Funds on deposit in the Pre-Funding
                                      Account will be invested in Eligible
                                      Investments pending release of such funds to the Seller in connection with the purchase of Subsequent Receivables.

                                      Prior to the conveyance of any Subsequent
                                      Receivables to the Trust, the Seller will be required to give notice of the Subsequent Receivables to be conveyed to the Trust to the Trustee(s), the Rating Agencies and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Trust Documents, including the receipt by the Trustee and/or Indenture Trustee, as applicable, of an executed assignment, the Trustee and/or Indenture Trustee, as applicable, will release from the Pre-Funding Account the necessary funds to purchase the Subsequent Receivables to be conveyed to the Trust on such date. In no event will funds be released from the PreFunding Account to purchase Subsequent Receivables unless the Rating Agencies rating the Securities of such series confirm that the ratings on the Securities of such series have not been withdrawn or reduced as a result of the conveyance of the Subsequent Receivables to the Trustee. Subsequent Receivables purchased with funds released from the Pre-Funding Account will have been originated in accordance with the Originators' general underwriting guidelines as in effect from time to time and will not be selected on the basis of any adverse selection criteria.

                                      If any Pre-Funded Amount remains on
                                      deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all classes of the Securities. In the event of such prepayment, the
                                      Securityholders may be entitled to receive a prepayment premium in the amount and to the extent provided in the related Prospectus Supplement. Such a prepayment could result in the Securityholders receiving principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities. See "Risk Factors--Yield and Prepayment Considerations."

Revolving Account..................   If the related Prospectus Supplement so
                                      provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending on the date set forth in the related Prospectus Supplement (the
                                      "Revolving

                                      Period") during which no principal
                                      payments will be made to one or more
                                      classes of Notes or Certificates of the
                                      related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be
                                      (i) utilized by the Trust during the
                                      Revolving Period to acquire additional
                                      Receivables that satisfy the standards
                                      described under "Description of the
                                      Purchase Agreements and the Trust
                                      Documents -- Sale and Assignment of the
                                      Receivables" herein and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates, if any, specified in the related Prospectus Supplement as then are in amortization, or
                                      (iv) otherwise applied as specified in the related Prospectus Supplement.

                                      An "Amortization Period" is the period
                                      during which an amount of principal is
                                      payable to holders of a series of
                                      Securities that, during the Revolving
                                      Period, were not entitled to such
                                      payments. If so specified in the related
                                      Prospectus Supplement, during an
                                      Amortization Period all or a portion of
                                      principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                                      Each Trust that has a Revolving Period may also issue to the Seller a certificate evidencing an undivided beneficial interest (the "Retained Interest") in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related series of Securities outstanding is reduced.

Credit Enhancement.................   If and to the extent specified in the
                                      related Prospectus Supplement, credit
                                      enhancement with respect to a Trust or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement (a "Security
                                      Insurer"), subordination of one or more
                                      other classes of Securities, a reserve
                                      account, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. A form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related
                                      Prospectus Supplement. "Description of the
                                      Purchase Agreements and the Trust
                                      Documents--Credit Enhancement."

Servicer and OFSA..................   The Servicer will be directly obligated to
                                      the Trustee for the servicing and
                                      administering of the Receivables pursuant to the Trust Documents. With respect to each series of Securities, compensation to the Servicer will include a monthly fee
                                      (the "Servicing Fee") that will be payable from the related Trust to the Servicer on each Distribution Date in an amount equal to the product of one-twelfth of the per annum rate specified in the related
                                      Prospectus Supplement multiplied by the
                                      aggregate principal balance of the
                                      Receivables (the "Aggregate Principal
                                      Balance") as of the first day of the prior calendar month, plus any late fees and other administrative fees and expenses or similar charges collected with respect to the Receivables during such Monthly
                                      Period. The Servicer may, to the extent
                                      provided in the Trust Documents and with the prior written consent of the Security
                                      Insurer, if any, delegate any of its
                                      servicing duties to one or more
                                      subservicers; PROVIDED, HOWEVER, that
                                      notwithstanding the delegation of its
                                      duties pursuant to a subservicer
                                      arrangement, the Servicer will not be
                                      relieved of its obligations with respect to the servicing of the Receivables. On or before the Closing Date specified in the related Prospectus Supplement, the
                                      Servicer will enter into a Subservicing
                                      Agreement (the "Subservicing Agreement") with Omni Financial Services of America,
                                      Inc., a wholly owned subsidiary of World
                                      Omni Financial Corp. ("OFSA"), pursuant to which OFSA will subservice the Receivables and maintain possession of the Receivable
                                      Files in a custodial capacity on behalf of the Trustee. It is intended that OFSA will directly service the Receivables and will collect payments received on the
                                      Receivables, engage in collection efforts in respect of past due Receivables and, where appropriate, repossess and liquidate
                                      Financed Vehicles securing defaulted
                                      Receivables. Unless otherwise specified in the related Prospectus Supplement, none of the Servicer, the Security Insurer or OFSA will have any obligation to make advances of delinquent payments of principal and interest on the Receivables. None of the Trustee, the Trust, the Indenture Trustee, the Security Insurer or the
                                      Securityholders will be party to the
                                      Subservicing Agreement and none of them
                                      will have any rights to enforce the
                                      Subservicing Agreement other than as such rights may be assigned to the Trustee in the event it acts as Back-Up Servicer or successor Servicer; PROVIDED, HOWEVER, the
                                      Security Insurer, if any, will have the
                                      right to terminate any subservicing
                                      arrangement in
                                      connection with a termination of the
                                      Servicer.

Receivables........................   The Receivables forming part of the Trust
                                      Property of each Trust were or will have been originated by Dealers in the ordinary course of business. The Receivables will generally be prepayable at any time without penalty to the purchaser or co-purchasers of the Financed Vehicle or other person or persons who are obligated to make payments thereunder (each, an "Obligor"). See "The Receivables."
                                      Information with respect to each
                                      Receivables Pool, including the weighted average annual percentage rate and the weighted average remaining maturity, will be set forth in the related Prospectus
                                      Supplement.

Collection Account and
Lockbox Account....................   With respect to each series of Securities,
                                      the Servicer will establish and maintain one or more separate accounts (the
                                      "Collection Account") in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the Certificateholders and the Noteholders, if any. All payments from Obligors that are received by the Servicer or any subservicer on behalf of each Trust will be deposited in the related
                                      Collection Account not later than two
                                      Business Days after receipt thereof or, if acceptable to the applicable Rating
                                      Agencies, such other time period as may be specified in the related Prospectus
                                      Supplement. OFSA has established and
                                      maintains a lockbox account (the "Lockbox
                                      Account") currently with Mellon Financial
                                      Services, a subsidiary of Mellon Bank (the
                                      "Lockbox Bank") to which payments in
                                      respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA are remitted. Obligors will be notified to remit payments in respect of the Receivables directly to the Lockbox
                                      Account or, if acceptable to the
                                      applicable Rating Agencies, such other
                                      account or accounts as may be specified in the related Prospectus Supplement. The
                                      Lockbox Account will not be segregated nor assigned or pledged to the Trustee or the Indenture Trustee and payments in respect of the Receivables deposited to the Lockbox Account will be commingled with collections in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA. Neither the Trustee nor the Servicer will have any rights to withdraw or otherwise direct disposition of funds on deposit in the Lockbox Account. The Servicer will be permitted to use any alternative remittance schedule acceptable to the
                                      Rating Agencies (as defined below) and to the Security Insurer, if any (unless the Security Insurer shall be in continuing default on its obligations under the Policy or certain bankruptcy events shall have occurred with respect to the Security
                                      Insurer (an "Insurer Default")). See
                                      "Description of the Purchase Agreements
                                      and the Trust Documents--Collections."

Mandatory Purchases of Certain
  Receivables......................   With respect to each series of Securities,
                                      the Originator or Originators will make
                                      certain representations and warranties to the Seller regarding the Receivables conveyed to the Seller in the related
                                      Purchase Agreement. The Seller will in
                                      turn make representations and warranties to the Trustee corresponding to those made by the Originator pursuant to the related
                                      Purchase Agreement and will assign to the Trustee the right to enforce the representations and warranties made by the Originator for the benefit of the related
                                      Trust and the Security Insurer, if any,
                                      and if such series of Securities includes one or more classes of Notes, the Trustee will assign its right to enforce such representations and warranties to the related Indenture Trustee as collateral for the Notes. The Trustee and the Indenture Trustee, if any, as assignees of the obligations of the Originator to the Seller under the Purchase Agreement will be entitled to require that the Originator repurchase any Receivable if the interests of the Certificateholders, the Noteholders, if any, the Security Insurer, if any, or the related Trust therein are materially and adversely affected by a breach of any such representation or warranty and such breach is not cured within the period specified in the related Prospectus
                                      Supplement, if any such period is so
                                      specified (a "Repurchase Event"). See
                                      "Description of the Purchase Agreements
                                      and the Trust Documents--Sale and
                                      Assignment of the Receivables." No
                                      assurance can be given that the Seller or the applicable Originator will at any time have sufficient funds to satisfy any such repurchase requirement. Mandatory repurchase by the Seller or the Originator of the Receivables will reduce the average life of the Securities and could result in the Securityholders receiving unexpected principal payments at a time when such Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities. See "Risk
                                      Factors--Yield and Prepayment
                                      Considerations."

Optional Purchase of Receivables...   With respect to each series of Securities,
                                      the Seller or the Servicer may purchase
                                      all the Receivables held by the related
                                      Trust on any Distribution Date following the first Monthly Period as of which the Aggregate Principal Balance has declined to 10% or less (or such other percentage as may be specified in the related
                                      Prospectus Supplement) of the Cutoff Date
                                      Principal Balance, subject to certain
                                      provisions in the related Trust Documents.
                                      Such right may be exercised only with the prior written consent of the Security
                                      Insurer, if any, if such retransfer would result in a claim under any Policy or would result in any amount owing to the Security Insurer, if any, or the Securityholders remaining unpaid. See
                                      "Description of the Purchase Agreements
                                      and the Trust Documents--Termination."

Tax Status.........................   The anticipated federal income tax
                                      consequences of the purchase, ownership
                                      and
                                      disposition of Securities issued by a
                                      Trust will be discussed in the related
                                      Prospectus Supplement. See "Certain
                                      Federal Income Tax Consequences" herein
                                      and in the related Prospectus Supplement.

ERISA Considerations...............   Subject to the considerations discussed
                                      under "ERISA Considerations" herein and in the related Prospectus Supplement, the
                                      Notes may be eligible for purchase by
                                      employee benefit plans. The related
                                      Prospectus Supplement will provide further information with respect to the eligibility of a class of Certificates for purchase by employee benefit plans. See
                                      "ERISA Considerations" herein and in the related Prospectus Supplement.

Rating.............................   As a condition of issuance, the Securities
                                      of each series will be rated in one of the four highest rating categories by at least one nationally recognized rating agency (a
                                      "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and there is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating
                                      Agencies. In the event the rating
                                      initially assigned to any Securities is
                                      subsequently lowered for any reason, no
                                      person or entity will be obligated to
                                      provide any credit enhancement in addition to the credit enhancement, if any, specified in the related Prospectus
                                      Supplement. Any rating assigned to the
                                      Securities by a Rating Agency will reflect its assessment solely of the likelihood that holders of the Securities will receive payment of the principal thereof and interest thereon. Such rating will not constitute an assessment of the likelihood that principal prepayments on the
                                      Receivables underlying the Securities will be made by the obligors thereon or of the degree to which the rate of such prepayments might differ from that originally anticipated.

Registration of Certificates.......   Unless the related Prospectus Supplement
                                      provides for physical delivery of the

                                      Securities, the Certificates and the
                                      Notes, if any, of each series will be
                                      registered in the name of Cede & Co., as the nominee of DTC, and will be available for purchase only in book-entry form on the records of DTC and participating members thereof. Certificates and Notes will be issued in definitive form only under the limited circumstances described herein. All references herein to "Holders" or "Certificateholders" or "Noteholders" shall reflect the rights of beneficial owners of Certificates (the "Certificate Owners") or of Notes ("Note Owners"), as the case may be, as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein or in the related Prospectus Supplement. See "Description of the Purchase Agreements and the Trust Documents--Book-Entry Registration."

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS

         With respect to each series of Securities, the transfer of the Receivables to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in the states of Florida and Delaware. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Receivables. OFSA or such other subservicer as is specified in the related Prospectus Supplement will hold the Receivable Files on behalf of each Trust under a custodial agreement entered into with NAFCO and assigned to the Trust or entered into directly with the Trust. If, however, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest.

         Due to the administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles by the Originator to the Seller, or by the Seller to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables."

INSOLVENCY RISKS

         Each NAFCO Transferor intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the NAFCO Transferor. However, if the NAFCO Transferor were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of the NAFCO Transferor or the NAFCO Transferor as debtor-inpossession might argue that such sale of Receivables by the NAFCO Transferor was a pledge of the Receivables rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the related Trust to experience a delay in or reduction of collections on the Receivables.

         In addition, if NAFCO were to become a debtor under any Insolvency Law, a creditor or trustee in bankruptcy of NAFCO or NAFCO as debtor-in-possession might argue that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of NAFCO. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to make it unlikely that any such attempt to consolidate the Seller and NAFCO would succeed. See "The Seller." In addition, the Seller intends that any transfer of Receivables to a Trust will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. No assurance can be given, however, that such a consolidation will not occur. If a bankruptcy trustee for NAFCO or a creditor of NAFCO were to take the view that NAFCO and the Seller or the Trust should be substantively consolidated or if a filing is made by or against the Seller under any applicable bankruptcy or insolvency laws, then delays in payments on the Securities or reductions in such payments could result.


NATURE OF OBLIGORS

         The obligors under the Receivables (the "Obligors") generally have marginal credit and fall into one of two categories: (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of auto manufacturers or other traditional sources of auto loan financing and (2) customers with poor credit records that may include a history of irregular employment, previous bankruptcy filings, voluntary repossessions of property or prior defaults in the repayment of personal debt obligations. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, NAFCO expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit-risk profiles. In addition, the payment experience of Obligors with marginal credit is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. In the event of a default under a Receivable, the only source of payment on such Receivable may be liquidation proceeds from the related Financed Vehicle.

SUBORDINATION

         To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all classes of Certificates of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series. Accordingly, the yield on such subordinated classes of Securities will be more sensitive to losses on the Receivables than classes of Securities that are prior in right of distribution to such subordinated classes.

LIMITED ASSETS

         No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, the applicable Indenture Trustee, if any, or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and/or Revolving Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. In connection with the origination and sale of the Receivables by the Originators to the Seller and by the Seller to the Trust, either or both of the Originators and the Seller will make certain representations and warranties regarding the characteristics of the Receivables and, in certain circumstances, either or both of the Originators and the Seller are required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. There is no assurance, however, that the Originators or the Seller will have the financial ability to effect any such repurchase obligation.

YIELD AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Originators as a result of certain uncured breaches of the warranties made by it with respect to the Receivables ("Warranty Receivables"), purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables ("Administrative Receivables") in the related Agreement, or either of the Seller or the Servicer exercising its option to purchase all of the remaining Receivables.

         The amounts paid to Securityholders in respect of principal on any Distribution Date or Payment Date will generally include all or a portion of the prepayments on the Receivables during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

         There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities -- Book-Entry Registration."

LIMITED OPERATING HISTORY

         NAFCO commenced operations in October of 1994 and ACCH commenced operations in September 1995. Accordingly, their historical delinquency, repossession and loss experience is limited. No assurance can be given that the delinquency, repossession and loss experience on the Receivables will be as favorable as the experience reflected in the applicable Prospectus Supplement, especially in light of such limited historical experience. In particular, there can be no assurance that the rate of delinquencies and loan losses may not increase over time.

FEDERAL AND STATE CONSUMER PROTECTION LAWS

         Various federal and state laws impose requirements and restrictions applicable to the origination and the servicing of the Receivables. Violations of certain of those laws may give rise to claims and defenses by an Obligor under a Receivable against the Seller, the Servicer or the Trustee. In addition, an Obligor may be entitled to assert against the Seller, the Servicer or the Trustee claims and defenses which it has against the seller of the Financed Vehicle. In either such case, the Servicer or the Trustee may be unable to enforce the affected Receivable, thereby potentially diminishing payments on the Certificates. See "Certain Legal Aspects of the Receivables."

                                   THE TRUSTS

         With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.

         Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include (i) a Receivables Pool; (ii) all monies paid or payable thereon on or after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of the Originators in the Financed Vehicles securing the related Receivables; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between the Originators and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each related Receivable from the applicable Dealer to the applicable Originator (the "Dealer Assignments"); (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Financed Vehicles or Obligors; (vii) an assignment of the rights of the Seller under the related Purchase Agreement, and (viii) certain other rights under the related Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account and/or Revolving Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Receivables from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period and/or Revolving Period specified in the related Prospectus Supplement. Any Subsequent Receivables so purchased will be included in the related Receivables Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

THE TRUSTEE

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any. The Seller, with the consent of the Security Insurer, if any (prior to an Insurer default), may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer. Any resignation or removal of an Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                 THE RECEIVABLES

GENERAL

         Pursuant to the Purchase Agreements, the Seller will acquire the Initial Receivables from the Originators and/or one or more special-purpose finance subsidiaries of NAFCO to which the Originators may have previously transferred such Receivables (each of the Originators and any such subsidiary, in its a capacity as transferor of Receivables to the Seller, a "NAFCO Transferor"). The Originator or Originators will make certain representations and warranties with respect to each Receivable as of the date of the transfer of such Receivable to the Seller pursuant to the applicable Purchase Agreement and the Seller will assign such representations and warranties to the Trustee. In the case of a series consisting of one or more classes of Notes, the Trustee will in turn assign such representations and warranties of the Originators to the Indenture Trustee pursuant to the Indenture. See "Description of the Purchase Agreements and the Trust Documents."

         Each Dealer makes representations and warranties with respect to each motor vehicle retail installment sale contract submitted for purchase to the Originators and with respect to the security interests in the motor vehicles relating thereto pursuant to a Dealer Agreement. Upon breach of any representation or warranty made by such a Dealer with respect to a retail installment sale contract, the Originators have the right under the applicable Dealer Agreement (which rights will be assigned to the Seller by the Originators or any special-purpose finance subsidiary of NAFCO to which an Originator has previously transferred such Receivable, and in turn by the Seller to the Trust) to require such Dealer to repurchase such retail installment sale contract. Except for the right to require such repurchases, no Dealer Agreement provides for recourse to the Dealer for unpaid amounts on a retail installment sale contract. The failure of a Dealer or a group of affiliated Dealers to repurchase Receivables pursuant to a Dealer Agreement with the Originators upon a breach of representations or warranties made therein with respect to such Receivables could adversely impact the applicable Originator's ability to honor its corresponding obligations, if any, to repurchase such Receivables under the Purchase Agreement as well as the Seller's ability to honor its own obligations, if any, to accept retransfers of such Receivables under the Trust Documents. See "Description of the Purchase Agreements and Trust Documents--Sale and Assignment of the Receivables" herein and the related Prospectus Supplement. No representations are made as to the financial condition of any of the Dealers from whom the Originators have or will purchase Receivables and there can be no assurance as to the ability of any Dealer to perform its obligations under any Dealer Agreement.

UNDERWRITING

         Each Receivable has been or will be purchased by one of the Originators after a review in accordance with underwriting procedures intended to assess the borrower's ability to repay the loan evidenced by such Receivable and the adequacy of the related Financed Vehicle as collateral.

         The Obligors under the Receivables generally have marginal credit and fall into one of two categories: (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing and (2) customers with poor credit records which may include a history of irregular employment, previous bankruptcy filings, voluntary repossessions of property or prior defaults in the repayment of personal debt obligations. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, the Originators expect to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit risk profiles. In addition, the payment experience on Receivables of Obligors with marginal credit is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. Although the interest rates charged to such customers is higher than the interest rates charged to more creditworthy customers, there can be no assurance that the incremental interest charged to such customers will be sufficient to offset losses on the Receivables.

         Each of the Originators requires each Dealer submitting a Receivable for purchase to provide certain information, including a completed loan application listing the applicant's assets, liabilities, income, credit and employment history and other personal information. Each Originator evaluates an applicant by considering the relationship of the applicant's monthly income to monthly expenses, including expenses relating to such motor vehicle loan and ownership of the motor vehicle. Each Originator also obtains a credit report on the applicant from an independent credit bureau. The credit report typically contains information on matters such as previous payment experience, credit history with merchants and lenders, installment debt payments, defaults and bankruptcies, if any.

         Each loan application and the related credit report are reviewed by a credit officer. In addition, the credit officer obtains verification of information in the loan application regarding residence, employment, and income. The credit officer then calculates certain debt-to-income ratios and payment-to-income ratios on the basis of the verified information in the loan application and the anticipated monthly auto loan payment and associated expenses (including the expense of insuring the vehicle) and compares the results to the target ratios established in the Originator's general underwriting guidelines. In addition to evaluating the loan applicant's ability to make payments on the auto loan and to service its other consumer debt obligations, the Originators consider the value of the car in relation to the amount of the loan requested. Although the Originators do not adhere to any specific loan-to-value ratios, the amount of a motor vehicle loan for a new motor vehicle generally will not exceed 115% of the price paid by the Dealer for the motor vehicle, in the case of new vehicles, or 115% of the vehicle's trade-in value indicated in the National Automobile Dealers Association's Guide on Retail and Wholesale Values, in the case of used vehicles. In many instances, the Originator will request additional supporting information or discuss possible changes to the terms of a Receivable that would allow it to be purchased in accordance with such Originator's standards. The Originators allow some flexibility in applying the underwriting guidelines, but a greater level of management scrutiny is involved in approving loans which deviate from these guidelines. A substantial majority of each Originator's loans meet all of its requirements.

         If the Originator decides to purchase a Receivable, it reviews the actual Receivable submitted for purchase and the required supporting documentation. In addition, the Originator verifies that the Obligor on the Receivable has obtained a comprehensive and collision insurance policy naming the Originator as loss payee. Certain Receivables also may be covered by credit accident and health and credit life insurance policies which provide for payments on behalf of the insured Obligor in the event of disability or death. These insurance policies are obtained solely at the election of the Obligor but are for the benefit of the creditor under the Receivable. No data will be compiled as to the number of Receivables in the Trust that will be covered by such insurance. Accordingly no assurance can be given as to the extent to which any such Receivables are covered by any such insurance.

SERVICING PROCEDURES

         The Servicer will service and administer the Receivables in each Trust on behalf of the Trustee and will have full power and authority, acting alone and/or through subservicers, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with the Trust Documents. In the Trust Documents the Servicer will acknowledge that it is holding any Receivable documents in its possession and any other property constituting a part of the Trust Property held by it in trust, for the benefit of the Securityholders and any Security Insurer.

         Consistent with the terms of the Trust Documents, the Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if, in the Servicer's sole determination, such waiver, modification, postponement or indulgence is not materially adverse to the Securityholders or any Security Insurer (without taking into account the coverage available under any Policy). However, except as otherwise provided herein or in the related Prospectus Supplement, the Servicer may not permit any modification with respect to any Receivable that would change its APR or reduce the outstanding principal balance thereof (except for actual payments of principal).

         The Servicer will service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with prudent industry standards, as are customarily employed by the Servicer in servicing and administering motor vehicle retail installment sale contracts and notes owned or serviced by the Servicer comparable to the Receivables.

         Servicing activities required to be performed pursuant to the Trust Documents will include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Receivable.

         The Servicer will be required to take all actions that are necessary or desirable to maintain continuous perfection and first priority of security interests granted by the Obligors in the Financed Vehicles. These actions include, but are not limited to, using reasonable efforts to obtain the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all title documents, security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the respective Obligors under the Receivables. Neither the Servicer nor any subservicer will be required, however, to expend its own funds to remove any security interest, lien or other encumbrance on a Financed Vehicle.

         The Servicer may perform any of its duties pursuant to the Pooling and Servicing Agreement, including those delegated to it by the Trustee pursuant to the Trust Documents, through persons appointed by the Servicer. Such persons may include affiliates of the Servicer. Notwithstanding any such delegation of a duty, the Servicer will remain obligated and liable for the performance of such duty as if the Servicer were performing such duty. The Servicer may delegate such duties by entering into subservicing agreements (each, a "Subservicing

Agreement") with one or more subservicers for the servicing and administration of certain Receivables with the prior written consent of any Security Insurer. References herein to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a subservicer on behalf of the Servicer. Each Subservicing Agreement may be upon such terms and conditions as are not inconsistent with the Trust Documents. The Servicer has initially engaged OFSA to perform substantially all servicing activities related to servicing of the Receivables.

         The Servicer will, to the extent such procedures shall be consistent with the Trust Documents, follow or cause to be followed such collection procedures as it follows with respect to motor vehicle retail installment sale contracts and notes comparable to the Receivables. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the then current maturity date of a Receivable by two months during each calendar year but no more than four months during the life of such Receivable at the request of the related Obligor on account of the Obligor's adverse financial circumstances. No such arrangement shall alter or modify the amortization schedule of such Receivable for purposes of calculating required distributions on the Securities.

         If a Receivable becomes and continues to be a Defaulted Receivable (as defined below), the Servicer will be required to take all reasonable and lawful steps necessary for repossession. However, neither the Servicer nor any subservicer will be obligated to institute any action for repossession through judicial proceedings unless it determines in its good faith judgment that the liquidation proceeds that would be realized in connection therewith would be sufficient for the reimbursement in full of its out-of-pocket expenses in connection therewith. A Receivable will become a "Defaulted Receivable" upon the occurrence of certain events of default or payment delinquency specified in the related Prospectus Supplement, including (i) the determination in good faith by the Servicer (or applicable subservicer) that all amounts that it expects to recover under such defaulted Receivable have been received and (ii) the repossession of the Financed Vehicle that secures the Receivable without reinstatement of the Receivable and the expiration of any applicable redemption period.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

         Certain information relating to NAFCO's delinquency, loan loss and repossession experience with respect to all Receivables it has serviced will be set forth in each Prospectus Supplement. This information will include the experience with respect to all Receivables in the Originators' portfolio of Receivables serviced, including Receivables which do not meet the criteria for selection as a Receivable for any particular Receivables Pool. There can be no assurance that the delinquency, loan loss and repossession experience on any Receivables Pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

         Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the criteria used to select the related Receivables and the composition, distribution by annual percentage rate ("APR"), Dealer and geographic concentration of such Receivables.

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TYPES OF RECEIVABLES

         The Receivables will be selected from the Originators' portfolios of Receivables by several criteria, including that each Receivable (a) is secured by a new or used automobile, lightduty truck, van or minivan, (b) was not more than 30 days delinquent as of its Cut-off Date and (c) satisfies the other criteria set forth herein. See "Description of the Purchase Agreements and Trust Documents--Sale and Assignment of the Receivables."

         The Receivables in each Trust will include Receivables that provide for payments according to one or more of the following payment allocation methods:
(i) the "sum of periodic balances" or "sum of monthly payments" method similar to the Rule of 78's ("Rule of 78's Receivables"), (ii) the simple interest method ("Simple Interest Receivables") and (iii) the actuarial method ("Actuarial Receivables").

         RULE OF 78'S RECEIVABLES. Although a Rule of 78's Receivable provides for amortization over a series of fixed level monthly installments and allocations between interest and principal on a scheduled basis, it is a non-level yield instrument. The yield in the initial months of a Rule of 78's Receivable is somewhat higher than the stated APR (computed on an actuarial basis) and the yield at the end of the loan is somewhat less than the stated APR. Each Rule of 78's Receivable provides for the payment by the Obligor thereon of a specified total amount of payments, payable in equal monthly installments on each payment due date for such Rule of 78's Receivable. This total represents the principal amount financed and add-on interest in an amount calculated on the basis of the APR stated in a Receivable for the term of the Rule of 78's Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to earned interest and to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

         SIMPLE INTEREST RECEIVABLES. Like Rule of 78's Receivables, a Simple Interest Receivable initially provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each payment due date for such Simple Interest Receivable. However, the allocation of each monthly payment to principal and interest on a Simple Interest Receivable is made based on the actual date on which a payment is received, using the simple interest method. Under the simple interest method, as a payment is received under a Simple Interest Receivable, the payment is applied first to pay accrued interest to the date of payment and the remaining amount of the payment is applied to reduce principal. Accordingly, if an Obligor pays the fixed monthly installment in advance of the payment due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the payment due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the last payment will be greater than it would be if the payment were made on the payment due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made by scheduling additional payments at the maturity of the Simple Interest Receivable in an amount no greater than the regularly scheduled payments to reflect the smaller allocations of payments to repay the principal balance under the Simple Interest Receivable as a result of late payments. Alternatively, when necessary, an adjustment is made to the scheduled final payment or to earlier payments to reflect any larger allocation of payments to principal as a result of early payments.

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         Due to the method of allocating the portion of monthly payments on
Simple Interest Receivables between principal and interest, it is possible that either more or less than one month's interest on a Simple Interest Receivable at the applicable APR will be collected in a calendar month, depending on when the monthly payments are received. In addition, in the event that more than one month's interest at the Pass-Through Rate or the Interest Rate, as applicable on the outstanding principal balance of a Simple Interest Receivable is collected in a calendar month, the amount of such excess, to the extent not otherwise distributed to Securityholders, will be distributed to NAFCO on such Distribution Date.

         ACTUARIAL RECEIVABLES. An Actuarial Receivable is a Receivable that provides for amortization of the loan over a series of fixed level payment monthly installments. Payments are allocated between interest and principal on a scheduled basis, without regard to the time period that has elapsed since the last payment was made, using the actuarial method. Under the actuarial method, each monthly installment consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan and an amount of principal equal to the remainder of the monthly payment.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The Securities will not be sold at a material discount or premium to the initial purchasers thereof. Accordingly, except as described in the next paragraph, prepayments, late payments, delinquencies and defaults on the underlying Receivables and the rate of the transfer of any Subsequent Receivables to a Trust will not materially affect the yield on the Securities to such purchasers because each distribution of principal on such Securities will be accompanied by all accrued interest thereon at the Pass-Through Rate or Interest Rate, as applicable, through the Distribution Date.

         The average life of the Securities may be reduced by prepayments on the Receivables, by the early termination of certain of the Trust Documents due to the sale, liquidation or disposal of the Receivables upon the occurrence of certain bankruptcy or insolvency events with respect to the Seller as described herein and by prepayments from unutilized funds in any Pre-Funding Account or Revolving Account or as otherwise specified in the related Prospectus Supplement. In addition, the average life of the Securities may be increased by the transfer of any Subsequent Receivables to Trust. The Receivables may be prepaid in full at any time. Prepayments may result from, among other things,
(i) the sale, insured loss or other disposition of the Financed Vehicle securing any Receivable, (ii) Receivables becoming Defaulted Receivables, (iii) the retransfer to the Seller of Receivables due to a breach by the Seller of the warranties made by it with respect thereto in the Trust Documents, (iv) a permitted refinancing of the related Financed Vehicle by the Obligor, or (v) the Seller's exercise of its right to require the retransfer to it of all of the Receivables in the Trust after the Aggregate Principal Balance has declined to less than percentage specified in the related Prospectus Supplement of the CutOff Date Outstanding Principal Balance. The rate of prepayments on the Receivables could be influenced by a variety of economic, geographic and social factors. These factors may include unemployment rates, servicing decisions, seasoning of loans, destruction of vehicles by accident, sale of vehicles and market interest rates.

         If a Receivable contains provisions requiring prepayment in full in the event of a sale or other disposition of the Financed Vehicle securing the Receivable, the Servicer will be required by the Trust Documents to take reasonable steps under the circumstances to enforce such provisions.

         The Securityholders could receive a principal prepayment on the Distribution Date following the end of each of any Pre-Funding Period or Revolving Period if and to the extent that Subsequent Receivables are not transferred to the Trust in amounts sufficient to fully utilize the amounts on deposit in the Pre-Funding Account or Revolving Account, respectively.

         Prepayments resulting from the application of funds remaining in the Pre-Funding Account or Revolving Account to prepay the Securities or from the receipt of prepayments on the Receivables could result in the Securityholders receiving unexpected principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities.

         No assurances can be given, and no prediction can be made, as to the actual prepayment experience on the Receivables.

                                   POOL FACTOR

         The "Pool Factor" of the Securities will be a seven-digit decimal, computed as of each Distribution Date, indicating the remaining principal balance of the Securities as of the close of business on such Distribution Date, as a fraction of the initial principal amount of such Securities. The Pool Factor initially will be 1.0000000. Thereafter, the Pool Factor will decline to reflect reductions in the outstanding principal balance of the Securities. A Securityholder's portion of the aggregate outstanding principal balance of the Securities will be the product of (i) the original denomination of the Securityholder's Securities and (ii) the applicable Pool Factor.

         The Holder or Holders of record of the Securities will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, the Pool Factor and various other items of information. Securityholders of record during any calendar year also will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of each series of Securities will be used to pay to the NAFCO Transferors the purchase price for the Receivables and to make the deposit of the PreFunded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by the NAFCO Transferors will be used to reduce indebtedness under warehouse loans or other interim financing sources, and any additional proceeds will be added to the Originators' general funds and used for its general corporate purposes. See "National Auto Finance Company L.P."


                                   THE SELLER

         National Financial Auto Funding Trust (the "Seller") is a Delaware business trust 100% of the beneficial ownership of which is owned by NAFCO or affiliates of NAFCO. The Seller is organized for the limited purposes of purchasing motor vehicle retail installment sale contracts, transferring such contracts to third parties, forming trusts and engaging in related activities. The principal office of the Seller is located at One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida, 33487, and its telephone number at such office is (407) 997-2747.


                       NATIONAL AUTO FINANCE COMPANY L.P.

         NAFCO will act as master servicer (in such capacity, the "Servicer") of the Receivables in each Trust pursuant to the related Trust Documents.

GENERAL

         NAFCO is a limited partnership organized under the laws of the State of Delaware in November 1994. ACCH is a limited partnership organized under the laws of the State of Delaware in September 1995. The sole general partner of each of NAFCO and ACCH, National Auto Finance Corporation, was incorporated in the State of Delaware in October 1994. NAFCO is the majority limited partner of ACCH. Unless the context otherwise requires, references in this section of the Prospectus to NAFCO shall refer to NAFCO and its subsidiary, ACCH, and the descriptions of the procedures and guidelines set forth below are those both of NAFCO and ACCH.

         The principal business of NAFCO is to acquire from automobile dealers and service motor vehicle retail installment sale and lease contracts. NAFCO's principal office is located at One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, and its telephone number at such office is (407) 997-2747.

         NAFCO is an automotive finance company engaged primarily in the indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive Dealers) of automotive purchases by individuals with non-prime credit. The non-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, NAFCO expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit risk profiles. The interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. There can be no assurance, however, that the interest rates on the Receivables will be sufficient to cover losses on Defaulted Receivables.

         NAFCO serves as an alternative source of financing to automotive dealers by offering them the opportunity for increased sales to customers who typically do not qualify for financing by the automotive dealers' traditional financing sources. NAFCO purchases motor vehicle retail installment sale contracts from such dealers (the "Dealers") pursuant to non-exclusive dealer agreements (the "Dealer Agreements"). The Dealer Agreements generally provide for the sale of such retail installment sale contracts to NAFCO without recourse to the Dealer, and accordingly, the Dealer generally has no liability to NAFCO if the Obligor defaults on the Receivable. From time to time, NAFCO may determine to commence business in additional jurisdictions or cease doing business in any state in which it presently does business. In certain cases NAFCO may effect purchases of non-prime motor vehicle retail installment sale contracts, or may hold and effect ownership of contracts by means of a wholly-owned subsidiary.

SERVICING PROCEDURES

         The Servicer conducts substantially all of its servicing activities through OFSA pursuant to a servicing contract (the "Servicing Agreement") between the Servicer and OFSA. OFSA will collect payments received on the Receivables, engage in collection efforts in respect of past due Receivables and, where appropriate, repossess and liquidate Financed Vehicles securing Defaulted Receivables. OFSA utilizes various automated systems to support its servicing and collections activities. Notwithstanding the delegation by the Servicer of certain servicing duties to OFSA, the Servicer will remain primarily liable to the Trust under the related Trust Documents for performance of such duties.

         The Servicer's standard collection practices for the collection of past due payments include, but are not limited to, automated mailing of delinquency notices to Obligors and oral communications with Obligors as necessary. The Servicer also attempts to have telephone communication with each Obligor once the related Receivable is five days delinquent. Additional telephone communications are made in an effort to bring the Receivable current. Once it is determined that a Receivable cannot be brought current, the Servicer generally will initiate steps to repossess the related Financed Vehicle. The Servicer handles repossessions through independent contractors.

         Occasionally, situations occur in the collection process where an Obligor has become delinquent and is willing but unable to bring the related Receivable current. In this situation, at the discretion of the Servicer's collection department management, and subject to the guidelines described under "The Receivables-Servicing Procedures," the term of the Receivable may be extended by two months once during each calendar year but not more than four months during the life of such Receivable.

         If the Servicer receives a notice that an Obligor on a Receivable has filed for relief under the United States Bankruptcy Code, the Servicer will file a proof of claim and notify the Trustee, any Indenture Trustee and any Security Insurer of the bankruptcy filing. In the event that activities outside the scope of routine bankruptcy filings and follow-up are necessary, the Servicer may hire the services of a law firm to represent the Trustee and any Indenture Trustee in the Obligor's bankruptcy.

         Each Obligor is required to obtain insurance with respect to the financed vehicle. However, the Servicer does not monitor the maintenance of insurance coverage and, in the event the Servicer becomes aware of a lapse in insurance coverage, does not currently force place insurance. The Servicer does, however, maintain supplemental vendor's single interest insurance that protects the Servicer's interest in financed vehicles against uninsured physical damage (including total loss) and instances where neither the vehicle nor the borrower can be located.

         The Servicer will coordinate all servicing of the Receivables at its office in Boca Raton, Florida.

         The Servicer is substantially dependent upon OFSA to perform direct servicing functions with respect to the Seller's portfolio of motor vehicle retail installment sale contracts. There can be no assurance that there would not be delays in collections and other servicing interruptions associated with transfer of servicing to the Servicer or any Back-Up Servicer in the event of OFSA's resignation or termination or that the Servicer would have sufficient staffing and resources to service the Receivables to the standards required in the related Trust Documents.

The Servicer is currently considering its options with respect to developing its own servicing capability and enhancing its management information systems.


                OMNI FINANCIAL SERVICES OF AMERICA, INC. ("OFSA")

         Omni Financial Services of America, Inc., a Delaware corporation ("OFSA"), will act as servicer of the Receivables pursuant to the Servicing Agreement. OFSA is a wholly-owned subsidiary of World Omni Financial Corp., a Florida corporation ("World Omni"). The Servicing Agreement was assigned by World Omni to OFSA effective as of October 23, 1995.

         OFSA was incorporated in July 1995 primarily to service subprime retail motor vehicle contracts, including the Receivables. As of October 1, 1996, OFSA has over 250 employees operating at a new service center in Memphis, Tennessee. The Servicer and the OFSA will maintain files relating to the Receivables at the Memphis service center and will coordinate servicing for the Receivables at such office. The address of the Memphis service center is 1769 Paragon Avenue, Memphis, Tennessee 38132, and its telephone number is (901) 344-7200.

         World Omni is a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). World Omni provides retail installment contract and lease contract financing to retail customers of certain automotive dealers, and wholesale floorplan financing and capital and mortgage loans primarily to dealers and customers of Southeast Toyota Distributors, Inc., another wholly-owned subsidiary of JMFE. The principal executive offices of World Omni are located at 120 NW 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

         World Omni originates and services retail and lease contracts primarily through its service center located in Mobile, Alabama.



                                THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between the Seller, NAFCO and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

         Unless the related Prospectus Supplement provides for physical delivery of the Certificates, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities -- BookEntry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in minimum denominations of $20,000 initial principal amount and integral multiples of $1,000 in excess thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Trustee or such other party designated in the related Prospectus Supplement will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

         The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the PassThrough Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or a 365-day year consisting of actual calendar months. Distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.


                                    THE NOTES

GENERAL

         A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the Indenture, and the following summary may be supplemented by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

         Unless the related Prospectus Supplement provides for physical delivery of the Notes, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities -- Book-Entry Registration." Notes will be available for purchase in the denominations specified in the related Prospectus Supplement. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee or such other party specified in the related Prospectus Supplement will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

         Unless the related Prospectus Supplement provides for subordination of payments of interest on certain classes within a series to payments of interest on certain other classes within such series, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

         In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

         A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder. Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747).

         MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, with the consent of the Security Insurer, if any (prior to an Insurer Default), but without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended, and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless such Noteholder's consent is otherwise obtained as described below.

         MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Security Insurer, if any (prior to an Insurer Default) and the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

         Without the consent of the Security Insurer, if any (prior to an Insurer Default), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the

Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Distribution Date, if any, for such class specified in the related Prospectus Supplement) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Distribution Date, and then not until such Final Scheduled Distribution Date for such class of Notes. Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

         Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of the percentage of the outstanding related Notes specified in the related Prospectus Supplement consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture

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Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

         No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding,
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Securities with respect to which a Policy is issued, an Insurer Default shall have occurred and be continuing.

         If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

         CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Security Insurer, if any (prior to an Insurer Default), has consented to such merger or consolidation, and (vi) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

         Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the related Trust Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the related Trust Documents.

         ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller may also remove the Indenture Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the

Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

         Unless the related Prospectus Supplement provides for physical delivery of the Securities, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

         Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

         Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

         With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate

Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

         With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

         DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

         Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

         On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee and the Security Insurer, if any, a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to

Certificateholders will include, where appropriate, the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                         (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

                        (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

                       (iii) the aggregate outstanding principal balance and Pool Factors for each class of Securities, after giving effect to all payments reported under (ii) above on such date;

                        (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

                         (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

                        (vi) the amount, if any, distributed to
         Certificateholders and Noteholders applicable to payments under the related Policy or other form of credit enhancement, if any; and

                       (vii) such other information as may be specified in the related Prospectus Supplement.

         Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

         Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Book-Entry Registration" above.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

         With respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the related Trust Documents. The related Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

         With respect to each series of Notes, if any, at such time as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The related Indenture will not provide for holding any annual or other meetings of Noteholders.


                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                 TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from one or more NAFCO Transferors, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company L.P., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747). This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Trust Documents. Where particular provisions or terms used in the Purchase Agreement and the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

         On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, each applicable NAFCO Transferor (and, if such NAFCO

Transferor is a special-purpose finance subsidiary of NAFCO, the Originator or Originators with respect to the Receivables being transferred thereby) will enter into a Purchase Agreement with the Seller pursuant to which such NAFCO Transferor will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables and the related Financed Vehicles to the extent paid or payable on or after the applicable Cutoff Date. Pursuant to the Purchase Agreement, the applicable Originator will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any Receivable of a Trust, the Trustee on behalf of the Security Insurer (if any) and the Certificateholders will be entitled to require the Originator of such Receivable to repurchase such Receivable from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Trustee on behalf of the Security Insurer (if any) and the Certificateholders. In addition, the Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any.

         On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

         In the Purchase Agreement, the Originator or Originators will warrant to the Seller, the Trustee and the Security Insurer, if any, and in the Trust Documents, the Seller will warrant to the Trustee and the Security Insurer, if any, among other things, that (except as otherwise specified in the related Prospectus Supplement): (i) each Receivable (A) has created or will create a valid, binding and enforceable first priority security interest in favor of the applicable Originator in the Financed Vehicle (and, within 180 days after the Closing Date, all title documents to the Financed Vehicles will show the applicable Originator as first lienholder), which security interest has been validly assigned by such Originator to the Seller and by the Seller to the Trustee, (B) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Originator from such Dealer under an existing Dealer Agreement with such Originator and was validly assigned by such Dealer to the Originator, (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the Securityholders or the Security Insurer, if any, were utilized in selecting the Receivables from those receivables owned by the Originator that meet the selection criteria contained in the related Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Receivables and each and every sale of the Financed Vehicles have been complied with in all material respects; (iv) each Receivable represents the genuine, legal, valid and binding payment obligation to the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"); (v) (A) immediately before the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Originator and (B) as of the Closing Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Financed Vehicle (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Receivable; (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the Closing Date, no Financed Vehicle has been repossessed; (vii) immediately prior to the conveyance of the Receivables to the Seller, the applicable NAFCO Transferor had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; immediately prior to the conveyance of the Receivables to the Trust, the Seller had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Receivables by the Seller to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Lien; (viii) no Dealer has a participation in or other right to receive proceeds of any Receivable, and neither the applicable NAFCO Transferor nor the Seller has taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Receivable; (ix) neither the applicable NAFCO Transferor nor the Seller has done anything to convey any right to any person that would impair the rights of the Trust, the Security Insurer, if any, the Certificateholders or the Noteholders in any Receivable or the proceeds thereof; (x) each Receivable was originated by a Dealer and was sold by the Dealer to the Originator without any fraud or misrepresentation on the part of such Dealer; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof; (xii) no Receivable is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to the Originator with respect to such Receivable; (xiii) no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Purchase Agreement or the Trust Documents or pursuant to transfers of the Securities; (xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Receivables and the proceeds thereof will have been made, taken or performed; (xv) there exists a Receivable File pertaining to each Receivable, and such Receivable File contains (A) the fully executed original of the Receivable, (B) the original lien certificate or application therefor and
(C) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Receivable File for each Receivable is in the possession of a custodian; (xvi) there is only one original executed copy of each Receivable; (xvii) the Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Florida and Delaware; (xviii) each Receivable was entered into by an Obligor who at the Cutoff Date had not been identified on the records of the Originator as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Receivables that was made available by the Seller to the Trustee on the Closing Date and was used to select the Receivables (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts of the Originator (the "Electronic Ledger") relating to the Receivables will have been clearly and unambiguously marked to show that the Receivables have been transferred to the Seller; (xxi) as of the Closing Date, each Financed Vehicle was covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (1) its maximum insurable value or (2) the principal amount due from the Obligor under the related Receivable, (B) naming the Originator as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no Financed Vehicle was or had previously been insured under a policy of force-placed insurance; (xxii) no Receivable has been satisfied, subordinated or rescinded; the Financed Vehicle securing each Receivable has not been released from the lien of the related Receivable in whole or in part; and no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable File; (xxiii) no Receivable is subject to any right of rescission, set-off, counterclaim or defense, and the operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, set-off, defense or counterclaim, and no such right of rescission, set-off, defense or counterclaim has been asserted; (xxiv) no Receivable was more than 30 days past due as of the Cutoff Date and (xxv) each Receivable had a remaining principal balance as of the Cutoff Date equal to or greater than $500.00.

         The warranties of the Originators and the Seller will be made as of the execution and delivery of each Purchase Agreement and the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the Trust but will speak only as of the date made.

         In the event of a breach by the applicable Originator of any representation or warranty made by it in a Purchase Agreement with respect to a Receivable that materially and adversely affects the interests of the Securityholders, the Security Insurer (if any) or the Trust in that Receivable (any such breach by the Originator being a "Repurchase Event"), the Originator, unless it cures the breach within the time period specified in the related Purchase Agreement following the date on which the Originator becomes aware of or receives written notice from the Trustee, the Indenture Trustee, the Security Insurer, if any, or the Servicer of such breach, will be obligated to repurchase the Receivable from the Trust. Any such repurchase shall be made at a price equal to the Purchase Amount. The "Purchase Amount" of any Receivable means the outstanding principal balance of such Receivable plus accrued and unpaid interest thereon. This repurchase obligation may be enforced by the Security Insurer (if any), or by the Trustee or the Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders, the Noteholders, the Security Insurer (if any), the Trustee or the Indenture Trustee against the Originators or the Seller for any such uncured breach, except that pursuant to the Trust Documents, the applicable Originator will indemnify the Trustee, the Indenture Trustee, the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer (if any), and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

         Upon the purchase by NAFCO of a Warranty Receivable, the Trustee will convey such Receivable and the related Trust Property to the applicable Originator.

CUSTODY OF RECEIVABLE FILES

         Unless otherwise specified in the related Prospectus Supplement, OFSA as designee of NAFCO under a Custodial Agreement, on behalf of each Trust, will hold the original installment sale contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the

"Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, the Originators will file UCC-1 financing statements in Florida and the Seller will file UCC-1 financing statements in Florida and Delaware to give notice of such Trust's ownership of the related Receivables and the related Trust Property. If held by OFSA, the Receivables will not be segregated and will not be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust.

         If so specified in the related Prospectus Supplement, NAFCO will be appointed to act as custodian for the Receivable Files of each Trust. The Trust and NAFCO or such other institution specified in the related Prospectus Supplement, as the case may be, may enter into a custodial agreement pursuant to which NAFCO or such other institution will agree to hold the Receivable Files on behalf of the related Trust. Any such custodial agreement may be terminated by the Trust and, if NAFCO is custodian, by the Security Insurer, on 30 days' notice to NAFCO or such other institution or, in the case of termination by the Security Insurer of NAFCO as custodian, immediately. If NAFCO resigns or is terminated as the Servicer, any custodial agreement with NAFCO shall terminate at the same time.

         The Receivable Files, if held by NAFCO as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Receivables -- Rights in the Receivables."

COLLECTIONS

         With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Trustee will establish and maintain for each series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account, any Pre-Funding Account or any Revolving Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account, any Pre-Funding Account or any Revolving Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

         Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. An "Eligible Account" is (i) a segregated trust account that is maintained with the corporate trust department of a depository institution (acceptable to the Security Insurer, if any) or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's (the "Required Deposit Rating"), and that is acceptable to the Security Insurer if any (prior to an Insurer Default). On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date.

         All payments from Obligors that are received by the Servicer or any subservicer on behalf of each Trust will be deposited in the related Collection Account not later than two Business Days after receipt thereof or within such other time period as may be acceptable to the Rating Agencies and the Security Insurer, if any. OFSA has established and maintains a lockbox account (the "Lockbox Account") with Mellon Financial Services, a subsidiary of Mellon Bank (the "Lockbox Bank") to which payments in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA are remitted. Unless otherwise specified in the related Prospectus Supplement, Obligors will be notified to remit payments in respect of the Receivables directly to the Lockbox Account. Unless otherwise specified in the related Prospectus Supplement, the Lockbox Account will not be segregated, assigned or pledged to the Trustee or the Indenture Trustee and payments in respect of the Receivables deposited to the Lockbox Account will be commingled with collections in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA. Neither the Trustee nor the Servicer will have any rights to withdraw or otherwise direct disposition of funds on deposit in the Lockbox Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer and the Security Insurer, if any (prior to an Insurer Default), if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. NAFCO and the Servicer will also deposit into the Collection Account within the time period specified in the related Prospectus Supplement the Purchase Amount of each Warranty Receivable or Administrative Receivable to be purchased by it.

         For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in "Eligible Investments," consisting (unless otherwise specified in the related Prospectus Supplement) of: interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's; demand or time deposits, certificates of deposit of and certain other obligations of domestic depositary institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's; certain repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's; certain corporate debt securities assigned the highest credit rating by S&P and Moody's; certain commercial paper rated in the highest credit rating category by S&P and Moody's; and certain other securities meeting the criteria specified in the related Trust Documents to the extent investment in such securities would not require registration of the related Trust under the Investment Company Act of 1940. Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Payment Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

         As an administrative convenience and subject to certain conditions specified in the Trust Documents, the Servicer will be permitted to make deposits of amounts actually collected by it in a Monthly Period net of distributions to be made to it with respect to such Monthly Period, which amounts may be netted prior to any such remittance for the Monthly Period. The Servicer will account, however, to the Trustee, the Indenture Trustee, the Security Insurer, if any, the Certificateholders and the Noteholders as if all such deposits and distributions were made individually. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Monthly Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

         The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in the related Trust Documents that it will not extend the monthly payments under a Receivable more than a maximum of four months in the aggregate and that the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date (as specified in the related Prospectus Supplement). The Servicer may, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to certain other conditions, agree to modify a Receivable to avoid a prepayment by the Obligor, provided that such modification may not cause the APR on such Receivable to be below a rate equal to the highest Interest Rate or Pass-Through Rate on the related Securities plus the applicable Servicing Rate, nor may such modification cause the term of the modified Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Under current Proposed Treasury Regulations, depending on the characterization of the related Trust for federal income tax purposes, no such modification of a Receivable may change the APR by more than .25%. The Servicer will also covenant that it will not release a Financed Vehicle from the security interest granted by the Receivable except when the Receivable has been paid in full or as otherwise contemplated by the Trust Documents.

         Upon the discovery by any of the Servicer, the Security Insurer, if any, the Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust, the Security Insurer (if any) or the related Securityholders in a Receivable, unless such breach shall have been cured within the applicable cure period provided for in the Trust Documents and specified in the related Prospectus Supplement, the Servicer will be required to purchase the related Receivable for the Purchase Amount. The purchase obligation will constitute the sole remedy available to the Security Insurer (if any), the Certificateholders, the Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, expect with respect to certain indemnities of the Servicer under the Trust Documents.

         Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Receivable, but in no event later than the day on which any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The Servicer may repossess and sell the Financed Vehicle securing such Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "-- Collections."

         Unless otherwise specified in the related Prospectus Supplement, neither the Servicer nor any Subservicer will have any obligation to make advances of delinquent payments of principal and interest on the Receivables.

         The Trust Documents will provide that the Servicer will indemnify and defend the Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle (as may occur, for instance, upon repossession of a Financed Vehicle) or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

         With respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount generally equal to the product of one-twelfth of the Servicing Rate specified in the related Prospectus Supplement and the Aggregate

Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Receivables or applicable law. The Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. A "Monthly Period" with respect to any Distribution Date will generally be the calendar month immediately preceding the month in which the Distribution Date occurs.

         NAFCO, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Lockbox Bank, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and the Security Insurer (if any)), except certain expenses incurred in connection with realizing upon the Receivables.

DISTRIBUTIONS

         With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon unless so provided in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities. Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

         The Trust Documents will require the Servicer to cause a firm of independent certified public accountants to furnish to the Trustee and the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, on or before March 31 of each year (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year), beginning on the first March 31 after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 or other fiscal year-end (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement addressed to the Board of Directors of the Servicer, to the Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, if any, as to compliance by the Servicer during such period with certain standards relating to the servicing of the Receivables set forth in the Trust Documents. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities -- Statements to Securityholders" above.

         The Trust Documents will also provide for delivery to the Trustee, the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, if any, and the Backup Servicer, on or before March 31 (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year) of each year, beginning on the first March 31 following the Closing Date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the Servicer (each, a "Servicer Responsible Officer"), dated as of December 31 of such year (or such other date on which the Servicer's fiscal year ends), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under the Trust Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities -Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

         If a Policy has been issued with respect to a series of Securities, NAFCO's appointment as Servicer under the related Trust Documents may be subject to periodic renewal by the Security Insurer, if any (prior to an Insurer Default). It is expected that the Security Insurer (if any) will renew NAFCO's appointment as Servicer until such time, if any, as a Servicer Termination Event shall have occurred. Unless otherwise provided in the related Prospectus Supplement, if an Insurer Default occurs or if no Policy is issued with respect to a series, NAFCO's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Trustee, the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default)), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

         Any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, no event of default under the agreement (if any), providing for the issuance of the Policy (the "Insurance Agreement") (prior to an Insurer Default) and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event or an event of default under the related Insurance Agreement, if any (prior to an Insurer Default), shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Trustee, the Indenture Trustee and the Security Insurer (if any) an officers' certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with the related Trust Documents and that all conditions precedent provided for in the Trust Documents relating to such transaction have been complied with, and (iv) the Servicer shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables and the other Trust Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

         The Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders or the Security Insurer, if any, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

         The Servicer may, with the prior consent of the Security Insurer, if any (prior to an Insurer Default), the Trustee, the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Financed Vehicles through subcontractors who are in the business of servicing automotive receivables. The Servicer may also perform other specific duties through subcontractors, with the prior consent of the Security Insurer, if any (prior to an Insurer Default); provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.


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SERVICER TERMINATION EVENTS

         "Servicer Termination Events" under the Trust Documents will consist of, among other things (except as otherwise provided in the related Prospectus Supplement), (i) any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as NAFCO is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Trustee, the Indenture Trustee or the Security Insurer (if any), or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Trustee and the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default), certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date; (iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as NAFCO is the Servicer, the Purchase Agreement), which failure (A) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under any Policy) or of the Security Insurer, if any (prior to an Insurer Default), and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder); (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws with respect to the Servicer or the Seller, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; (v) the commencement by the Servicer or the Seller of a voluntary case under any Bankruptcy Law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of the Servicer's or the Seller's property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing;
(vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any Policy) on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (vii) if applicable, unless an Insurer Default shall have occurred and be continuing, the occurrence of an event of default under the Insurance Agreement.


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



         If a Servicer Termination Event occurs and is continuing, the Security Insurer, if any (or, if no Policy was issued with respect to such series or an Insurer Default shall have occurred and be continuing, the Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority), by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Security Insurer or the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

         On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. If a Policy has been issued with respect to the series, such Policy may permit the Security Insurer (prior to an Insurer Default) to exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Backup Servicer named in the related Prospectus Supplement. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, and if an Insurer Default shall have occurred or if no Policy was issued with respect to such series, the Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the Trustee shall act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (B) is legally qualified and has the capacity to service the Receivables and (C) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables in accordance with high standards of skill and care.

         Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated.

         Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register, to the Security Insurer, if any (prior to an Insurer Default) and to each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to a series, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority or Note Majority) may waive any Servicer Termination Event.

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AMENDMENT

         The Trust Documents will generally provide for amendment by the Seller, the Servicer, the Trustee and the Indenture Trustee, if any, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller, NAFCO or the Servicer) reasonably satisfactory to the Trustee, the Security Insurer, if any, and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Seller, the Servicer and the Trustee and the Indenture Trustee (if any), with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

         With respect to each Trust, the Trust and the respective obligations of the Seller, the Servicer, the Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of (i) the Distribution Date or Payment Date, as the case may be, immediately following the maturity or other liquidation of the last Receivable (including the Seller's or Servicer's purchase of the Receivables, as described below), or (ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and the payment to the Security Insurer, if any, of all amounts payable or reimbursable to it pursuant to the related Insurance Agreement, if any, and in either case there shall be delivered to the Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.

         With respect to each series of Securities, in order to avoid excessive administrative expense, the Seller and Servicer each will be permitted, at its option (with the consent of the Security Insurer, if any (prior to an Insurer Default), if such purchase would result in a claim on the Policy or in an amount owing to the Security Insurer under the Insurance Agreement remaining unpaid), to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.


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         Unless otherwise specified in the related Prospectus Supplement, the
Trust Agreement will provide that, in the event that the Seller becomes insolvent, withdraws or is expelled as a Certificateholder or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days holders of 51% of the Certificates of such series and the Security Insurer, if any, agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the Seller, and the Trustee is able to obtain an opinion of counsel satisfactory to the Security Insurer (if any) to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Prepayment of the Securities resulting from the early termination of the related Trust could result in the Securityholders receiving unexpected principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities.

         With respect to each series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to the Seller, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

LIMITATIONS ON RIGHTS OF SECURITYHOLDERS

         Until such time as an Insurer Default shall have occurred and is continuing, the Security Insurer will have certain rights to take actions, elect remedies and instruct the Trustee under the Trust Documents to the exclusion of the exercise of such rights by the Securityholders, including, among other things, the right to consent to the engagement of subservicers, the right to terminate the Servicer in the event of a Servicer Termination Event, and the right to waive defaults under the Trust Documents.

THE TRUSTEE

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer and the Security Insurer, if any (so long as an Insurer Default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


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         The Trustee of any trust may resign at any time, in which event the
Seller, or if so specified in the related Prospectus Supplement, the Servicer or its successor will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller, or if so specified in the related Prospectus Supplement, the Servicer may also remove the Trustee, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Seller, or if so specified in the related Prospectus Supplement, the Servicer will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

         The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables, the Policy, if any, or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

         The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings. Certificateholders and Noteholders will not have the right to make a claim directly under any Policy issued with respect to such series, but in the event that the Trustee or the Indenture Trustee fails to make such a claim, Certificateholders and Noteholders may compel the Trustee or the Indenture Trustee, as applicable, to do so.

THE BACKUP SERVICER

         The Backup Servicer for each Trust will be specified in the related Prospectus Supplement, although the Security Insurer, if any (prior to an Insurer Default), may exercise its right at any time to appoint another Backup Servicer. While NAFCO is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to NAFCO to perform such obligations. The Backup Servicer will be required to verify the monthly Servicer's Certificate each month, to notify the Certificateholders, Noteholders and the Security Insurer (if any) of any item that appears substantially out of the ordinary, and to seek a written explanation thereof from the Servicer; however, neither the Trustee nor the Backup Servicer will be required to otherwise monitor the Servicer. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer, unless the Security Insurer, if any (prior to an Insurer Default), shall have appointed a different Backup Servicer or successor Servicer. To facilitate the transfer of servicing responsibility, the Servicer will deliver to the Trustee and the Backup Servicer each month a computer tape containing information with respect to the Receivables.

ADMINISTRATOR

         If an Administrator (the "Administrator") is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations require by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         The following discussion contains summaries of certain legal aspects of consumer motor vehicle retail installment sale contracts that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Receivables is located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables and the Financed Vehicles.

RIGHTS IN THE RECEIVABLES

         The Receivables are "chattel paper" as defined in the UCC as in effect in the States of Florida and Delaware. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by the NAFCO Transferors in Florida and by the Seller in Florida and Delaware. In addition, the documents evidencing the Receivables initially will be held by OFSA or any other Custodian specified in the related Prospectus Supplement on behalf of the related Trust.

         The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. The Originators will warrant in each Purchase Agreement with respect to the Receivables held by the related Trust, and in the related Trust Document the Seller will assign the right to enforce such warranties to the Trustee on behalf of such Trust and the Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Receivables have not been sold, pledged or assigned by the Originator or the Seller to any other person, and that it has good and indefeasible title thereto and is the sole

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owner thereof free of any Liens and that, immediately upon the transfer of the
Receivables to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of such warranties in a Purchase Agreement that materially and adversely affects the related Trust's, Security Insurer's (if any), Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), the applicable Originator will be obligated to repurchase such Receivable.

         Unless otherwise specified in the related Prospectus Supplement, OFSA as designee of NAFCO under a Custodial Agreement, on behalf of each Trust, will hold the original installment sale contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, the Originators will file UCC-1 financing statements in Florida and the Seller will file UCC-1 financing statements in Florida and Delaware to give notice of such Trust's ownership of the related Receivables and the related Trust Property. If held by OFSA, the Receivable Files will not be segregated and will not be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust.

         The Receivable Files, if held by NAFCO as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. Despite this precaution, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Description of the Purchase Agreements and the Trust Documents - Custody of Receivable Files"

SECURITY INTERESTS IN THE FINANCED VEHICLES

         Security interests in the Financed Vehicles must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. The practice of NAFCO is to take such action as is required to perfect its security interest under the laws of the state in which the Financed Vehicle is registered. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Financed Vehicle and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicles, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate NAFCO to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

         Pursuant to the related Trust Document, the Seller will assign the security interests in the Financed Vehicles assigned to it by the Originators or the special-purpose subsidiary of NAFCO that was assigned the security interest by the Originators under the related Purchase Agreement to the Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of the Originators, the Seller, the Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title (or other lien certificates) to identify the Trustee (or the Seller) as the new secured party and, accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title (or other lien certificate) relating to the Financed Vehicles. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Financed Vehicles only upon a Servicer Termination Event, or in an event of default under the Insurance Agreement, if any (prior to an Insurer Default), or (under certain circumstances and unless an Insurer Default shall have occurred and be continuing) at the request of the Security Insurer, if any. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of the Originator on the certificate of title should be sufficient to protect the related Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the related Financed Vehicle. However, in the absence of such an amendment, the security interest of the related Trust in the related Financed Vehicles might be defeated by, among others, the trustee in bankruptcy of the Originator or the Obligor. However, such failure would give rise to a Repurchase Event and obligate the Originator to repurchase the affected Receivable if the interest of the related Certificateholders, the Security Insurer, if any, Noteholders or Trust were materially and adversely affected.

         In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and thereafter until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly the secured party most surrender possession if it holds the certificate of title to such vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing its receivables portfolio, it is the practice of NAFCO to effect such re-perfection upon receipt of notice or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NAFCO must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Financed Vehicle, and the failure to take such steps would obligate the Servicer to purchase the related Receivable if such failure materially and adversely affects the interests of the related Certificateholders, the Security Insurer, if any, Noteholders and Trust in such Receivables.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. The Seller in the related Trust Document (and the Originator in the related Purchase Agreement) will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller (or the Originator), as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither the Originator nor the Servicer will be required to repurchase or purchase the related Receivable.

REPOSSESSION

         In the event of default by an Obligor, the owner of a retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by NAFCO in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to indemnify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of Financed Vehicles generally will be applied first to the expense of repossession and resale and then to the satisfaction of the related Receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale

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do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at significant discount or not paid at all. NAFCO generally seeks to recover any deficiency existing after repossession and sale of a Financed Vehicle.

         Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the vehicle, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the motor vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sale contract entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

         Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act (the "Odometer Act"), the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

         In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could

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affect the ability of an assignee, such as the Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

         The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Financed Vehicle may assert against the seller of such vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

         In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the purchaser may be able to assert a defense as to a retail installment sale contract against the seller of the motor vehicle.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

         The Seller will warrant in the related Trust Document (and the Originator will warrant in the related Purchase Agreement) that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate the Originator to repurchase the Receivable unless the breach were cured. Under each Purchase Agreement, the Originator will be required to indemnify the related Trust for any liability resulting from the failure of a Receivable to be in compliance with all requirements of law. See "Description of the Purchase Agreements and the Trust Documents--Sale and Assignment of the Receivables."

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy

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court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Thacher Proffitt & Wood, special federal tax counsel for the Seller ("Federal Tax Counsel") subject to the qualifications set forth herein. This summary is directed solely to prospective investors that hold Notes or Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below. The Placement Agent, NAFCO and the Seller make no representations regarding the tax consequences of purchase, ownership or disposition of the Notes or Certificates under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes or Certificates should consult their own tax advisors regarding such tax consequences.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. In addition, for purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         Certain Certificates ("Debt Certificates") may be issued hereunder that are intended to be treated as indebtedness for federal income tax purposes. In that event, the applicable Prospectus Supplement will disclose that intended treatment. For purposes of this summary,

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references to Notes and Noteholders are intended in all respects to refer to
Debt Certificates and holders thereof, including references to opinions as to federal income tax matters that will be delivered in connection with issuance of Notes. Conversely, references in this summary to Certificates and Certificateholders are not intended to refer to Debt Certificates and holders thereof.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

         The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated as a partnership or as a grantor trust under the Code. The Prospectus Supplement for each series of Certificateholders will specify whether the Trust will be treated as a partnership or a grantor trust for federal income tax purposes.

TRUSTS CLASSIFIED AS PARTNERSHIPS

CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

         With respect to each series in which the related Trust is intended to be classified as a partnership, Federal Tax Counsel will give its opinion that, assuming compliance with all provisions of the related Trust Agreement and related documents, the related Trust will be classified as a partnership and will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Notes and Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Federal Tax Counsel, subject to any qualifications set forth herein. In addition, Special Tax Counsel have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the characterization of the Notes as indebtedness and the classification of each Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates. This opinion will be based on the assumption that the terms of the related Trust Agreement and related documents will be complied with, and on counsel's conclusions that the (1) Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation or (2) if Certificates (other than Debt Certificates) are publicly traded, the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporation.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the partnership Certificates, and Noteholders or Certificateholders could be liable for any such tax that is unpaid by the Trust. In addition, if contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interest in the Trust. If so treated, the Trust might be an association or a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). See "Trusts Classified as Partnerships". Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAXATION OF NOTEHOLDERS

TREATMENT OF THE NOTES AND DEBT CERTIFICATES AS INDEBTEDNESS

         NAFCO, the Seller and the Noteholders will agree by their purchase of Notes, to treat the Notes (which term includes, for purposes of the discussion, Debt Certificates) as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. However, with respect to each series of Notes, Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that the Notes were not debt for federal income tax purposes, the Notes might be treated as equity interests in the Partnership Trust. If so, the Partnership Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes).

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations relating to original issue discount, and that any original issue discount on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued

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in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. Although not entirely clear, it appears that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the ShortTerm Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition cap, discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a

                                     - 68 -

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foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interest in the Trust. If so treated, the Trust might be an association or a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). See "Trusts Classified as Partnerships". Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Certificates generally will be subject to the same rules of taxation as Notes issued by a Trust, as described above. See "TAXATION OF
NOTEHOLDERS--TREATMENT OF THE NOTES AND DEBT CERTIFICATES AS INDEBTEDNESS".



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TAXATION OF OWNERS OF PARTNERSHIP

TREATMENT OF THE TRUST AS A PARTNERSHIP. If so specified in the related Prospectus Supplement, the Seller and NAFCO will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller), and the Notes being debt of the partnership. However, the proper characterizations of the arrangement involving the Trust, the Certificates, the Notes, the Seller and NAFCO is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership and not in an association or publicly traded partnership taxable as a corporation. See "Trusts Classified as Partnerships" and "Treatment of the Notes and Debt Certificates as Indebtedness - Possible Alternative Treatments of the Notes".

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS" and "BACKUP WITHHOLDING" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Documents). Unless otherwise disclosed in the applicable Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to the economic accrual of any discount on the Certificates, if the initial principal amount of the Certificate exceed their initial price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by the economic amortization of premium on certificates that corresponds to any excess of the initial price of Certificates over their initial principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may be liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. With respect to Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the Trust, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.


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         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Receivables will not be issued with original issue discount, and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by a new regime under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of a partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will be adopted in final (or temporary) form.


         POSSIBLE TAX-RELATED RESTRICTIONS ON TRANSFERS OF CERTIFICATES. In some circumstances, transfers of Certificates may be restricted in order to avoid having the Trust classified as a publicly traded partnership taxable as a corporation or to avoid the administrative complexities that would be associated with a deemed or constructive termination of the Trust. SEE "TRUSTS CLASSIFIED AS PARTNERSHIPS" and "TAX CONSEQUENCES TO THE HOLDERS OF CERTIFICATES -- SECTION 708 TERMINATION". In that event, the nature of such restrictions will be disclosed in the applicable Prospectus Supplement.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate does not exceed the adjusted basis of such Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. As discussed below, an investment in a Certificate may not be suitable for any non-U.S. person. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. persona without first considering the United States tax consequences of holding a Certificate. No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is not clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of approximately 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


TRUSTS TREATED AS GRANTOR TRUSTS

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

         CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Certificates, in the opinion of Federal Tax Counsel for such series, assuming compliance with all provisions of the related Trust Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation, and each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Trust assets included in the Grantor Trust Fund. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein. In addition, Special Tax Counsel have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences Grantor Trust Funds." and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES

         GENERAL. Holders of a particular series of Grantor Trust Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Receivables (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Certificate may differ significantly from the amount distributable thereon representing interest on the Receivables. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Certificates constituting stripped coupons) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Certificates of any series will depend on whether they are subject to the "stripped bond" rules of
Section 1286 of the Code. Grantor Trust Certificates may be subject to those rules if (i) a class of Grantor Trust Certificates constituting stripped coupons is issued as part of the same series of Certificates or (ii) the Seller or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Receivable. Further, an unreasonably high servicing fee retained by a seller or servicer may be treated as a retained ownership interest that constitutes a stripped coupon.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding

DE MINIMIS market discount. See "--TAXATION OF GRANTOR TRUST CERTIFICATES--MARKET DISCOUNT". Under the stripped bond rules, the holder of a Grantor Trust Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--TAXATION OF GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Receivables, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Receivables will not include any payments made in respect of any spread or any other ownership interest in the Receivables retained by the Seller, a Servicer, or its respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Certificates.

         In the case of a Grantor Trust Certificate acquired at a price equal to the principal amount of the Receivables allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Receivable prepays in full, the holder of a Grantor Trust Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Receivable. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Certificate and accounted for under a method consistent with Section 1272(a)(6) of the Code. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Seller nor any other person will make any representation that the Receivables will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Certificate, the Certificateholder will be required to report its share of the interest income on the Receivables in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Certificate to the extent it evidences an interest in Receivables issued with original issue discount.

         The original issue discount, if any, on the Receivables will equal the difference between the stated redemption price of such Receivables and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Receivable other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Receivable. In general, the issue price of a Receivable will be the amount received by the borrower from the lender and the stated redemption price of a Receivable will equal its principal amount.

         In the case of Receivables bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Receivables by the Trustee in preparing information returns to the Certificateholders and the IRS.

         Notwithstanding the general definition of original issue discount, original issue discount will be considered to be DE MINIMIS if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Receivable. For this purpose, the weighted average maturity of the Receivable will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Receivable, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Receivable. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Receivable. The OID Regulations also permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--MARKET DISCOUNT" below.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Receivable will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all asset-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Receivables in such series.

         A purchaser of a Grantor Trust Certificate (other than a Certificate subject to the stripped bond rules) that purchases such Grantor Trust Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Receivables held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Receivables. However, each such daily portion will be reduced, if the cost of such Grantor Trust Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Receivables held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Receivables. The adjusted issue price of a Receivable on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Receivable at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Receivable at the beginning of any accrual period will equal the issue price of such Receivable, increased by the aggregate amount of original issue discount with respect to such Receivable that accrued in prior accrual periods, and reduced by the amount of any payments made on such Receivable in prior accrual periods of amounts included in its stated redemption price.

         Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Servicer as applicable, in addition to its regular reports will provide to any holder of a Grantor Trust Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Certificates. See "--GRANTOR TRUST REPORTING" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to a Grantor Trust Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Receivable is considered to have been purchased at a "market discount", that is, in the case of a Receivable issued without original issue discount, at a purchase price less than its remaining stated redemption price or in the case of a Receivable issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Receivable, to the payment of stated redemption price on such Receivable that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Receivable with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the legislative history to Section 1276 of the Code apply. Under those rules, in each accrual period market discount on the Receivables should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Receivable issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Receivable as of the beginning of the accrual period, or (iii) in the case of a Receivable issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Receivable purchased at a discount in the secondary market.

         Because the Receivables will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Receivables generally will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Receivables multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY".

         Further, under the rules described above any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Receivables.

         PREMIUM. If a Certificateholder is treated as acquiring the underlying Receivables at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Receivables originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Receivables originated before September 28, 1985 or to Receivables for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Receivable and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Receivable prepays in full, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Receivable. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Certificate and accounted for under a method similar to that described for taking account of original issue discount on the Notes See "--NOTES --TAXATION OF OWNERS OF NOTES-ORIGINAL ISSUE DISCOUNT". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

           POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Certificates subject to the stripped bond rules would cease if the Receivables were prepaid in full, the Certificates subject to the stripped bond rules could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments but it appears that Certificates subject to the stripped bond rules, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Certificates subject to the stripped bond rules, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Certificates subject to the stripped bond rules are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Receivables. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

         Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Certificates subject to the stripped bond rules, the amount of income reported with respect thereto would be substantially similar to that described under "TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Certificates subject to the stripped bond rules.


         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Unless otherwise provided in the related Prospectus Supplement, as applicable, the Trustee or the Servicer will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Receivables and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         BACKUP WITHHOLDING. In general, the rules described in "--Notes--Backup Withholding with Respect to Notes" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to Notes applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Receivables were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, DEBT CERTIFICATES AND NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

PLAN ASSET REGULATIONS

         A Plan's investment in Securities may cause the underlying Receivables and other assets included in a related Trust to be deemed assets of such Plan.
Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (I.E., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Securities is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Receivables and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer, any Backup Servicer, any subservicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Receivables and other assets included in a Trust constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA or the Code.

         The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the Notes issued by a Trust are treated as debt under applicable law and do not have substantial equity features, the Receivables included in such Trust would not be treated as assets of Plan investors.

PROHIBITED TRANSACTION EXEMPTIONS

         In considering an investment in the Securities, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, regarding transactions effected by an "in-house asset manager".

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

         Plan fiduciaries should consider whether an individual prohibited transaction exemption has been issued with respect to the Securities being offered to such Plan. There can be no assurance that any of these exemptions will apply with respect to any particular Plan investment in the Securities or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the availability of these or other exemptions with respect to the Securities offered thereby and the eligibility of a class of securities for purchase by Plans.

CONSULTATION WITH COUNSEL

         Any Plan fiduciary which proposes to purchase Securities on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

         First Union Capital Markets Corp. may be designated as an underwriter in the related Prospectus Supplement. IronBrand Capital, LLC, an affiliate of the First Union Capital Markets Corp. (the "First Union Partner"), is a 15% limited partner of NAFCO. As part of a referral program, First Union National Bank of North Carolina, an affiliate of First Union Capital Markets Corp., is entitled to receive fees for referrals of credit applications to the extent the related motor vehicle retail installment contracts are acquired by ACCH. First Union National Bank of North Carolina or certain of its affiliates and ACCH are considering an expansion of the referral program. Based upon several factors, including the overall performance of the referral program and the total market value of NAFCO over a specified time period, the First Union Partner may increase its limited partnership interest in NAFCO to approximately 49%.

         In the ordinary course of their respective businesses, First Union Capital Markets Corp. and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NAFCO and its affiliates.

         The Prospectus and the related Prospectus Supplements may be used by First Union Capital Markets Corp. in connection with offers and sales related to market making transactions in any series of the Securities. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

         Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

         Each Underwriting Agreement will provide that NAFCO and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

         The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

         Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Thacher Proffitt & Wood, New York, New York.

                             INDEX OF DEFINED TERMS

401(c) Regulations............................................................86
Actuarial Receivables.........................................................28
Administration Agreement......................................................59
Administrative Receivables....................................................22
Administrator     ............................................................59
Aggregate Principal Balance...................................................13
Amortization Period...........................................................12
APR               ............................................................27
Backup Servicer   .............................................................4
Bankruptcy Laws   ............................................................54
Certificate Balance............................................................5
Certificate Distribution Account..............................................47
Certificate Majority..........................................................41
Certificate Owners............................................................19
Certificateholders.............................................................5
Certificates      .............................................................1
Code              ............................................................65
Collection Account............................................................15
Commission        .............................................................3
Computer Tape     ............................................................45
Cutoff Date       .............................................................1
Dealer Agreements ........................................................23, 31
Dealer Assignments............................................................23
Dealers           .........................................................8, 31
Debt Certificates ............................................................65
Defaulted Receivable..........................................................27
Definitive Certificates.......................................................41
Definitive Notes  ............................................................41
Depository        ............................................................33
Designated Accounts...........................................................47
Distribution Date ........................................................34, 49
DOL               ............................................................85
DTC               .............................................................2
Electronic Ledger ............................................................45
Eligible Account  ............................................................48
Eligible Investments..........................................................48
Eligible Servicer ............................................................55
ERISA             ............................................................84
Events of Default ............................................................37
Exchange Act      .............................................................3
Federal Tax Counsel...........................................................65
Financed Vehicles .............................................................8
First Union Partner...........................................................87
Foreign person    ............................................................68
FTC               ............................................................64
Indenture         .............................................................1
Indenture Trustee ..........................................................1, 5
Indirect participants.........................................................40
Insolvency Laws   ............................................................20
Insurance Agreement...........................................................53
Insurer Default   ............................................................16
Interest Rate     .............................................................7
IRS               ............................................................65
JMFE              ............................................................33
Lien              ............................................................45
Lockbox Account   ........................................................15, 48
Lockbox Bank      ........................................................15, 48
Monthly Period    ............................................................51
NAFCO             ..........................................................1, 4
NAFCO Transferor  .........................................................9, 24
Note Distribution Account.....................................................47
Note Majority     ............................................................36
Note Owners       ............................................................19
Noteholders       .............................................................7
Notes             .............................................................1
Obligor           ............................................................15
Obligors          ............................................................21
Odometer Act      ............................................................63
OFSA              ........................................................14, 33
OID Regulations   ............................................................66
Originators       .............................................................1
Participants      ............................................................40
Parties in Interest...........................................................85
Pass-Through Rate .............................................................5
Payment Date      ............................................................35
Plan Asset Regulations........................................................85
Plans             ............................................................84
Policy            ............................................................13
Pool Factor       ............................................................30
Pooling and Servicing Agreement................................................1
Pre-Funded Amount .........................................................9, 10
Pre-Funding Account...........................................................10
Pre-Funding Period............................................................10
Prepayment Assumption.........................................................78
Prospectus Supplement..........................................................1
PTCE              ............................................................85
Purchase Agreement.........................................................9, 43
Purchase Amount   ............................................................46
Qualified stated interest.....................................................78
Rating Agency     ............................................................18
Receivable Files  ........................................................47, 60
Receivables       ..........................................................1, 8
Receivables Pool  .............................................................8
Registration Statement.........................................................3
Related Documents ............................................................39
Relief Act        ............................................................44
Repurchase Event  ................................................10, 17, 46, 60
Required Deposit Rating.......................................................48
Retained Interest ............................................................13
Revolving Period  ............................................................11
Rule of 78's Receivables......................................................28
Rules             ............................................................40
Sale and Servicing Agreement...................................................1
Schedule of Receivables.......................................................44
Securities        .............................................................1
Security Insurer  ............................................................13
Securityholders   .............................................................3
Seller            ......................................................1, 4, 30
Servicer          .........................................................4, 31
Servicer Responsible Officer..................................................52
Servicer Termination Events...................................................54
Servicer's Certificate........................................................41

Servicing Agreement...........................................................32
Servicing Fee     ............................................................13
Short-Term Note   ............................................................68
Simple Interest Receivables...................................................28
Strip Certificates.............................................................5
Strip Notes       .............................................................7
Subsequent Receivables......................................................1, 9
Subservicing Agreement....................................................14, 26
Trust             ..........................................................1, 4
Trust Agreement   .............................................................1
Trust Documents   .........................................................1, 43
Trust Property    ..........................................................1, 8
Trustee           ..........................................................1, 4
UCC               ............................................................20
Underwriting Agreement........................................................87
Warranty Receivables..........................................................22
World Omni        ............................................................33

================================================================================

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NAFCO, THE SELLER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                            -------------------------
                                TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT                            Page

Reports to Certificateholders................................................S-2
Incorporation of Certain Documents by Reference..............................S-2
Summary of the Terms of the Certificates.....................................S-4
Risk Factors................................................................S-16
The Trust  .................................................................S-18
Use of Proceeds ............................................................S-19
The Receivables Pool........................................................S-19
The Certificate Insurer.....................................................S-28
The Certificates............................................................S-30
The Pooling and Servicing Agreement.........................................S-42
The Purchase Agreements.....................................................S-52
The Certificate Policy......................................................S-53
Certain Federal Income Tax Consequences.....................................S-55
ERISA Considerations........................................................S-65
Underwriting................................................................S-66
Legal Matters...............................................................S-67
Ratings    .................................................................S-67
Experts    .................................................................S-67
Annex I    ..................................................................A-1

                                   PROSPECTUS

Available Information..........................................................3
Reports to Securityholders.....................................................3
Incorporation of Certain Documents by Reference................................3
Prospectus Summary.............................................................4
Risk Factors..................................................................20
The Trusts....................................................................23
The Receivables...............................................................24
Yield and Prepayment Considerations...........................................29
Pool Factor...................................................................30
Use of Proceeds...............................................................30
The Seller....................................................................30
National Auto Finance Company L.P.............................................31
Omni Financial Services of America, Inc.......................................33
The Certificates..............................................................33
The Notes.....................................................................34
Certain Information Regarding the Securities..................................40
Description of the Purchase Agreements and the
 Trust Documents..............................................................43
Certain Legal Aspects of the Receivables......................................59
Certain Federal Income Tax Consequences.......................................65
Trusts Classified as Partnerships.............................................66
Trusts Treated as Grantor Trusts..............................................75
State and Other Tax Considerations............................................84
ERISA Considerations..........................................................84
Plan of Distribution..........................................................87
Legal Matters.................................................................88
Index of Defined Terms........................................................89

                            -------------------------

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN

================================================================================






                       NATIONAL AUTO FINANCE 1996-1 TRUST



                                  $62,098,000
                           % AUTOMOBILE RECEIVABLES-
                              BACKED CERTIFICATES

                     NATIONAL FINANCIAL AUTO FUNDING TRUST
                                    (SELLER)

                       NATIONAL AUTO FINANCE COMPANY L.P.
                                   (SERVICER)






                             ----------------------

                             PROSPECTUS SUPPLEMENT

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